   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1995

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                  PFIZER INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        2834                    13-5315170
(State of other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
             of               Classification Code Number)    Identification No.)
      incorporation or
       organization)

                 235 EAST 42ND STREET NEW YORK, NEW YORK 10017
                                 (212) 573-2323
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           TERENCE J. GALLAGHER, ESQ.
                                  PFIZER INC.
                              235 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 573-2323
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
        UPON CONSUMMATION OF THE MERGER DESCRIBED IN THE ENCLOSED PROXY
                             STATEMENT/PROSPECTUS.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED
                                                   PROPOSED          MAXIMUM
                                  AMOUNT TO         MAXIMUM         AGGREGATE        AMOUNT OF
  TITLE OF SECURITIES TO BE          BE         OFFERING PRICE      OFFERING       REGISTRATION
         REGISTERED            REGISTERED (1)    PER UNIT (2)       PRICE (2)         FEE (3)
Common Stock, $.10 par value,
 together with the associated
 Preferred Stock Purchase
 Rights......................  2,211,574 shs.       $19.50       $174,164,770.52    $27,003.65

(1) This Registration Statement covers the maximum number of shares of the Registrant's common stock that may be issued in connection with the merger and the other transactions described in the enclosed Proxy Statement/Prospectus.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) based on the average of the high and low prices of the shares of common stock of NAMIC U.S.A. Corporation on the Nasdaq National Market System on February 9, 1995 ($19.50) and the maximum number of such shares (8,990,502) that may be exchanged for the securities being registered. In addition, according to Rule 457(f)(3), the amount of $1,150,018.48, which represents the amount of cash to be paid by the Registrant in connection with the exchange, has been deducted from the value of the securities to be received by the Registrant in the exchange.

(3) The required fee of $60,056.82 pursuant to Section 6(b) of the Securities Act of 1933 has been reduced, in accordance with Rule 457(b) thereunder, by $33,053.17, the amount of the fee previously paid to the Commission with respect to the Merger.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  PFIZER INC.
                             CROSS REFERENCE SHEET
                     PURSUANT TO ITEM 501 OF REGULATION S-K

FORM S-4 ITEM NUMBER AND CAPTION                                         LOCATION IN PROXY STATEMENT/PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
 1.        Forepart of Registration Statement and Outside Front
            Cover Page of Prospectus............................  Outside Front Cover Page of Proxy
                                                                   Statement/Prospectus
 2.        Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page of Proxy Statement/
                                                                   Prospectus
 3.        Risk Factors, Ratio of Earnings to Fixed Charges and
            Other Information...................................  Summary
 4.        Terms of the Transaction.............................  Proxy Statement/Prospectus Cover Page; Summary; The
                                                                   Merger; Comparative Rights of NAMIC's Stockholders
                                                                   and Pfizer's Stockholders
 5.        Pro Forma Financial Information......................  Selected Financial Data
 6.        Material Contacts with the Company Being Acquired....  The Merger; Existing Relationships between Pfizer and
                                                                   NAMIC
 7.        Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters.......  Not Applicable
 8.        Interests of Named Experts and Counsel...............  Not Applicable
 9.        Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable

B. INFORMATION ABOUT THE REGISTRANT
10.        Information With Respect to S-3 Registrants..........  Incorporation of Certain Documents by Reference;
                                                                   Summary
11.        Incorporation of Certain Information by Reference....  Incorporation of Certain Documents by Reference
12.        Information With Respect to S-2 or S-3 Registrants...  Not Applicable
13.        Incorporation of Certain Information by Reference....  Not Applicable
14.        Information With Respect to Registrants Other Than
            S-3 or S-2 Registrants..............................  Not Applicable

FORM S-4 ITEM NUMBER AND CAPTION                                         LOCATION IN PROXY STATEMENT/PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.        Information With Respect to S-3 Companies............  Not Applicable
16.        Information With Respect to S-2 or S-3 Companies.....  Not Applicable
17.        Information With Respect to Companies Other Than S-3
            or S-2 Companies....................................  Summary; Business of NAMIC; NAMIC Management's
                                                                   Discussion and Analysis of Financial Condition and
                                                                   Results of Operations; Existing Relationships
                                                                   Between Pfizer and NAMIC; Security Ownership of
                                                                   Certain Beneficial Owners and Management of NAMIC;
                                                                   Management of NAMIC; NAMIC Executive Compensation;
                                                                   Certain Relationships and Related Transactions of
                                                                   NAMIC; Comparative Rights of NAMIC's Stockholders
                                                                   and Pfizer's Stockholders; NAMIC's Consolidated
                                                                   Financial Statements.
D. VOTING AND MANAGEMENT INFORMATION
18.        Information if Proxies, Consents or Authorizations
            are to be Solicited.................................  Summary; The Special Meeting; The Merger
19.        Information if Proxies, Consents or Authorizations
            are not to be Solicited, or in an Exchange Offer....  Not Applicable

                            NAMIC U.S.A. CORPORATION
                                 PRUYN'S ISLAND
                          GLENS FALLS, NEW YORK 12801
                                                               February 14, 1995
Dear Stockholder:

    You are cordially invited to attend a special meeting (the "Special Meeting") of the stockholders of NAMIC U.S.A. Corporation ("NAMIC"), which will be held at The Rockefeller Center Club, 30 Rockefeller Plaza, Radio City Room, 64th Floor, New York, New York 10112, on March 16, 1995, at 9:00 a.m. E.S.T.

    At the Special Meeting, you will be asked to approve and adopt (1) the Amended and Restated Agreement and Plan of Merger, dated as of October 31, 1994 (the "Merger Agreement"), among NAMIC, Pfizer Inc. ("Pfizer"), and Dart Acquisition Corporation ("Merger Sub"), a newly-formed Delaware corporation and a wholly-owned subsidiary of Pfizer, and (2) the merger (the "Merger") of Merger Sub with and into NAMIC, with NAMIC surviving the Merger as a wholly-owned subsidiary of Pfizer. In connection with the Merger, NAMIC stockholders will receive, for each outstanding share of common stock of NAMIC, .24599 of one share of common stock of Pfizer and, since the effective time of the Merger is after the record date for the dividend of $.52 per share declared by Pfizer's Board of Directors on the Pfizer common stock in the first quarter of calendar year 1995, a cash payment equal to the product of .24599 and the amount of such per share quarterly cash dividend. Following the Merger, I will continue as the President and Chief Executive Officer of NAMIC, with NAMIC's current management team (other than Phillip H. Morse) and associate personnel also continuing in place.

    Approval and adoption of the Merger Agreement and the Merger require the affirmative vote of the holders of a majority of the outstanding shares of NAMIC common stock. As disclosed in the Proxy Statement/Prospectus accompanying this letter, Phillip H. Morse, the Chairman of the Board of Directors of NAMIC, and his brother, Richard H. Morse, who together hold approximately 63% of NAMIC's outstanding common stock, have entered into agreements with Pfizer obligating them to vote in favor of the Merger Agreement and the Merger and against approval of any proposal made in opposition to or in competition with the Merger Agreement and the Merger. Accordingly, approval and adoption of the Merger Agreement and the Merger are assured.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED MERGER AND HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF, AND IS ON TERMS THAT ARE FAIR TO, NAMIC AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT THE STOCKHOLDERS OF NAMIC APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

    The enclosed Proxy Statement/Prospectus describes the Merger in greater detail and sets forth certain other important information. Please read it carefully.

    We hope that you will be able to attend the Special Meeting. However, whether or not you plan to attend, I urge you to complete, date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented at the Special Meeting. If you do attend, you will, of course, be entitled to vote in person, and such vote will revoke your proxy.

                                          Sincerely,

                                          Cynthia L. Morris
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            NAMIC U.S.A. CORPORATION
                                 PRUYN'S ISLAND
                          GLENS FALLS, NEW YORK 12801
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               ------------------

    NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the stockholders of NAMIC U.S.A. Corporation, a Delaware corporation ("NAMIC"), will be held at The Rockefeller Center Club, 30 Rockefeller Plaza, Radio City Room, 64th Floor, New York, New York 10112, on March 16, 1995, at 9:00 a.m. E.S.T. to consider and vote upon a proposal to approve and adopt (a) the Amended and Restated Agreement and Plan of Merger, dated as of October 31, 1994 (the "Merger Agreement"), among NAMIC, Pfizer Inc., a Delaware corporation ("Pfizer"), and Dart Acquisition Corporation ("Merger Sub"), a newly-formed Delaware corporation and a wholly-owned subsidiary of Pfizer, and (b) the merger (the "Merger") of Merger Sub with and into NAMIC, with NAMIC surviving the Merger as a wholly-owned subsidiary of Pfizer, whereby: (i) each issued and outstanding share of Common Stock, $.01 par value, of NAMIC (the "NAMIC Common Stock") will be converted into .24599 of one share of the Common Stock, $.10 par value, of Pfizer (the "Pfizer Common Stock") and, since the effective time of the Merger is after the record date for the dividend of $.52 per share declared by Pfizer's Board of Directors on the Pfizer Common Stock in the first quarter of calendar year 1995, a cash payment equal to the product of .24599 and the amount of such per share quarterly cash dividend; and (ii) each outstanding option to purchase NAMIC Common Stock, whether or not then exercisable, will be converted into the right to receive a cash payment (net of any withholding tax) in an amount equal to the excess of $18.00 over the per share exercise price of such option.

    The Merger is more fully described in the Merger Agreement, which is attached in its entirety as Appendix A to the Proxy Statement/Prospectus accompanying this Notice of Special Meeting of Stockholders.

    Only stockholders of record of NAMIC at the close of business on January 30, 1995 are entitled to notice of and to vote at the Special Meeting or any adjournment(s) or postponement(s) thereof. The affirmative vote of a majority of the votes that stockholders of record of NAMIC Common Stock are entitled to cast is necessary to approve and adopt the Merger Agreement and the Merger.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          DAVID W. GILMOUR
                                          CHIEF FINANCIAL OFFICER, TREASURER AND
                                          SECRETARY

Glens Falls, New York
February 14, 1995

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT/PROSPECTUS AND COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.

                            NAMIC U.S.A. CORPORATION
                                PROXY STATEMENT
                            ------------------------

                                  PFIZER INC.
                                   PROSPECTUS

                            FOR A SPECIAL MEETING OF
                    STOCKHOLDERS OF NAMIC U.S.A. CORPORATION
                          TO BE HELD ON MARCH 16, 1995

    NAMIC U.S.A. Corporation, a Delaware corporation ("NAMIC"), is furnishing this Proxy Statement/Prospectus to its stockholders in connection with the solicitation of proxies by the Board of Directors of NAMIC for use at a special meeting of its stockholders to be held at The Rockefeller Center Club, 30 Rockefeller Plaza, Radio City Room, 64th Floor, New York, New York 10112 on March 16, 1995, at 9:00 a.m. E.S.T., and at any adjournment(s) or postponement(s) thereof (the "Special Meeting").

    At the Special Meeting, NAMIC stockholders will consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of October 31, 1994 (the "Merger Agreement"), among NAMIC, Pfizer Inc., a Delaware corporation ("Pfizer"), and Dart Acquisition Corporation ("Merger Sub"), a newly-formed Delaware corporation and a wholly-owned subsidiary of Pfizer. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into NAMIC (the "Merger"), with NAMIC surviving the Merger as a wholly-owned subsidiary of Pfizer (the "Surviving Corporation"). Each issued and outstanding share of Common Stock, par value $.01 per share, of NAMIC (the "NAMIC Common Stock") held immediately prior to the Merger (other than (i) shares held by Pfizer or any direct or indirect wholly-owned subsidiary of Pfizer and (ii) shares held by holders who properly exercise their appraisal rights under Delaware law), will be converted into .24599 of one share of Common Stock, par value $.10 per share, of Pfizer (the "Pfizer Common Stock") and, since the effective time of the Merger is after the record date for the dividend of $.52 per share declared by Pfizer's Board of Directors on the Pfizer Common Stock in the first quarter of calendar year 1995, a cash payment equal to the product of .24599 and the amount of such per share quarterly cash dividend. NAMIC stockholders will receive cash in lieu of any fractional shares of Pfizer Common Stock that otherwise would have been issued in the Merger. See "THE MERGER -- Merger Consideration" and "-- Fractional Shares."

    The outstanding shares of Pfizer Common Stock are listed for trading on the New York Stock Exchange (the "NYSE"). The per share closing price of the Pfizer Common Stock on the NYSE Composite Tape on February 13, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $80.63. The outstanding shares of NAMIC Common Stock are included for trading on the Nasdaq National Market. The last reported per share sale price of the NAMIC Common Stock on the Nasdaq National Market on February 13, 1995 was $19.50. The market price of the Pfizer Common Stock to be received in the Merger is subject to fluctuation. Fluctuations in the market price of Pfizer Common Stock will result in an increase or decrease in the value of the consideration to be received by holders of NAMIC Common Stock in the Merger. Using the per share closing price of the Pfizer Common Stock on the NYSE Composite Tape on February 13, 1995, the market value of .24599 of one share of Pfizer Common Stock on that date would have been $19.83. NAMIC stockholders are advised to obtain current market quotations for the Pfizer Common Stock. See "Comparative Per Share Market and Dividend Information."

    As described elsewhere in this Proxy Statement/Prospectus, holders of NAMIC Common Stock will have appraisal rights under Delaware law as dissenting stockholders in connection with the Merger. See "THE MERGER -- Rights of Dissenting Stockholders."

    Stockholders are urged to read and carefully consider the information contained in this Proxy Statement/Prospectus and the Appendices attached hereto.
                            ------------------------

    THE SHARES OF PFIZER COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

 This Proxy Statement/Prospectus and the accompanying Notice of Special Meeting of Stockholders
and Proxy Card are first being mailed to NAMIC stockholders on or about February
                                   15, 1995.

                            ------------------------
                            ------------------------

    This Proxy Statement/Prospectus also constitutes the Prospectus of Pfizer filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Pfizer Common Stock issuable in connection with the Merger.

    All information concerning Pfizer contained in this Proxy Statement/Prospectus has been furnished by Pfizer and all information concerning NAMIC prior to the Merger contained in this Proxy Statement/Prospectus has been furnished by NAMIC.

                             AVAILABLE INFORMATION

    Pfizer and NAMIC are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission located at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning Pfizer are available at the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005, on which shares of Pfizer Common Stock are listed.

    This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THE SECRETARY OF PFIZER INC., 235 E. 42ND STREET, NEW YORK, NEW YORK 10017, TELEPHONE NUMBER (212) 573-2323. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE FEBRUARY 27, 1995.

                                      (ii)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Pfizer with the Commission pursuant to the Exchange Act are incorporated herein by reference:

    (1)  Pfizer's Annual  Report on  Form 10-K for  the year  ended December 31,
       1993;

    (2) Pfizer's Quarterly Reports on Form 10-Q for the periods ended April 3, July 3 and October 2, 1994;

    (3) Pfizer's Current Report on Form 8-K dated June 23, 1994;

    (4) Pfizer's Current Report on Form 8-K dated December 13, 1994;

    (5) Pfizer's Current Report on Form 8-K dated January 26, 1995;

    (6) Pfizer's Current Report on Form 8-K dated February 7, 1995; and

    (7) The description of Pfizer's Common Stock set forth in Pfizer's registration statement filed under the Exchange Act, including all amendments and reports updating such description.

    All documents filed by Pfizer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be made a part hereof from the date any such document is filed.

    Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

    NO  PERSON  IS  AUTHORIZED   TO  GIVE  ANY  INFORMATION   OR  TO  MAKE   ANY
REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATION WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PFIZER OR NAMIC. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OF ANY PFIZER COMMON STOCK TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PFIZER OR NAMIC SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

NAMIC-REGISTERED TRADEMARK-, MORSE-REGISTERED TRADEMARK-, SOSA-REGISTERED TRADEMARK-, PERCEPTOR-REGISTERED TRADEMARK- AND PROTECTION STATION-REGISTERED TRADEMARK- ARE REGISTERED TRADEMARKS, AND ARIA-TM-, EPIC-TM-, SELECTOR-TM-,
CONTRAST CONTROLLER-TM- AND FLEXCIL-TM- ARE TRADENAMES, OF NAMIC U.S.A. CORPORATION.

       The date of this Proxy Statement/Prospectus is February 14, 1995.

                                     (iii)

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................         ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................        iii

SUMMARY....................................................................................................          1
  The Parties..............................................................................................          1
  Special Meeting..........................................................................................          1
  The Merger...............................................................................................          2
  Recent Developments......................................................................................          7
  Selected Financial Data..................................................................................          8
  Comparative Per Share Data...............................................................................         13
  Comparative Per Share Market and Dividend Information....................................................         13

THE SPECIAL MEETING........................................................................................         15
  Date, Time and Place of Meeting..........................................................................         15
  Record Date and Outstanding Shares.......................................................................         15
  Voting of Proxies........................................................................................         15
  Vote Required............................................................................................         15
  Solicitation of Proxies and Expenses.....................................................................         15

THE MERGER.................................................................................................         16
  General..................................................................................................         16
  Background of the Merger.................................................................................         16
  Reasons for the Merger...................................................................................         19
  Merger Consideration.....................................................................................         21
  Opinion of Financial Advisor of NAMIC....................................................................         22
  Voting Agreements........................................................................................         27
  Management and Operations After the Merger; Employment Agreements........................................         27
  Indemnification..........................................................................................         29
  Effective Time and Closing Date..........................................................................         29
  Fractional Shares........................................................................................         29
  Exchange of Certificates.................................................................................         29
  Rights of Dissenting Stockholders........................................................................         30
  Conflicts of Interest....................................................................................         32
  Effect on Employees and Employee Benefit Plans of NAMIC..................................................         33
  Representations and Warranties...........................................................................         34
  Conditions to the Merger.................................................................................         34
  Regulatory Approvals.....................................................................................         35
  Waiver and Amendment; Termination and Termination Fee....................................................         35
  No Solicitation..........................................................................................         36
  Conduct of Business Pending the Merger...................................................................         37
  Expenses.................................................................................................         38
  Accounting Treatment.....................................................................................         38
  Resale of Pfizer Common Stock by Affiliates..............................................................         38
  Certain Federal Income Tax Considerations................................................................         38
  Stock Exchange Listing...................................................................................         41

BUSINESS OF NAMIC..........................................................................................         41
  Introduction.............................................................................................         41
  Markets and Market Influences............................................................................         42
  National Health Care Reform..............................................................................         44
  Customers................................................................................................         44

                                      (iv)

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
  Key Product Lines........................................................................................         44
  Marketing and Distribution...............................................................................         47
  Competition..............................................................................................         47
  Manufacturing and Quality Assurance......................................................................         47
  Company Workforce........................................................................................         48
  Government Regulation....................................................................................         48
  Patents, Proprietary Rights and Trademarks...............................................................         49
  Properties...............................................................................................         49
  Legal Proceedings........................................................................................         49

NAMIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS................         50
  Results of Operations....................................................................................         50
  Financial Condition and Liquidity........................................................................         52
  Foreign Currency Exposure................................................................................         53
  Adoption of SFAS No. 109.................................................................................         53
  Inflation................................................................................................         53
  National Health Care Reform..............................................................................         53
  Change in Accountants....................................................................................         53

EXISTING RELATIONSHIPS BETWEEN PFIZER AND NAMIC............................................................         54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NAMIC....................................         55

MANAGEMENT OF NAMIC........................................................................................         56
  Executive Officers and Directors.........................................................................         56
  Significant Associates...................................................................................         57

NAMIC EXECUTIVE COMPENSATION...............................................................................         57
  Summary Compensation Table...............................................................................         57
  Stock Option Grants......................................................................................         58
  Stock Option Exercises...................................................................................         59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF NAMIC....................................................         59

DESCRIPTION OF PFIZER CAPITAL STOCK........................................................................         60
  Common Stock.............................................................................................         60
  Preferred Stock..........................................................................................         60

CERTAIN ANTI-TAKEOVER PROVISIONS...........................................................................         60
  State Takeover Legislation...............................................................................         60
  Stockholder Rights Plan..................................................................................         61
  Amendments to Certificate of Incorporation...............................................................         63
  Special Charter Provisions...............................................................................         63

COMPARATIVE RIGHTS OF NAMIC'S STOCKHOLDERS AND PFIZER'S STOCKHOLDERS.......................................         64
  Stockholder Action.......................................................................................         65
  Special Stockholder Meetings.............................................................................         65
  Removal of Directors.....................................................................................         65
  Vacancies on the Board...................................................................................         65
  Indemnification of Directors.............................................................................         65

LEGAL MATTERS..............................................................................................         66

EXPERTS....................................................................................................         66

                                      (v)

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
PROPOSALS BY NAMIC'S STOCKHOLDERS..........................................................................         67

NAMIC'S CONSOLIDATED FINANCIAL STATEMENTS..................................................................        F-1

Appendix A -- Amended and Restated Agreement and Plan of Merger, dated as of
              October 31, 1994 among NAMIC U.S.A. Corporation, Pfizer Inc. and Dart Acquisition Corporation
Appendix B -- Voting Agreement and Irrevocable Proxy, dated as of October 31,
              1994, between Pfizer Inc. and Phillip H. Morse
Appendix C -- Voting Agreement and Irrevocable Proxy, dated as of October 31,
              1994, between Pfizer Inc. and Richard H. Morse
Appendix D -- Opinion of Dillon, Read & Co., Inc. dated October 30, 1994 Appendix E -- Section 262 of the General Corporation Law of the State of
              Delaware

                                      (vi)

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING PFIZER, NAMIC AND THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING AND REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, IN THE ATTACHED APPENDICES AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. NAMIC STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT/PROSPECTUS AND THE ATTACHED APPENDICES IN THEIR ENTIRETY.

                                  THE PARTIES

PFIZER

    Pfizer is a diversified, research-based health care company with global operations. Pfizer discovers, develops, manufactures and sells technology-intensive products in four business segments: Health Care, which includes a broad range of prescription pharmaceuticals, orthopedic implants, medical devices and surgical equipment; Consumer Health Care, which includes a variety of nonprescription drugs and personal care products; Animal Health, which includes animal health products and feed supplements; and Food Science, which includes ingredients for the food and beverage industries. Additionally, Pfizer's Financial Subsidiaries include a banking operation in Europe and a small captive insurance operation. Unless otherwise indicated, all references in this Proxy Statement/ Prospectus to Pfizer include Pfizer and its subsidiaries.

    Pfizer's principal executive office is located at 235 East 42nd Street, New York, New York 10017, and its telephone number is (212) 573-2323.

NAMIC

    NAMIC designs, manufactures and markets a broad range of single-patient use medical products, offered individually and in customized kits, primarily for use in the diagnosis and treatment of atherosclerotic cardiovascular disease. NAMIC's products are used by physicians and skilled clinical staff for fluid administration and waste containment during angiography and angioplasty. NAMIC's products are designed to improve the quality of patient care, to enhance the safety of patients and medical personnel and to help control hospital costs. Unless otherwise indicated, all references in this Proxy Statement/Prospectus to NAMIC include its predecessors and its wholly-owned subsidiaries NAMIC International, Inc. ("NAMIC International"), NAMIC Caribe, Inc. ("NAMIC Caribe"), NAMIC Eireann B.V. and NAMIC Eireann Limited.

    NAMIC's principal executive office is located at Pruyn's Island, Glens Falls, New York 12801, and its telephone number is (518) 798-0067.

                                SPECIAL MEETING

DATE, TIME AND PLACE

    The Special Meeting will be held at The Rockefeller Center Club, 30 Rockefeller Plaza, Radio City Room, 64th Floor, New York, New York 10112 on March 16, 1995, at 9:00 a.m. E.S.T.

PURPOSE OF SPECIAL MEETING

    At the Special Meeting, holders of NAMIC Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger.

RECORD DATE

    Holders of record of NAMIC Common Stock on January 30, 1995 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 8,896,262 shares of NAMIC Common Stock, each of which will be entitled to one vote on each matter to be acted upon.

VOTE REQUIRED

    Approval and adoption of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of NAMIC Common Stock entitled to vote. Phillip H. Morse, the Chairman of the NAMIC Board of Directors, who owned beneficially 4,455,662 outstanding shares of NAMIC Common Stock on the Record Date (constituting approximately 50.1% of the NAMIC Common Stock then outstanding), and his brother Richard H. Morse, who owned 1,146,900 outstanding shares of NAMIC Common Stock on the Record Date (constituting approximately 12.9% of the NAMIC Common Stock then outstanding), have entered into agreements with Pfizer obligating them to vote in favor of approval and adoption of the Merger Agreement and the Merger and against the approval of any proposal made in opposition to or in competition with the Merger. All of the executive officers and directors of NAMIC, other than Phillip
H. Morse, collectively held approximately 3.5% of the NAMIC Common Stock outstanding on the Record Date. All NAMIC executive officers and directors have advised NAMIC of their intention to vote or direct the vote of all shares of NAMIC Common Stock held by them for approval and adoption of the Merger Agreement and the Merger, subject to and consistent with any fiduciary obligations in the case of shares, if any, held as a fiduciary. ACCORDINGLY, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER BY NAMIC'S STOCKHOLDERS ARE ASSURED. Nonetheless, consummation of the Merger is subject to a number of conditions, as described below.

                                   THE MERGER

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXTS OF THE MERGER AGREEMENT AND THE VOTING AGREEMENTS, WHICH ARE ATTACHED HERETO AS APPENDICES A, B AND C, RESPECTIVELY, AND INCORPORATED BY REFERENCE HEREIN.

GENERAL

    Pursuant to the Merger Agreement, Merger Sub will be merged with and into NAMIC, with NAMIC surviving the Merger as a direct wholly-owned subsidiary of Pfizer. See "THE MERGER -- General."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF NAMIC

    The Board of Directors of NAMIC has unanimously approved and adopted the Merger Agreement and the Merger and has determined that the Merger is in the best interests of, and is on terms that are fair to, NAMIC and NAMIC's stockholders. The NAMIC Board of Directors unanimously recommends approval and adoption of the Merger Agreement and the Merger by NAMIC's stockholders. The primary factors considered and relied upon by the NAMIC Board of Directors in reaching its recommendation are referred to in "THE MERGER -- Reasons for the Merger."

MERGER CONSIDERATION

    Subject to the terms and conditions set forth in the Merger Agreement, each share of NAMIC Common Stock issued and outstanding immediately prior to the Effective Time (as hereinafter defined), other than (i) shares held by Pfizer or any direct or indirect wholly-owned subsidiary of Pfizer and (ii) shares held by holders who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive .24599 of one share (the "Exchange Ratio") of Pfizer Common Stock (the "Merger Consideration"). Since the Effective Time is after the record date for the dividend of $.52 per share declared by Pfizer's Board of Directors on Pfizer Common Stock in the first quarter of calendar year 1995, each such share of NAMIC Common Stock will also evidence the right to receive from Pfizer a cash payment equal to the product of (i) .24599 and (ii) the amount of the per share cash dividend declared by Pfizer's Board of Directors on Pfizer Common Stock in the first quarter of calendar year 1995 (the "Cash Consideration"). Pursuant to the terms of the Merger Agreement, cash will be paid in lieu of fractional shares of Pfizer Common Stock. Each share of Merger Sub common stock issued and outstanding at the Effective Time will be converted into one share of the common stock of the Surviving Corporation.

    Based on the per share closing price of Pfizer Common Stock reported on the NYSE Composite Tape for October 28, 1994, the last trading day before the public announcement of the proposed Merger, the market value of the Merger Consideration would have been $18.05 per share of NAMIC Common Stock. Based on the per share closing price of Pfizer Common Stock reported on the NYSE Composite Tape for February 13, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, the market value of the Merger Consideration would have been $19.83 per share of NAMIC Common Stock. The market price of the Pfizer Common Stock to be received in the Merger is subject to fluctuation. Fluctuations in the market price of Pfizer Common Stock will result in an increase or decrease in the value of the Merger Consideration to be received by NAMIC stockholders in the Merger. The number of shares of Pfizer Common Stock to be received for each share of NAMIC Common Stock has been fixed at .24599. The market value of the Merger Consideration at the time of the Merger will depend upon the market price of Pfizer Common Stock at such time. Stockholders of NAMIC are advised to obtain current market quotations for the Pfizer Common Stock. See "Comparative Per Share Market and Dividend Information."

    Pursuant to the terms of the Merger Agreement, each holder of an option to purchase NAMIC Common Stock that is outstanding immediately prior to the Effective Time, whether or not then exercisable or fully vested, will be entitled to receive from NAMIC, for each share of NAMIC Common Stock subject to such option, an amount (net of any applicable withholding tax) in cash equal to the excess, if any, of $18.00 over the per share exercise price of such option. See "The MERGER -- Merger Consideration."

VOTING AGREEMENTS

    In connection with the execution of the Merger Agreement and to facilitate the consummation of the Merger, Pfizer entered into separate Voting Agreements and Irrevocable Proxies, each dated as of October 31, 1994 (each, a "Voting Agreement" and, collectively, the "Voting Agreements"), with Phillip H. Morse, the Chairman of the Board of NAMIC, and his brother, Richard H. Morse (each, a "Stockholder" and, collectively, the "Stockholders"). Pursuant to the Voting Agreements, Phillip H. Morse and Richard H. Morse represented that they beneficially owned 4,455,662 and 1,146,900 shares, respectively, of NAMIC Common Stock as of the date of the Voting Agreements, which shares together constitute approximately 63% of the outstanding shares of NAMIC Common Stock and are sufficient to approve the consummation of the Merger without the approval of any other stockholder of NAMIC. Each Stockholder agreed that at any meeting of the stockholders of NAMIC, however called, and in any action by written consent of the stockholders of NAMIC, such Stockholder will (a) vote all of such shares of NAMIC Common Stock in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated thereby and (b) during the period commencing on October 31, 1994 and ending on October 31, 1995, vote such shares of NAMIC Common Stock against any (i) merger, consolidation, share exchange, business combination or other similar transaction pursuant to which control of NAMIC would be transferred to any person other than Pfizer or (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of NAMIC taken as a whole, in a single transaction or a series of transactions. Each Stockholder has also granted Pfizer an irrevocable proxy to vote his shares of NAMIC Common Stock as specified above in the event that such Stockholder fails to vote such shares. In addition, each Stockholder has agreed not to sell in excess of 10% of the shares of NAMIC Common Stock beneficially owned by him as of October 31, 1994 during the term of the Voting Agreements.

    The Voting Agreements are intended to ensure that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, the Voting Agreements may have the effect of discouraging persons who now or prior to the Effective Time might be interested in acquiring all or a significant interest in NAMIC from proposing or making such an acquisition, even if such persons were prepared to pay a higher price per share for NAMIC Common Stock than the price per share implicit in the Merger Consideration. See "THE MERGER -- Voting Agreements."

OPINION OF NAMIC'S FINANCIAL ADVISOR

    Dillon, Read & Co. Inc. ("Dillon Read") has delivered its written opinion to the Board of Directors of NAMIC to the effect that, as of the date of its opinion, the consideration to be received by NAMIC stockholders pursuant to the Merger Agreement is fair to NAMIC stockholders from a financial point of view. A copy of such opinion, which sets forth a description of the procedures followed, matters considered, assumptions made and methods employed by Dillon Read in arriving at its opinion, is attached to this Proxy Statement/Prospectus as Appendix D and should be read in its entirety. See "THE MERGER -- Opinion of Financial Advisor of NAMIC."

MANAGEMENT AFTER THE MERGER; EMPLOYMENT AGREEMENTS

    The present management of NAMIC (other than Phillip H. Morse) will continue as NAMIC's management after the Merger. After the Merger, the Board of Directors of NAMIC will consist of one director, P. Nigel Gray, a Vice President of Pfizer, Executive Vice President of its Hospital Products Group and President of its Medical Devices Group.

    Pfizer has entered into employment agreements with certain of NAMIC's executive officers with respect to their continued employment with the Surviving Corporation following the Merger. See "THE MERGER -- Management and Operations after the Merger; Employment Agreements" and "-- Conflicts of Interest."

EFFECTIVE TIME AND CLOSING DATE

    The Merger will become effective at the time and on the date that the Certificate of Merger, attached to the Merger Agreement as Exhibit A (the "Certificate of Merger"), is filed with the Secretary of State of the State of Delaware (the "Effective Time"). Such filing will occur only after the receipt of all requisite regulatory approvals, approval and adoption of each of the Merger Agreement and the Merger by the requisite vote of the NAMIC stockholders and the satisfaction or waiver of all other conditions to the Merger. The closing of the Merger will occur not later than the third business day following the day on which all conditions to the consummation of the Merger have been satisfied or waived in accordance with the terms of the Merger Agreement, or at another time agreed to in writing by Pfizer and NAMIC (the "Closing Date"). Pfizer and NAMIC anticipate that the Closing Date will occur in March 1995.

APPRAISAL RIGHTS

    Since the Effective Time will occur after the record date for the dividend declared by Pfizer's Board of Directors on Pfizer Common Stock in the first quarter of calendar year 1995, holders of record of shares of NAMIC Common Stock will have appraisal rights with respect to their shares. Such stockholders who do not vote to approve and adopt the Merger Agreement and the Merger may elect to have the fair value of their shares, based on all relevant factors and excluding any element of value arising from the accomplishment or expectation of the Merger, judicially appraised and paid to them in cash. Such stockholders must deliver a written demand for such appraisal to NAMIC prior to the taking of the vote on the approval and adoption of the Merger Agreement and the Merger and comply with the other requirements of Section 262 of the Delaware General
Corporation Law ("DGCL"), the full text of which is attached to this Proxy Statement/Prospectus as Appendix E. Voting for the approval and adoption of the Merger Agreement and the Merger, or delivering a proxy in connection with the Special Meeting (unless the proxy specifies a vote against, or expressly abstains from the vote on, the approval and adoption of the Merger Agreement and the Merger), will constitute a waiver of a stockholder's right to seek appraisal and will nullify any written demand for appraisal submitted by such stockholder. Any deviation from the requirements of Section 262 of the DGCL may result in a forfeiture of appraisal rights. See "THE MERGER -- Rights of Dissenting Stockholders."

CONFLICTS OF INTEREST

    In considering the recommendation of the NAMIC Board of Directors to approve and adopt the Merger Agreement and the Merger, NAMIC stockholders should be aware that the executive officers of NAMIC and members of the NAMIC Board of Directors have interests in the Merger that are in addition to the interests of NAMIC stockholders generally, and that the members of the Board having such interests participated in the discussion, deliberation and voting of the Board with respect to the Merger.

    EMPLOYMENT AGREEMENTS. Each of Cynthia L. Morris, the President and Chief Executive Officer and a director of NAMIC, David W. Gilmour, the Chief Financial Officer, Treasurer and Secretary of NAMIC, and Donald F. Boden, the Vice President, Marketing of NAMIC, has entered into an Employment Agreement with Pfizer relating to his or her continued employment with the Surviving Corporation for the two-year period following the Merger. Pursuant to such Employment Agreements, Ms. Morris, Mr. Gilmour and Mr. Boden will receive annual base salaries of $207,200, $125,000 and $135,000, respectively, and each will be eligible to receive incentive compensation and stock options in accordance with the terms of their Employment Agreements. See "THE MERGER -- Management and Operations After the Merger; Employment Agreements."

    CASH PAYMENTS FOR STOCK OPTIONS. Pursuant to the Merger Agreement, each holder of an option to purchase NAMIC Common Stock, whether or not then exercisable or fully vested, will receive a cash payment from NAMIC immediately prior to the Merger in an amount equal to the excess, if any, of $18.00 over the exercise price of such option. See "THE MERGER -- Merger Consideration." As of February 13, 1995, Ms. Morris, Mr. Gilmour, Mr. Boden and NAMIC Board members William L. Bitner III, Ph. D., and William E. Philion each held options to purchase NAMIC Common Stock and will receive the following cash payments immediately prior to the Merger in respect of such options (assuming none of such options are exercised prior to the Effective Time): Ms. Morris, $2,360,000; Mr. Gilmour, $540,000; Mr. Boden, $863,000; Mr. Bitner, $32,655; and Mr.
Philion, $32,655. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NAMIC."

    GUARANTEE OF NAMIC'S SUBLEASE OBLIGATIONS. Phillip H. Morse, the Chairman of the Board of Directors of NAMIC, subleases certain manufacturing and office facilities to NAMIC. As a result of financing arrangements for such facilities, Mr. Morse is the prime lessee of such facilities from the Glens Falls Industrial Development Agency. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF NAMIC." In satisfaction of a condition to each party's obligation to consummate the Merger, effective as of the Effective Time, Pfizer will guarantee the obligations of NAMIC to Mr. Morse under the sublease.

    INDEMNIFICATION. Pursuant to the Merger Agreement, the Surviving Corporation and Pfizer have agreed that, until six years following the Effective Time, the Surviving Corporation will maintain all rights to indemnification now existing in favor of the directors, officers, employees, fiduciaries and agents of NAMIC (the "Indemnified Parties") as provided in NAMIC's Restated Certificate of Incorporation (the "NAMIC Certificate of Incorporation") and By-laws (the "NAMIC By-laws") and as otherwise in effect under any agreement or otherwise on the date of the Merger Agreement. In addition, the Surviving Corporation will indemnify and hold harmless the Indemnified Parties to the fullest extent permitted by law against any actual or threatened claim, action, suit, proceeding or investigation arising from their services prior to, and including, the Effective Time and for at least six years following the Effective Time. Pfizer will cause the Surviving Corporation to honor in accordance with their terms any indemnification agreements between NAMIC and any of the Indemnified Parties that are in existence on the date of the Merger Agreement. See "THE MERGER -- Indemnification."

    The NAMIC Board of Directors was aware of these interests, but did not consider them to be significant or of a nature that would affect the objectivity of any director's determination that the Merger was in the best interests of NAMIC's stockholders.

    ACCELERATION OF OPTIONS. The vesting of options at varying exercise prices held by David W. Gilmour, the Chief Financial Officer, Treasurer and Secretary of NAMIC, to purchase 38,000 shares of NAMIC Common Stock was accelerated by NAMIC to become exercisable as of December 29, 1994, and all such options were exercised by Mr. Gilmour on such date.

CONDITIONS TO THE MERGER

    The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among other things, the receipt of the requisite regulatory and stockholder approvals, the accuracy of the representations and warranties contained therein, the performance of all obligations imposed thereby, the delivery of a tax opinion and certain other conditions customary in transactions of this nature. See "THE MERGER -- Conditions to the Merger."

WAIVER AND AMENDMENT; TERMINATION AND TERMINATION FEE

    Prior to the Effective Time and subject to applicable law, Pfizer and NAMIC may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any agreements or conditions contained in the Merger Agreement. Subject to applicable law, Pfizer and NAMIC may also amend the Merger Agreement at any time before or after approval of the Merger Agreement by NAMIC's stockholders, provided that any amendment effected after approval of the NAMIC stockholders may not adversely affect such stockholders. Such an adverse effect includes the alteration of the amount or kind of consideration to be received by holders of NAMIC Common Stock in exchange for their shares of NAMIC Common Stock. Any material modification to the terms of the Merger or the Merger Agreement, including a change that could result in the Merger being a taxable transaction to Pfizer, NAMIC or NAMIC's stockholders, may also require NAMIC to seek stockholder approval of such modification prior to the consummation of the Merger.

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of the Merger Agreement by NAMIC's stockholders, (i) by mutual consent of the parties in writing, (ii) by either party if the Merger is not consummated by April 30, 1995 or (iii) in certain other circumstances. In the event the Merger Agreement is terminated (i) by NAMIC, if it shall have received a Superior Proposal (as hereinafter defined) or
(ii) by Pfizer, (A) if NAMIC's Board of Directors shall have (1) withdrawn, modified or amended in any adverse respect its approval or recommendation of the Merger Agreement or the transactions contemplated thereby, including the Merger, or (2) recommended to NAMIC's stockholders a Company Acquisition Proposal (as hereinafter defined) or (B) as a result of an intentional material breach of the Merger Agreement by NAMIC following the receipt of a Company Acquisition Proposal, then, in any such case, NAMIC shall pay Pfizer a termination fee of $8,000,000 promptly following such termination. See "THE MERGER -- Waiver and Amendment; Termination and Termination Fee."

CONDUCT OF BUSINESS PENDING THE MERGER

    NAMIC has agreed to conduct its business prior to the Effective Time in the ordinary course in accordance with certain covenants set forth in the Merger Agreement. See "THE MERGER -- Conduct of Business Pending the Merger."

ACCOUNTING TREATMENT

    The Merger will be accounted for as a "purchase" under United States generally accepted accounting principles.

    As a result of the cash payments to be made by NAMIC immediately prior to the Effective Time of the Merger in respect of outstanding options to acquire NAMIC Common Stock, NAMIC will recognize nonrecurring compensation expense for purposes of its financial statements relating to periods prior to the Effective Time of approximately $5,000,000.

RESALE OF PFIZER COMMON STOCK BY AFFILIATES

    The shares of Pfizer Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued pursuant to the terms of the Merger Agreement to any holder of NAMIC Common Stock who may be deemed to be an "affiliate" of NAMIC for purposes of Rule 145 under the Securities Act ("Rule 145"). Such NAMIC affiliates may not sell their shares of Pfizer Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. NAMIC has agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person who may be deemed an affiliate (for purposes of Rule 145) of NAMIC to execute and deliver a written agreement intended to ensure compliance with the Securities Act. See "THE MERGER -- Resale of Pfizer Common Stock by Affiliates."

CERTAIN TAX CONSEQUENCES OF THE MERGER

    The Merger is expected to be a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by NAMIC's stockholders on the exchange of NAMIC Common Stock for Pfizer Common Stock, except to the extent that NAMIC's stockholders receive cash in the exchange (I.E., cash in lieu of fractional shares or additional cash consideration received as a result of dividends declared on Pfizer Common Stock prior to the Effective Time). The Merger Agreement does not require the parties to obtain a ruling from the Internal Revenue Service (the "Service") as to the tax consequences of the Merger. NAMIC's stockholders are urged to consult their own tax advisors regarding such tax consequences. See "THE MERGER -- Certain Federal Income Tax Consequences."

EFFECTS OF THE MERGER ON RIGHTS OF STOCKHOLDERS

    As a result of the Merger, holders of NAMIC Common Stock who receive shares of Pfizer Common Stock will become stockholders of Pfizer. For a comparison of the certificates of incorporation and by-laws of Pfizer and NAMIC governing the rights of Pfizer and NAMIC stockholders, see "CERTAIN ANTI-TAKEOVER PROVISIONS" and "COMPARATIVE RIGHTS OF NAMIC'S STOCKHOLDERS AND PFIZER'S STOCKHOLDERS."

STOCK EXCHANGE LISTING

    Pfizer Common Stock is currently listed on the NYSE. Application will be made by Pfizer to list the shares of Pfizer Common Stock to be issued in connection with the Merger for trading on the NYSE. It is a condition to the consummation of the Merger that the shares of Pfizer Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

REGULATORY APPROVALS

    Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, Pfizer and NAMIC furnished notification of the Merger and provided certain information to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Division"). The waiting period under the HSR Act with respect to the Merger expired on December 7, 1994. No additional filings or waiting periods are applicable with respect to the Merger pursuant to the HSR Act and the rules promulgated thereunder.

    At any time before or after the Effective Time, the FTC or the Division or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Pfizer to divest itself, in whole or in part, of NAMIC or of other businesses conducted by Pfizer. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Pfizer and NAMIC will prevail. The obligations of Pfizer and NAMIC to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any court or governmental or regulatory authority of competent jurisdiction prohibiting consummation of the Merger. Each party has agreed to use its reasonable best efforts to have any such injunction or order lifted.

                              RECENT DEVELOPMENTS

    On January 19, 1995, Pfizer acquired SmithKline Beecham Animal Health for $1.45 billion in cash. See "Pfizer Pro Forma Combined Financial Information."

                            SELECTED FINANCIAL DATA

PFIZER SELECTED FINANCIAL DATA

    The following selected financial data as of and for each of the years in the five-year period ended December 31, 1993, are derived from the consolidated financial statements of Pfizer and subsidiary companies, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1993, 1992 and 1991 and for each of the years then ended, and the report thereon, are incorporated by reference elsewhere in this Proxy Statement/Prospectus. The selected financial data should be read in conjunction with the consolidated financial statements as of December 31, 1993 and 1992 and for each of the years then ended, the related notes and the independent auditors' report, which refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 109, "Accounting for Income Taxes," in 1992.

    The following selected financial data as of and for the nine months ended October 2, 1994 and October 3, 1993, are derived from the unaudited condensed consolidated financial statements of Pfizer and subsidiary companies, to which KPMG Peat Marwick LLP has reported that it has applied limited procedures in accordance with professional standards for a review of such information. The unaudited condensed consolidated financial statements as of October 2, 1994 and October 3, 1993, and for the nine-month periods then ended, and the review report thereon, are incorporated by reference elsewhere in this Proxy Statement/Prospectus.

                                   NINE MONTHS ENDED
                                ------------------------                          YEAR ENDED DECEMBER 31,
                                OCTOBER 2,   OCTOBER 3,    ---------------------------------------------------------------------
                                   1994         1993          1993             1992             1991         1990       1989
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
                                                          (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
 INCOME DATA
Net sales.....................  $   5,981.1  $  5,488.5    $  7,477.7     $  7,230.2         $  6,950.0    $ 6,406.0 $  5,671.5
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
Income before cumulative
 effect of accounting
 changes......................  $     964.4  $    368.6(a) $    657.5(a)  $  1,093.5(b)      $    722.1(d) $   801.2 $    681.1(e)
Cumulative effect of
 accounting changes...........     --           --            --              (282.6)(c)        --            --        --
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
Net income....................  $     964.4  $    368.6(a) $    657.5(a)  $    810.9 (b)(c   $    722.1(d) $   801.2 $    681.1(e)
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
EARNINGS PER COMMON SHARE(F):
Income before cumulative
 effect of accounting
 changes......................  $    3.11    $   1.15      $   2.05       $   3.25           $   2.13      $   2.38  $   2.02
Cumulative effect of
 accounting changes...........     --           --            --              (.84)(c)          --            --        --
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
Net income....................  $    3.11    $   1.15      $   2.05       $   2.41           $   2.13      $   2.38  $   2.02
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
Cash dividends paid per common
 share(f).....................  $    1.41    $   1.26      $   1.68       $   1.48           $   1.32      $   1.20  $   1.10
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------

                                                                                       DECEMBER 31,
                                OCTOBER 2,   OCTOBER 3,    ---------------------------------------------------------------------
                                   1994         1993          1993             1992             1991         1990       1989
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
                                                                     (MILLIONS OF DOLLARS)
BALANCE SHEET DATA
Total assets..................  $  10,401.5  $  9,882.4    $  9,330.9     $  9,590.1         $  9,634.6    $ 9,052.0 $  8,324.8
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
Long-term debt................  $     586.3  $    572.9    $    570.5     $    571.3         $    396.6    $   193.3 $    190.6
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------
                                ----------   -----------   -----------    ---------------    -----------   --------  -----------

- ------------------------------
(a) Includes pre-tax charges of $690.2 million ($449.1 million after-tax) for restructuring programs, $121.7 million of unusual items relating to the write-down of goodwill and a pre-tax gain of $59.9 million on the sale of a business.
(b) Includes a pre-tax credit of $258.6 million representing the gain on the sale of certain businesses offset by pre-tax charges of $204.6 million for restructuring, consolidating and streamlining. In addition, it includes pre-tax curtailment gains of $56.5 million associated with postretirement benefits of divested operations.
(c) Represents a pre-tax charge of $520.5 million ($312.6 million after-tax or $.93 per share) for the cumulative effect of adopting Statement of Financial Accounting Standards ("SFAS") No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and a credit of $30.0 million ($.09 per share) for the cumulative effect of adopting SFAS No. 109, Accounting for Income Taxes.
(d) Includes an after-tax special charge of $195.0 million for potential future Shiley C/C heart valve fracture claims.
(e) Includes an after-tax provision of approximately $46.0 million for the loss on the sale of the pigments business.
(f) In 1991, Pfizer effected a two-for-one stock split of its common stock. Prior years have been restated to reflect this stock split.

PFIZER UNAUDITED 1994 FINANCIAL DATA

    On January 18, 1995, Pfizer announced unaudited results for the year ended December 31, 1994. Pfizer reported net income of approximately $1,298,400,000 ($4.19 per share) on sales of approximately $8,281,300,000.

PFIZER PRO FORMA COMBINED FINANCIAL INFORMATION

    On January 19, 1995, Pfizer acquired the SmithKline Beecham Animal Health ("SBAH") business for $1.45 billion in cash. It was financed through the sale of commercial paper and available cash. Pfizer acquired the stock of certain subsidiaries of SmithKline Beecham ("SB") operating solely in the animal health business and certain net assets used in the animal health business from other SB subsidiaries. The acquisition will be recorded as a purchase transaction under generally accepted accounting principles.

    SBAH is the second largest business in the non-nutritional area of the global animal health industry and is a world leader in cattle, swine and companion animal vaccines. It is a leader in the US animal health market (non-nutritional) and has a broad presence across Europe with major operations in the UK, France, Germany, Belgium, the Netherlands and Spain. SBAH manufactures and sells products in four principal categories: vaccines, anti-infectives, productivity enhancers, and parasiticides.

    The following financial information for SBAH has been extracted from information utilized to prepare the consolidated financial statements of SB and has therefore been prepared on the basis of United Kingdom generally accepted accounting principles ("GAAP") and has been converted from pounds sterling (SB's reporting currency) to United States dollars utilizing exchange rates for the appropriate periods. There are no significant differences in the application of United Kingdom GAAP and United States GAAP which would require adjustment. The amounts provided with respect to operating profit include the allocation of certain corporate overhead charges in SB's consolidated financial statements. Further, where any part of SBAH is operated through an entity covering more than one of SB's business sectors, certain operating costs, where not separately identifiable, have been allocated to SBAH when deriving the financial information below. Other than pro forma adjustments relating to goodwill amortization, interest expense on the financing of the transaction, as well as certain fair market value adjustments, no benefits resulting from expected operational synergies have been reflected in the attached schedules. The effect of the transaction for the year ended December 31, 1995 is not expected to be dilutive.

    The acquisition of NAMIC by Pfizer is not significant and, therefore, pro forma information for this transaction has not been provided.

PRO FORMA CONDENSED INCOME STATEMENT DATA:

                                                       NINE MONTHS ENDED OCTOBER 2, 1994
                                                            (UNAUDITED IN $MILLIONS)
                                               --------------------------------------------------
                                                                                       PRO FORMA
                                                 SBAH(4)    PFIZER INC.  ADJUSTMENTS   COMBINED
                                               -----------  -----------  -----------  -----------
Net sales....................................       454.3      5,981.1                   6,435.4
Costs and expenses
  Cost of sales..............................       174.9      1,372.3                   1,547.2
  Selling, informational and administrative
   expenses..................................       156.3      2,327.1                   2,483.4
  Research and development expenses..........        41.5        812.1                     853.6
  Divestitures, restructuring and unusual
   items -- net..............................
  Other (income) deductions -- net...........                               (1)20.6
                                                                  87.0    (2)76.1          183.7
                                                    -----   -----------  -----------  -----------
Income before provision for taxes on income
 and minority interests......................        81.6      1,382.6   (96.7)          1,367.5
                                                    -----   -----------  -----------  -----------
                                                    -----   -----------  -----------  -----------

                                                         YEAR ENDED DECEMBER 31, 1993
                                                           (UNAUDITED IN $MILLIONS)
                                                -----------------------------------------------
                                                                                     PRO FORMA
                                                  SBAH    PFIZER INC.  ADJUSTMENTS   COMBINED
                                                --------  -----------  -----------  -----------
Net sales....................................     613.5      7,477.7                    8,091.2
Costs and expenses
  Cost of sales..............................     234.0      1,772.0                    2,006.0
  Selling, informational and administrative
   expenses..................................     220.5      3,066.0                    3,286.5
  Research and development expenses..........      55.5        974.4                    1,029.9
  Divestitures, restructuring and unusual
   items -- net..............................                  752.0                      752.0
  Other (income) deductions -- net...........                            (1) 27.5
                                                                61.9    (2)101.5          190.9
                                                --------  -----------  -----------  -----------
Income before provision for taxes on income
 and minority interests......................     103.5        851.4       (129.0 )       825.9
                                                --------  -----------  -----------  -----------
                                                --------  -----------  -----------  -----------

- ------------------------------
Notes:

(1) To record amortization of goodwill of $1.1 billion on a straight-line basis over 40 years.

(2) To record interest expense related to short-term borrowings of $1.45 billion with 7% interest used to finance the acquisition.

(3) Allocation to the fair value of inventories acquired may range from $30 million to $70 million which would affect income from operations. This non-recurring adjustment has not been reflected for purposes of this pro forma data.

(4)  SBAH amounts are for the first three quarters of 1994.

(5) SBAH amounts have been translated from pounds sterling to United States dollars utilizing average exchange rates in effect for the nine months ended October 2, 1994 and the year ended December 31, 1993.

    It is expected that this transaction will generate goodwill of approximately $1.1 billion which will be amortized on a straight-line basis. Annual goodwill amortization could range from $27.5 million to $44.0 million depending on the rational life of the intangible.

PRO FORMA CONDENSED BALANCE SHEET DATA:

                                       OCTOBER 2, 1994
                                       (IN $MILLIONS)
                      -------------------------------------------------
                                     PFIZER                  PRO FORMA
                        SBAH(3)       INC.     ADJUSTMENTS    COMBINED
                      -----------  ----------  ------------  ----------
Current assets......        302.1     5,425.8     (2)  50.0     5,777.9
Property, plant and
 equipment..........        226.7     2,941.9                   3,168.6
Other assets........                  1,741.9                   1,741.9
Goodwill............                    291.9    (2)1,100.0      1,391.9
                           -----   ----------  ------------  ----------
    Total assets....        528.8    10,401.5       1,150.0     12,080.3
                           -----   ----------  ------------  ----------
                           -----   ----------  ------------  ----------
Current
 liabilities........        110.0     4,139.0    (1)1,475.0      5,814.0
                                                  (2)  90.0
Other liabilities...          3.8     2,108.6                    2,112.4
                           -----   ----------  ------------  ----------
    Total
     liabilities....        113.8     6,247.6       1,565.0      7,926.4
Total shareholders'
 equity.............                  4,153.9                    4,153.9
                           -----   ----------  ------------  ----------
Total liabilities
 and shareholders'
 equity.............        113.8    10,401.5       1,565.0     12,080.3
                           -----   ----------  ------------  ----------
                           -----   ----------  ------------  ----------

- ------------------------
Notes:

(1) To record financing for the aggregate purchase price of $1.45 billion and estimated direct acquisition costs of $25 million.

(2) To record the allocation of the purchase price to assets and liabilities. Allocation to the fair value of inventories acquired may range from $30 million to $70 million, however, for purposes of this presentation $50 million was used.

(3)  SBAH amounts are as of the end of the first three quarters

(4) SBAH amounts have been translated from pounds sterling to United States dollars utilizing exchange rates in effect at October 2, 1994.

NAMIC SELECTED FINANCIAL DATA

    The following selected financial data as of and for the year ended May 31, 1994, is derived from the consolidated financial statements of NAMIC and subsidiaries, which financial statements have been audited by Coopers & Lybrand, LLP, independent accountants. The consolidated financial statements as of May 31, 1994 and for the year then ended, and the report thereon, are included elsewhere in this Proxy Statement/Prospectus. The selected financial data as of May 31, 1993 and for the years ended May 31, 1993 and 1992, are derived from the consolidated financial statements of NAMIC and subsidiaries, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of May 31, 1993 and for the years ended May 31, 1993 and 1992, and the report thereon, are included elsewhere in this Proxy Statement/Prospectus. The selected financial data as of May 31, 1992, 1991 and 1990 and for the years ended May 31, 1991 and 1990, are derived from the consolidated financial statements of NAMIC and subsidiaries, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants, but are not included in this Proxy Statement/Prospectus.

    The selected financial data of NAMIC as of November 25, 1994 and November 26, 1993, and for the 26-week periods ended November 25, 1994 and November 26, 1993, are derived from unaudited consolidated financial statements of NAMIC and subsidiaries, which are also included elsewhere in this Proxy Statement/Prospectus, and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such unaudited interim periods.

    The following selected financial data of NAMIC should be read in conjunction with "NAMIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and NAMIC's consolidated financial statements and the notes thereto appearing elsewhere in this Proxy Statement/Prospectus. NAMIC has never paid dividends on its Common Stock.

                                     NAMIC
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             26-WEEKS ENDED
                                       --------------------------
                                       NOVEMBER 25,  NOVEMBER 26,                   YEAR ENDED MAY 31,
                                       ------------  ------------  -----------------------------------------------------
                                           1994          1993        1994       1993       1992       1991       1990
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF EARNINGS DATA
Net sales............................   $   30,277    $   27,433   $  57,367  $  54,153  $  52,126  $  44,204  $  35,378
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................       13,703        13,143      26,840     27,985     27,039     21,962     17,986
Operating income.....................        3,674         3,221       7,215      9,726     10,249      7,574      5,974
Earnings before extraordinary item
 and cumulative effect of change in
 accounting principle(1)(2)..........        3,094         2,053       4,583      6,103      6,161      3,605      2,442
Net earnings.........................   $    3,094    $    2,476   $   5,005  $   6,103  $   6,161  $   4,713  $   2,442
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
EARNINGS PER SHARE
Earnings before extraordinary item
 and cumulative effect of change in
 accounting principle(1)(2)..........        $0.35         $0.23       $0.52      $0.66      $0.74      $0.52      $0.35
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
Net earnings per share...............        $0.35         $0.28       $0.56      $0.66      $0.74      $0.68      $0.35
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
Weighted average shares
 outstanding(3)......................        8,764         8,971       8,875      9,293      8,168      6,699      6,901

                                       NOVEMBER 25,  NOVEMBER 26,                         MAY 31,
                                       ------------  ------------  -----------------------------------------------------
                                           1994          1993        1994       1993       1992       1991       1990
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA
Working capital......................   $   30,353    $   29,682   $  28,596  $  29,399  $  33,794  $   3,137  $   3,162
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
Total assets.........................   $   83,231    $   80,965   $  82,586  $  76,714  $  73,157  $  33,372  $  29,362
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
Total debt and capital lease
 obligations.........................   $    6,608    $    7,280   $   7,147  $   7,747  $   8,539  $  15,976  $  14,839
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
Stockholders' equity(3)..............   $   68,103    $   64,137   $  65,452  $  63,302  $  59,203  $  12,600  $   9,542
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------
                                       ------------  ------------  ---------  ---------  ---------  ---------  ---------

- ------------------------
(1) During the year ended May 31, 1991, NAMIC utilized a net operating loss carryforward of approximately $3,260,000. The resulting tax benefit of $1,107,700 was recorded as an extraordinary item.
(2) During the year ended May 31, 1994, NAMIC adopted SFAS No. 109 and reported a cumulative effect of change in accounting principle. The cumulative effect of change in accounting principle resulted in an increase in net earnings of $422,600.
(3) In August 1991, NAMIC's Board of Directors authorized a two-for-one common stock split in the form of a common stock dividend. Prior years have been restated to reflect this stock dividend.

                           COMPARATIVE PER SHARE DATA

    The following tables set forth historical per share data for each of Pfizer and NAMIC and the equivalent per share data for NAMIC. The equivalent per share data for NAMIC is computed by multiplying the historical per share information for Pfizer by .24599.

                                                                                            AT OR FOR THE YEAR
                                                                 AT OR FOR THE 9 MONTHS            ENDED
                                                                  ENDED OCTOBER 2, 1994      DECEMBER 31, 1993
                                                                 -----------------------  -----------------------
PFIZER HISTORICAL DATA
Per Share of Pfizer Common Stock
  Shareholders' Equity.........................................         $   13.63                $   12.43
  Cash Dividends Paid..........................................              1.41                     1.68
  Net Income...................................................              3.11                     2.05

                                                                                            AT OR FOR THE YEAR
                                                                 AT OR FOR THE 26 WEEKS            ENDED
                                                                 ENDED NOVEMBER 25, 1994       MAY 31, 1994
                                                                 -----------------------  -----------------------
NAMIC HISTORICAL DATA
Per Share of NAMIC Common Stock
  Stockholders' Equity.........................................         $    7.77                $    7.38
  Cash Dividends Paid..........................................            --                       --
  Net Income...................................................               .35                      .56
                                                                                            AT OR FOR THE YEAR
                                                                 AT OR FOR THE 9 MONTHS            ENDED
                                                                  ENDED OCTOBER 2, 1994      DECEMBER 31, 1993
                                                                 -----------------------  -----------------------
PFIZER EQUIVALENT DATA
Per Share of NAMIC Common Stock
  Shareholders' Equity.........................................         $    3.35                $    3.06
  Cash Dividends Paid..........................................               .35                      .41
  Net Income...................................................               .77                      .50

             COMPARATIVE PER SHARE MARKET AND DIVIDEND INFORMATION
    Pfizer Common Stock is listed for trading on the NYSE and NAMIC Common Stock is included for trading over the counter on the Nasdaq National Market. The information presented in the table below sets forth the high and low sales prices per share of Pfizer Common Stock reported on the NYSE Composite Tape and of NAMIC Common Stock on the Nasdaq National Market during the periods indicated, as well as the quarterly cash dividends per share paid by Pfizer on shares of Pfizer Common Stock. No dividends have been paid on NAMIC Common Stock during any such period.

                                  PFIZER                      NAMIC
                       -----------------------------    ------------------
                       PRICE PER SHARE OF               PRICE PER SHARE OF
                          COMMON STOCK         PER         COMMON STOCK
                       ------------------     SHARE     ------------------
                        HIGH        LOW      DIVIDENDS   HIGH        LOW
                       -------    -------    -------    -------    -------
Calendar 1992
  First Quarter.....    87         68 3/8       .37      28 1/2     20 3/4
  Second Quarter....    75 1/4     65 1/8       .37      24 1/4     15 3/4
  Third Quarter.....    83 1/4     71 3/4       .37      17         12 5/8
  Fourth Quarter....    80         69 1/2       .37      18         11 3/4
Calendar 1993
  First Quarter.....    72 3/4     52 1/2       .42      13 1/4      7 3/8
  Second Quarter....    75 5/8     57 1/2       .42      12          9 3/4
  Third Quarter.....    66 1/4     55 5/8       .42      10 1/2      7 1/4
  Fourth Quarter....    70 3/8     57 3/4       .42      10 1/4      7
Calendar 1994
  First Quarter.....    69 7/8     53 1/8       .47      11          8 3/4
  Second Quarter....    64 3/4     53 1/4       .47       9 1/4      7 3/4
  Third Quarter.....    70 1/2     59 1/8       .47      12 3/4      7 1/2
  Fourth Quarter....    79 3/8     68           .47      19 1/2     10 1/2
Calendar 1995
  First Quarter
   (through
   2/13/95).........    83 3/8     74 1/2     .52(1)     20 1/4     18

- ------------------------
(1)  Although the dividend was declared, the amount has not yet been paid.

    On October 28, 1994, the last trading day prior to the announcement of the proposed Merger, the closing price per share of Pfizer Common Stock on the NYSE Composite Tape was $73.38 and the closing price per share of NAMIC Common Stock was $13.63. Based on the closing price per share of Pfizer Common Stock on October 28, 1994, the market value of .24599 of one share of Pfizer Common Stock was $18.05. The trading price of Pfizer Common Stock is subject to increase or decrease and, therefore, no assurance can be given that the market value of .24599 of one share of Pfizer Common Stock will be at least $18.05 at the Effective Time. On February 13, 1995, the latest practicable trading date prior to the printing of this Proxy Statement/Prospectus, the closing prices per share of Pfizer Common Stock and NAMIC Common Stock were $80.63 and $19.50, respectively. NAMIC's stockholders are advised to obtain current market quotations for Pfizer Common Stock and NAMIC Common Stock.

    As of the Record Date, there were 346 record holders of NAMIC Common Stock.

    Although Pfizer has historically paid a cash dividend, the timing and amount of future dividends of Pfizer, if any, will depend upon its earnings, cash requirements, financial condition and other factors deemed relevant by the Pfizer Board of Directors.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF MEETING

    The Special Meeting will be held at The Rockefeller Center Club, 30 Rockefeller Plaza, Radio City Room, 64th Floor, New York, New York 10112 on March 16, 1995, at 9:00 a.m. E.S.T.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of NAMIC Common Stock at the close of business on January 30, 1995, the Record Date, are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 8,896,262 shares of NAMIC Common Stock outstanding and entitled to vote, held of record by 346 stockholders. A majority, or 4,448,132, of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each NAMIC stockholder is entitled to one vote for each share of NAMIC Common Stock held as of the Record Date.

VOTING OF PROXIES

    The NAMIC proxy accompanying this Proxy Statement/Prospectus is solicited on behalf of the NAMIC Board of Directors for use at the Special Meeting. NAMIC's stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope to NAMIC. All properly executed proxies received by NAMIC prior to the vote at the Special Meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve and adopt the Merger Agreement and the Merger, except as specified in the notice of the Special Meeting. A NAMIC stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by (i) delivering to the Secretary of NAMIC (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

VOTE REQUIRED

    Approval and adoption of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding NAMIC Common Stock entitled to vote. Phillip H. Morse, the Chairman of the NAMIC Board of Directors, who owned beneficially 4,455,662 outstanding shares of NAMIC Common Stock on the Record Date (constituting approximately 50.1% of the NAMIC Common Stock then outstanding), and his brother, Richard H. Morse, who owned 1,146,900 outstanding shares of NAMIC Common Stock on the Record Date (constituting approximately 12.9% of the NAMIC Common Stock then outstanding), have entered into agreements obligating them to vote in favor of approval and adoption of the Merger Agreement and the Merger and against approval of any proposal made in opposition to or in competition with the Merger. See "THE MERGER -- Voting Agreements." All of the executive officers and directors of NAMIC, other than Phillip H. Morse, collectively held approximately 3.5% of the NAMIC Common Stock outstanding on the Record Date. All NAMIC executive officers and directors have advised NAMIC of their intention to vote or direct the vote of all shares of NAMIC Common Stock held by them for approval and adoption of the Merger Agreement and the Merger, subject to and consistent with any fiduciary obligations in the case of shares held as a fiduciary. ACCORDINGLY, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER BY NAMIC'S STOCKHOLDERS ARE ASSURED. Nonetheless, consummation of the Merger is subject to a number of conditions, as described below.

SOLICITATION OF PROXIES AND EXPENSES

    NAMIC will bear the cost of the solicitation of proxies in the enclosed form from NAMIC's stockholders. In addition to solicitation by mail, the directors, officers and employees of NAMIC may solicit proxies from NAMIC's stockholders by telephone, telegram, letter or in person. Following the original mailing of the proxies and other soliciting materials, NAMIC will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of NAMIC Common Stock and to request authority for the exercise of proxies. In such cases, NAMIC, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                                   THE MERGER

    THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS CONCERNING THE TERMS OF THE MERGER AGREEMENT AND THE VOTING AGREEMENTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXTS OF THE MERGER AGREEMENT AND THE VOTING AGREEMENTS, WHICH ARE ATTACHED HERETO AS APPENDICES A, B AND C, RESPECTIVELY, AND INCORPORATED BY REFERENCE HEREIN. ALL STOCKHOLDERS OF NAMIC ARE URGED TO READ THE MERGER AGREEMENT AND THE VOTING AGREEMENTS IN THEIR ENTIRETY.

GENERAL

    Pursuant to the Merger Agreement, Merger Sub will be merged with and into NAMIC, with NAMIC surviving the Merger as a direct wholly-owned subsidiary of Pfizer. The Surviving Corporation will be named NAMIC U.S.A. Corporation. The Merger will become effective at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware.

    Upon consummation of the Merger, NAMIC's stockholders will be entitled to receive the Merger Consideration and the Cash Consideration in consideration for their shares of NAMIC Common Stock held and thereupon shall cease to be stockholders of NAMIC. Mr. P. Nigel Gray, the sole member of the Board of Directors of Merger Sub immediately prior to the Effective Time, will be the sole member of the Board of Directors of NAMIC. Ms. Cynthia L. Morris will be the President and Chief Executive Officer of the Surviving Corporation immediately after the Effective Time. NAMIC's current management (except for Phillip H. Morse) will also remain in place. See "-- Management and Operations After the Merger; Employment Agreements."

BACKGROUND OF THE MERGER

    In connection with the annual American College of Cardiology meeting in March 1994, Cynthia L. Morris, the President and Chief Executive Officer of NAMIC, David Gilmour, the Chief Financial Officer of NAMIC, and Donald Boden, Vice President, Marketing of NAMIC, held preliminary meetings with sales and marketing executives from several interventional cardiology companies on the subject of potential strategic marketing alliances. NAMIC's interest in such alliances was borne of a belief that the broadest possible product line would be a significant competitive advantage to it in a managed health care environment, especially in light of its customers' interest in risk-sharing arrangements such as price capitation for the procedures in which its products are employed. Although NAMIC's product line includes a wide range of disposable accessory devices for both angiography and angioplasty, as well as catheters for coronary angiography, its product lines do not currently include balloon angioplasty catheters or angioplasty guiding catheters.

    NAMIC believes it possesses the fundamental clinical, engineering and regulatory skills which might be required to design and commercialize basic balloon angioplasty catheters and angioplasty guiding catheters. However, the market for such catheters is intensely competitive, rapidly changing, dominated by companies much larger than NAMIC, with much greater financial, marketing and technological resources, and noted for costly and time-consuming disputes with respect to intellectual property rights. Therefore, NAMIC's preference was to form a marketing alliance with a company or companies possessing these complementary product lines. Although initially conceived as a principally domestic alliance, NAMIC also discussed the possible marketing of its products in Europe and the Far East with its potential partners.

    After the introductory meetings, NAMIC met with several potential alliance partners during April, May and June 1994. The purpose of these meetings was for NAMIC and its potential partners to understand the products, worldwide distribution methods, competitive positions, goals and strategies of the other. The meetings were also intended to begin defining the proposed roles and responsibilities of each of the parties in the proposed marketing alliances. The meetings included discussion of possible commercial terms of such alliances, which permitted NAMIC to compare the relative risks and benefits of each proposed partnership.

    Although NAMIC was aware of the business of Pfizer's wholly-owned subsidiaries, Schneider USA, Inc. and Schneider (Europe) AG, which manufacture and market angioplasty and angiography catheters and vascular and nonvascular stents, Pfizer was not approached as a potential marketing alliance partner in the original marketing alliance discussions initiated by NAMIC because of what NAMIC had perceived to be a lack of parity in the competitive positions of NAMIC and Pfizer within the United States. Pfizer, through Schneider (Europe) AG, and NAMIC had developed, however, common commercial interests outside of the United States for a number of years. The common interests were a result of Schneider (Europe) AG's acquisition of distribution companies in the Netherlands and Japan, both of which were the exclusive distributors of NAMIC products in their respective territories.

    NAMIC's discussions on European and Far East distribution with potential marketing alliance partners other than Pfizer progressed in June 1994 to substantive negotiations on proposed terms of such distribution. As a result of the common interests of NAMIC and Schneider (Europe) AG, NAMIC was inclined as a courtesy to inform Pfizer of the existence of such negotiations with other companies. Ms. Morris contacted Ms. Heliane Canepa, President of Schneider (Europe) AG, based in Bulach, Switzerland, to determine whether Pfizer had an interest in discussing the future of NAMIC's distribution in the Netherlands and Japan. The first such discussion between NAMIC and Pfizer took place on June 16, 1994 in New York, New York. At that meeting, Ms. Morris, Mr. P. Nigel Gray, a Vice President of Pfizer, Executive Vice President of its Hospital Products Group and President of its Medical Devices Group, and Ms. Canepa reviewed the common interests of NAMIC and Pfizer and Ms. Morris related the status of NAMIC's discussions with other companies on both potential U.S. and international alliances. Ms. Morris informed Ms. Canepa and Mr. Gray that although NAMIC would consider Pfizer as a potential partner outside the United States, the lack of market parity between the two companies within the United States was problematic for NAMIC and that NAMIC's preference was to enter into a worldwide alliance. It was at this time that Mr. Gray inquired as to whether there would be an interest on the part of NAMIC in pursuing discussions on the subject of a possible acquisition of NAMIC by Pfizer. In response to such inquiry, Ms. Morris stated that NAMIC's Board of Directors would consider an acquisition proposal by Pfizer if such proposal was determined by NAMIC's Board of Directors to be in the best interests of NAMIC's stockholders. However, Mr. Gray did not propose, nor did Ms. Morris and Mr. Gray discuss, any possible terms of such an acquisition at that time.

    In the months of July and August 1994, other exploratory inquiries on potential business combinations were made by several companies with which NAMIC had been engaged in marketing alliance discussions. Ms. Morris had informal contact with certain of these companies to determine the nature of their interest in NAMIC, although no specific proposals were made by any parties at that time.

    On August 15, 1994, the NAMIC Board of Directors met to discuss the status of NAMIC's marketing alliance discussions and the inquiries received on the subject of a potential acquisition of NAMIC. Ms. Morris recommended, and the NAMIC Board of Directors resolved, that NAMIC retain an investment banking firm for advisory services. On August 15, 1994, NAMIC retained Dillon Read to assist the management and NAMIC Board of Directors in evaluating the inquiries in connection with its evaluation of certain strategic alternatives.

    Beginning on August 16, 1994, NAMIC and Dillon Read held a number of meetings with representatives of the interested companies for the purpose of discussing NAMIC's products, market positions, distribution networks and strategies in the context of further strategic marketing alliance discussions or a possible business combination. In order to permit NAMIC's management and NAMIC's Board of Directors to fully evaluate business combination opportunities in light of strategic marketing alliance possibilities and the prospect of pursuing NAMIC's business plan without a formal association with any other company, Dillon Read, at the instruction of NAMIC, invited the companies that had previously indicated an interest in a potential business combination with NAMIC to make preliminary indications of value with respect to an acquisition of NAMIC. Pfizer was one of such invited companies.

    On September 16, 1994, certain of such companies provided to Dillon Read their preliminary indications of value with respect to an acquisition of NAMIC. On September 22, 1994, the NAMIC Board of Directors met to consider the valuation indications and concluded that, in their opinion, the indications did not reflect the value of NAMIC's market position and its prospects. The decision was made at that time that NAMIC would continue to pursue its long term business plan and would continue to investigate potential strategic marketing alliances unless a significantly higher indication of value was received.

    On October 4, 1994, Dillon Read received a letter from Pfizer indicating that Pfizer would be interested in entering into an agreement whereby NAMIC would be acquired by Pfizer for cash or in a tax-free exchange of stock, subject to due diligence review and other customary terms and conditions. The letter proposed a valuation of NAMIC that gave the NAMIC Board of Directors a basis for engaging in further discussions. On October 5, 1994, Ms. Morris and advisors to NAMIC met with Pfizer and its advisors for the purpose of discussing certain nonfinancial aspects of the Pfizer proposal, including preservation of NAMIC's brand identity and independence in U.S. sales and marketing, maintaining NAMIC's operations in Glens Falls, New York and employment agreements with certain of NAMIC's executive officers (which were required by Pfizer). On October 11, 1994, NAMIC and Pfizer executed an agreement granting Pfizer an exclusive period, to expire on October 30, 1994, to conduct due diligence and negotiations with NAMIC. At that time, NAMIC ceased discussions with other companies on the subjects of potential business combinations and marketing alliances.

    From October 11 through October 30, 1994, NAMIC and Pfizer undertook a mutual due diligence process and negotiated the terms of the Merger. During the course of such negotiations, after a review by NAMIC's Board of Directors of Pfizer's recent performance and prospects, NAMIC proposed to Pfizer that the Merger be effected pursuant to a tax-free exchange of stock, rather than an exchange of NAMIC Common Stock for cash, which proposal was acceptable to Pfizer. A stock-for-stock exchange was preferred by NAMIC's Board of Directors because (i) it would allow NAMIC stockholders the opportunity for continued capital appreciation with respect to Pfizer shares acquired in the Merger, (ii) it would permit the exchange of NAMIC Common Stock for Pfizer Common Stock on a tax-free basis and (iii) it would allow NAMIC stockholders to participate in Pfizer's cash dividend.

    The NAMIC Board of Directors met on Friday, October 28, to discuss the status of the negotiations of the terms of the Merger, and such meeting was kept open pending additional information to be provided by Pfizer and its advisors over the upcoming weekend. Negotiations on proposed terms of the Merger, including the ratio for the exchange of NAMIC Common Stock for Pfizer Common Stock, continued through Saturday, October 29, and Sunday, October 30. The exchange ratio was determined by dividing the average closing price of Pfizer Common Stock for the five trading days immediately preceding the signing of the Merger Agreement by $18.00. The $18.00 denominator was the highest price Pfizer had offered in cash per share of NAMIC Common Stock during the course of the negotiations. Pfizer Common Stock closed at $73.375 per share on October 28, 1994, the last trading day preceding the execution of the Merger Agreement.
Thus, had the Merger been effected as of the close of trading on October 28, 1994, the .24599-for-one exchange ratio would result in NAMIC stockholders receiving Pfizer Common Stock with a market value of $18.05 for each share of NAMIC Common Stock. Such $18.05 in market value represented a $4.425 increase over the closing price of NAMIC Common Stock on October 28, 1994, or an increase of 32.5%.

    Early in the evening on Sunday, October 30, the meeting of the NAMIC Board of Directors resumed and the NAMIC Board of Directors unanimously approved the terms of the Merger, including the Exchange Ratio. Later in the evening on Sunday, October 30, the Merger Agreement and associated documents were executed. Pfizer and NAMIC made a joint announcement of the Merger at approximately 9:00 a.m. on Monday, October 31, 1994.

REASONS FOR THE MERGER

    JOINT REASONS FOR THE MERGER

    NAMIC and Pfizer have identified several potential mutual benefits of the Merger that they believe will contribute to the success of the combined company. These potential benefits include:

    - the ability to achieve greater sales penetration in interventional cardiology and radiology laboratories in North America by virtue of the size and quality of the combined sales forces of NAMIC and Schneider
      (USA), Inc.;

    - the ability to increase Pfizer's revenue per angiography and angioplasty procedure as a result of the addition of the NAMIC product line to the product line marketed outside North America by the present and planned direct sales forces of Schneider (USA), Inc. and Schneider (Europe) AG;

    - the ability for NAMIC and Schneider, as a result of their complementary joint product lines, to offer risk-sharing arrangements, such as price capitation, which are highly desirable to hospital customers;

    - the ability to offer a wide range of products and to demonstrate significant existing purchase volumes to group purchasing organizations such as multi-hospital chains and buying groups;

    - the ability to couple Pfizer's technological and intellectual property expertise in revascularization products with NAMIC's materials management, customer service and logistics systems in order to more fully meet both clinical and business needs of customers;

    - the ability to share product application and technical information which will lead to accelerated new product introductions and significant improvements in existing products;

    - the ability to pair the extrusion, balloon and coating technologies of Schneider (USA), Inc. and Schneider (Europe) AG with the injection molding and low-cost assembly methods of NAMIC to enable creation of fully-integrated catheter products and delivery systems; and

    - the ability to draw from a broadened pool of management with relevant industry and market experience.

    PFIZER' S REASONS FOR THE MERGER

    Pfizer's management believes that the acquisition of NAMIC as a result of the Merger is in the best interests of Pfizer for the following reasons:

    - It will broaden the product line of Pfizer's Schneider subsidiaries. Schneider's current product line includes angioplasty balloons, guiding catheters and stents, which are used in the invasive part of an angioplasty procedure. NAMIC's products include manifolds, inflators, tubing and kits, which are used in the non-invasive part of an angioplasty procedure.

    - It will approximately double the size of the U.S. cardiology sales force of Schneider (USA), Inc.

    - It will facilitate both the international expansion of NAMIC's business in countries where Schneider (Europe) AG has direct operations and the continuation of existing relationships with Schneider (USA), Inc. and Schneider (Europe) AG.

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
    NAMIC'S REASONS FOR THE MERGER

    The Board of Directors of NAMIC believes that the following are additional reasons for NAMIC's stockholders to vote for approval and adoption of the Merger Agreement and the Merger and considered each of them to be material in its decision to approve and adopt the Merger Agreement and the Merger.

    - The Merger will result in an expected tax-free exchange of stock in which each NAMIC stockholder will receive .24599 of one share of Pfizer Common Stock for each share of the stockholder's NAMIC Common Stock. Pfizer Common Stock closed at $73.375 per share on October 28, 1994, the last trading day preceding execution of the Merger Agreement, which was equivalent to $18.05 in Pfizer Common Stock per share of NAMIC Common Stock. Although the price per share of Pfizer Common Stock will vary during the period prior to the Effective Time of the Merger and there can be no assurance as to the price of Pfizer Common Stock on the Closing Date, the $18.05 implied value on such date represented a significant premium to the recent historical trading price of the NAMIC Common Stock and a significant premium to valuations indicated by customary methods such as comparable company analyses and precedent mergers and acquisition analyses.

    - The Merger will result in the exchange of NAMIC Common Stock for Pfizer Common Stock, which has a substantially higher average daily trading volume than NAMIC Common Stock.

    - Pfizer Common Stock has historically paid a cash dividend. Although there can be no assurance that Pfizer will maintain or increase its dividend, or that there will be any dividend at all, NAMIC has not paid any cash dividends on NAMIC Common Stock and does not intend to pay cash dividends for the foreseeable future.

    - The Merger will result in NAMIC's assimilation into a much larger health care company. The NAMIC Board of Directors and senior management of NAMIC believe that the consolidation which is occurring among health care providers will generally favor larger multinational integrated companies like Pfizer with wide-ranging product offerings for prevention, diagnosis and intervention in disease processes.

    In the course of its deliberations, the NAMIC Board of Directors reviewed with the management of NAMIC a number of additional factors relevant to the Merger. Of particular significance were (i) the relative probability and attractiveness of various strategic alternatives available to NAMIC if the Merger were not consummated, including the marketing alliances originally contemplated, (ii) a consideration of NAMIC's alternatives for entering into the balloon angioplasty and guiding catheter market and the costs and risks of significant expansion of NAMIC's direct sales efforts outside North America,
(iii) the value expected to be achieved through the coordination of the sales and marketing effort of NAMIC, Schneider (USA), Inc. and Schneider (Europe) AG and (iv) the strategic importance of the Merger in light of proposed legislative health care reform measures in the U.S. Other factors considered included (i) potential commercial repercussions to NAMIC of entering into a strategic marketing alliance in favor of one party over another in the event that the Merger were not consummated, (ii) information concerning NAMIC's and Pfizer's respective businesses, prospects, financial performances and conditions, operations, managements and competitive positions, (iii) the current financial market conditions and historical market prices, volatility and trading information with respect to NAMIC Common Stock, (iv) the current financial market conditions, historical market prices, dividend history, volatility, trading information and analysts' reports on Pfizer Common Stock, (v) the plans described by Pfizer for maintenance and deployment of NAMIC's market reputation, tradenames, manufacturing operations and sales and marketing force and (vi) the opinion of Dillon Read (see "-- Opinion of Financial Advisor of NAMIC").

    The material factors considered by the Board of Directors of NAMIC in the determination of the Exchange Ratio for the Merger included: (i) the competitive position and prospects of NAMIC and the nature of the industry in which it competes, on both a historical and prospective basis; (ii) recent

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
events within the industry in which NAMIC operates; (iii) the stock price trading history of NAMIC and Pfizer; (iv) the ratio of the closing stock prices of NAMIC to Pfizer; (v) an analysis of the implied value of Pfizer stock to be received per share of NAMIC stock, based on a range of possible Pfizer stock prices and the proposed Exchange Ratio of .24599; (vi) financial results for the two companies; and (vii) the terms and conditions of the Merger Agreement.

    NAMIC's Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Merger, including: (i) the loss of control over the future operations of NAMIC following the Merger; (ii) the risk prior to or following consummation of the Merger that the trading price of Pfizer's Common Stock may drop below its level at the time the Merger was negotiated; and (iii) the risk that the capital market's concern about proposed legislative health care reform measures on pharmaceutical prices may adversely affect the prospects of Pfizer and the Pfizer Common Stock.

    NAMIC's Board of Directors considered the fact that no auction process had been conducted with respect to a potential sale of NAMIC; however, the Board had received indications of value from the entities that had expressed an interest in a potential business combination with NAMIC and which, in the Board's view, provided the best strategic fit with NAMIC. Because of such indications of interest and strategic fit, the Board felt that such companies were the most likely to propose transactions that could maximize value to NAMIC's stockholders and, in a stock-for-stock exchange (which was considered desirable by NAMIC's Board), would provide NAMIC's stockholders with the opportunity to continue to participate in an entity which would benefit from the strategic synergies of a business combination with NAMIC. NAMIC's Board was also aware that the Voting Agreements to be entered into by Phillip H. Morse and Richard H. Morse could be a deterrent to other parties who might be interested in a business combination with NAMIC. However, such Voting Agreements were required by Pfizer as a condition to executing the Merger Agreement and, in light of the benefits of the Merger described above, the Board determined it to be in the best interests of NAMIC stockholders to enter into the Merger Agreement notwithstanding such Voting Agreements.

    After taking into consideration all of the factors set forth above, the Board of Directors of NAMIC unanimously determined that the Merger was in the best interests of NAMIC and its stockholders, and that NAMIC should proceed with the Merger at this time. In view of the wide variety of factors considered, both positive and negative, NAMIC's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered. However, all material factors considered by NAMIC's Board of Directors in reaching its decision to approve and adopt the Merger Agreement and the Merger are described above under the headings "Joint Reasons for the Merger" and "NAMIC's Reasons for the Merger."

    THE NAMIC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF, AND IS ON TERMS THAT ARE FAIR TO, NAMIC AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT NAMIC'S STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

MERGER CONSIDERATION

    Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of NAMIC Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Pfizer or any direct or indirect wholly-owned subsidiary of Pfizer or shares held by holders who properly exercise their appraisal rights, if any, under Delaware law) will be converted into the right to receive the Merger Consideration and the Cash Consideration. Pursuant to the terms of the Merger Agreement, cash will be paid in lieu of fractional shares of Pfizer Common Stock. All shares of Pfizer Common Stock issued as Merger Consideration will include the corresponding percentage of a right to purchase shares of Series A Junior Participating Preferred Stock, without par value, of Pfizer (the "Series A Preferred Stock") pursuant to the Rights Agreement, dated as of September 24, 1987, as amended, between Pfizer and The Chase Manhattan Bank, as Rights Agent

(the "Rights Agreement"). Since the Effective Time is after the record date for the dividend of $.52 per share declared by Pfizer's Board of Directors on Pfizer Common Stock in the first quarter of calendar 1995, each such share of NAMIC Common Stock will also evidence the right to receive from Pfizer the Cash Consideration. Each share of Merger Sub common stock issued and outstanding at the Effective Time will be converted into one share of the common stock of the Surviving Corporation.

    Based on the per share closing price of Pfizer Common Stock reported on the NYSE Composite Tape for October 28, 1994, the last trading day before the public announcement of the proposed Merger, the market value of the Merger Consideration would have been $18.05 per share of NAMIC Common Stock. Based on the per share closing price of the Pfizer Common Stock reported on the NYSE Composite Tape for February 13, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, the market value of the Merger Consideration would have been $19.83 per share of NAMIC Common Stock. The market price of Pfizer Common Stock to be received in the Merger is subject to fluctuation. Fluctuations in the market price of Pfizer Common Stock will result in an increase or decrease in the value of the Merger Consideration to be received by NAMIC stockholders in the Merger. The number of shares of Pfizer Common Stock to be received for each share of NAMIC Common Stock has been fixed at .24599. Accordingly, an increase in the market value of Pfizer Common Stock will increase the market value of the Merger Consideration to be received by holders of NAMIC Common Stock in the Merger. A decrease in the market price of Pfizer Common Stock will have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon the market price of Pfizer Common Stock at such time. Stockholders of NAMIC are advised to obtain current market quotations for Pfizer Common Stock. See "SUMMARY -- Comparative Per Share Market and Dividend Information."

TREATMENT OF STOCK OPTIONS

    Pursuant to the terms of the Merger Agreement, each holder of an option to purchase NAMIC Common Stock that is outstanding immediately prior to the Effective Time, whether or not then exercisable or fully vested, will be entitled to receive from NAMIC, immediately prior to the Effective Time, an amount (net of any applicable withholding tax) in cash equal to the excess, if any, of $18.00 over the per share exercise price of such option. This treatment of stock options was determined at the time of the determination of the Exchange Ratio. $18.00 represented the highest cash price offered by Pfizer for one share of NAMIC Common Stock during the course of negotiations with NAMIC and was used as the denominator in determining the Exchange Ratio. See "THE MERGER -- NAMIC's Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR OF NAMIC

    On October 28, 1994, the NAMIC Board of Directors received Dillon Read's oral opinion, which was followed by Dillon Read's written opinion dated October 30, 1994 that, as of such date, the consideration to be received by NAMIC stockholders pursuant to the Merger Agreement was fair to such stockholders from a financial point of view. Dillon Read has confirmed its written opinion as of the date of this Proxy Statement/Prospectus. A COPY OF DILLON READ'S WRITTEN OPINION IS ATTACHED AS APPENDIX D HERETO AND SHOULD BE READ IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, MATTERS CONSIDERED, ASSUMPTIONS MADE AND METHODS EMPLOYED BY DILLON READ IN ARRIVING AT ITS OPINION.

    In arriving at its opinion, Dillon  Read (i) examined the Merger  Agreement,
(ii) examined certain publicly available information relating to the business, financial condition and operations of NAMIC, as well as certain financial and other information furnished to Dillon Read by NAMIC that is not publicly available, including certain projections prepared by management of NAMIC, (iii) met with certain executive officers of NAMIC to discuss the operations, financial condition, history and prospects of NAMIC, (iv) reviewed historical common stock price and trading volume data relating to NAMIC and analyzed the consideration to be received by NAMIC stockholders in relation to, among other measures, market price, historical earnings, future earnings potential, cash flow of NAMIC's business and NAMIC's book value, (v) reviewed recent merger and acquisition transactions involving similar companies and (vi) analyzed certain publicly available information, including financial information, relating to public companies whose operations Dillon Read deemed comparable to those of NAMIC and Pfizer. In addition, Dillon Read (i) examined certain publicly available information relating to the business, financial condition and operations of Pfizer and (ii) met with certain executive officers of Pfizer to discuss the operations, financial condition, history and prospects of Pfizer. Dillon Read also conducted such other analyses and examinations as it deemed necessary.

    In connection with its review, Dillon Read did not independently verify any of the publicly available information furnished by Pfizer or publicly available information or non-public financial or other information furnished by NAMIC, and relied upon such information as being complete and accurate. With respect to the projections prepared by NAMIC management, Dillon Read has assumed that such information was reasonably prepared on bases reflecting currently available estimates and judgments of NAMIC management as to future financial performance. In addition, Dillon Read did not make, request or receive any independent evaluation or appraisal of the assets of NAMIC or Pfizer. Dillon Read conducted discussions with a limited number of parties with respect to a business combination with NAMIC and was not authorized to conduct, and did not conduct, an "auction process" with respect to the solicitation of proposals regarding a business combination with NAMIC.

    Also in connection with its review, Dillon Read performed an analysis of the historical financial results and certain non-public financial information of NAMIC. This analysis examined, among other things, the historical financial results, future operating estimates and certain non-public financial information of NAMIC. Historical financial results were obtained from publicly available filings with the Commission. The non-public financial information was obtained from NAMIC.

    Dillon Read's financial analysis of NAMIC examined, among other things, NAMIC's net sales, earnings and profit margins for the last three fiscal years. The financial analysis showed that NAMIC's net sales increased from $52.1 million in fiscal 1992 to $57.4 million in fiscal 1994. NAMIC's operating income decreased from $10.2 million in fiscal 1992 to $7.2 million in fiscal 1994. NAMIC's income before cumulative effect of change in accounting principle decreased from $6.2 million in fiscal 1992 to $4.6 million in fiscal 1994. NAMIC's operating profit margin decreased from 19.7% in fiscal 1992 to 12.6% in fiscal 1994. NAMIC's net profit margin (excluding the cumulative effect of the change in accounting principle in 1994) decreased from 11.8% in fiscal 1992 to 8.0% in fiscal 1994.

    The amount of consideration to be paid to the stockholders of NAMIC pursuant to the Merger Agreement was determined through negotiations between NAMIC and Pfizer.

    In connection with rendering its opinion, Dillon Read considered a variety of valuation methods. The material valuation methods used are summarized below. These analyses taken together support Dillon Read's opinion.

COMPARABLE COMPANY ANALYSIS

    Using publicly available information, Dillon Read analyzed, based upon market trading values, multiples of certain financial criteria (such as net income, projected net income, earnings before interest and taxes, earnings before depreciation, amortization, interest and taxes, revenues and book value) used to value certain other companies, which, in Dillon Read's judgment, were comparable to NAMIC for the purpose of this analysis. The primary comparable company analysis was comprised of six public medical supplies and device businesses which Dillon Read deemed most similar to NAMIC. These businesses included Cordis Corporation, Medex, Inc., Merit Medical Systems, Inc., SciMed Life Systems, Inc., Utah Medical Products, Inc. and Vital Signs, Inc. The secondary comparable company analysis was comprised of five other medical device companies and included C.R. Bard, Inc., Datascope Corporation, Medtronic, Inc., St. Jude Medical, Inc. and Target Therapeutics, Inc.

    The range, median and mean for market capitalization as a multiple of each of the indicated statistics for the primary comparable companies were as follows: (a) latest twelve months net income -- 12.6x to 26.0x with a median of 15.4x and a mean of 16.5x; (b) estimated calendar 1994 earnings based upon estimates from industry sources -- 11.3x to 22.9x with a median of 13.8x and a mean of 14.9x; (c) estimated calendar 1995 earnings based upon estimates from industry sources -- 9.7x to 18.7x with a median of 11.2x and a mean of 12.5x; and (d) book value -- 1.1x to 4.8x with a median of 2.5x and a mean of 2.8x. The adjusted market capitalization (defined as market capitalization plus the book value of debt and preferred stock less cash and cash equivalents) as a multiple of each of the indicated statistics for the primary comparable companies were as follows: (a) latest twelve months revenues -- 0.8x to 2.8x with a median of 2.0x and a mean of 1.8x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes -- 5.3x to 13.0x with a median of 8.1x and a mean of 8.4x; and (c) latest twelve months earnings before interest and taxes -- 7.7x to 15.5x with a median of 9.8 and a mean of 10.5x.

    The range, median and mean for market capitalization as a multiple of each of the indicated statistics for the group of the secondary comparable companies were as follows: (a) latest twelve months net income -- 16.0x to 43.9x, with a median of 20.4x and a mean of 24.1x; (b) estimated calendar 1994 earnings based upon estimates from industry sources -- 13.3x to 51.6x, with a median of 16.5x and a mean of 20.8x; (c) estimated calendar 1995 earnings based upon estimates from industry sources -- 11.6x to 26.5x, with a median of 14.6x and a mean of 17.3x; and (d) book value -- 2.0x to 14.8x, with a median of 3.8x and a mean of 5.8x. The range, median and mean for adjusted market capitalization (defined as market capitalization plus the book value of debt and preferred stock less cash and cash equivalents) as a multiple of each of the indicated statistics for the group of the secondary comparable companies were as follows: (a) latest twelve months revenues -- 1.4x to 6.4x, with a median of 4.0x and a mean of 3.6x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes -- 7.6x to 23.0x, with a median of 10.7x and a mean of 12.7x; and (c) latest twelve months earnings before interest and taxes -- 9.7x to 30.3x, with a median of 11.9x and a mean of 15.8.

    NAMIC's multiples based upon the consideration to be offered in connection with the Merger, which at the time of Dillon Read's rendering of its opinion had a value of $18.05 per share, were as follows: (a) latest twelve months net income -- 33.3x; (b) net income for calendar year 1994 (based on NAMIC estimates) -- 26.8x; (c) net income for calendar year 1995 (based on NAMIC estimates) -- 19.2x; (d) book value -- 2.5x; (e) latest twelve month revenues -- 2.8x; (f) latest twelve months earnings before depreciation, amortization, interest and taxes --13.4x; and (g) latest twelve months earnings before interest and taxes -- 22.2x. Dillon Read believes that these multiples supported Dillon Read's view that the consideration to be received by NAMIC stockholders is fair, from a financial point of view, to such stockholders, because the ratios described above were within the range of, or exceeded, selected public comparable multiples.

COMPARABLE MERGERS AND ACQUISITIONS

    Using publicly available information, Dillon Read analyzed, based upon the purchase price of the equity of the acquired companies and total transaction values, multiples of certain financial criteria (such as net income, projected net income, earnings before interest and taxes, earnings before depreciation, interest and taxes, revenues and book value) used to value certain mergers and acquisitions of acquired companies. In connection with this analysis, Dillon Read advised the NAMIC Board of Directors that the mergers and acquisitions analyzed were only generally comparable and should therefore not receive as much consideration as other valuation methodologies used by Dillon Read in rendering its opinion.

    The merger and acquisition transactions which were analyzed included nine transactions completed or pending in the medical device and supplies industry. The acquisitions reviewed by Dillon Read, in reverse chronological order of announcement date, included: (a) the pending acquisition of Puritan-Bennett Corporation by Thermo Electron Corporation, (b) the acquisition of Kendall International, Inc., by Tyco International Ltd., (c) the acquisition of Cardiovascular Imaging Systems by Boston Scientific Corporation, (d) the acquisition of Webster Laboratories, Inc., by Cordis Corporation, (f) the acquisition of Electromedics, Inc., by Medtronic, Inc., (g) the acquisition of Costar Corp. by

Corning, Inc., (h) the acquisition of Durr-Fillauer Medical, Inc., by Bergen Brunswig Corporation, (i) the acquisition of Bio-Medicus, Inc., by Medtronic, Inc., and (j) the acquisition of Concept Inc. by Bristol-Myers Squibb Company.

    The range, median and mean for the purchase price of equity as a multiple of each of the indicated statistics for the above transactions were as follows: (a) latest twelve months net income -- 24.0x to 36.6x, with a median of 29.9x and a mean of 29.2x; (b) estimated next fiscal year earnings (based upon estimates from industry sources) -- 22.3x to 32.1x, with a median of 21.9x and a mean of 23.4x; and (c) book value -- 2.8x to 5.6x, with a median of 3.5x and a mean of 3.8x. The range, median and mean for the transaction value (defined as purchase price of equity plus the book value of debt less cash and cash equivalents) as a multiple of each of the indicated statistics for the group of comparable acquisitions were as follows: (a) latest twelve months revenues -- 0.3x to 3.6x, with a median of 2.3x and a mean of 1.9x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes -- 8.7x to 19.9x, with a median of 14.0x and a mean of 13.8x; and (c) latest twelve months earnings before interest and taxes -- 12.0x to 27.0x, with a median of 16.7x and a mean of 14.0x.

    NAMIC's multiples based upon the consideration to be received by NAMIC stockholders in connection with the Merger were as follows: (a) net income for latest twelve months -- 33.3x; (b) net income for fiscal year ending May 31, 1995 -- 26.8x; (c) latest twelve months net revenues -- 2.8x; (d) book value -- 2.5x; (e) latest twelve months earnings before depreciation, amortization, interest and taxes -- 13.4x; (f) latest twelve months earnings before interest and taxes -- 22.2x. Dillon Read believes that these multiples in the aggregate supported Dillon Read's view that the consideration to be received by NAMIC stockholders is fair, from a financial point of view, to such stockholders, because taken as a whole, the ratios described above were within the range of selected multiples.

DISCOUNTED CASH FLOW ANALYSIS

    Based on NAMIC management's financial forecast for NAMIC's future cash flows through 1997, terminal value multiples of NAMIC management's estimates of NAMIC's earnings before depreciation, amortization, interest and taxes in 1997 ranging from 6.0x to 8.0x, and discount rates ranging from 12.0% to 16.0%, Dillon Read analyzed the present value of NAMIC's estimated future cash flows. Such analysis indicated that assuming the above terminal value multiples ranging from 6.0x to 8.0x (as indicated by the comparable company and comparable mergers analyses) and discount rates ranging from 12.0% to 16.0%, the net after-tax present value of NAMIC's future cash flows ranged from $13.935 to $19.019 per share of NAMIC Common Stock. Dillon Read believes that the discounted cash flow analysis supported Dillon Read's opinion that the consideration to be received by NAMIC shareholders is fair, from a financial point of view, because the consideration valued at the time of Dillon Read's opinion was within the range of present values of NAMIC's future cash flows.

TRADING HISTORY OF THE COMMON STOCK

    Dillon Read analyzed (i) the price and trading volume history of NAMIC and Pfizer and (ii) the distribution of volume at various prices of the NAMIC Common Stock and the Pfizer Common Stock during 1991, 1992, 1993 and the first three calendar quarters of 1994. See "SUMMARY -- Comparative Per Share Market and Dividend Information." The trading history of the Pfizer Common Stock was examined to evaluate the reasonableness of the market price of the Pfizer Common Stock in light of historical trading levels and volumes. Dillon Read believes that Pfizer's trading history supported Dillon Read's view that the consideration to be received by NAMIC shareholders is fair, from a financial point of view, because the Exchange Ratio was based upon a market valuation of Pfizer Common Stock that was consistent with historical trading levels at the time of Dillon Read's opinion.

FINANCIAL ANALYSIS OF PFIZER

    The public market valuation of the Pfizer Common Stock was also examined to study the reasonableness of the market price of the Pfizer Common Stock in light of certain financial criteria of Pfizer and certain comparable companies. Using publicly available information, Dillon Read analyzed, based upon market trading values, multiples of certain financial criteria (such as latest twelve months net income, projected net income for two years, latest twelve months earnings before depreciation, amortization and interest and tangible book value) used to value certain other companies, which, in Dillon Read's judgment, were comparable to Pfizer for the purposes of this analysis. Dillon Read compared Pfizer to seven pharmaceutical companies, including: American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Marion Merrill Dow Inc., Merck & Co., Inc. and Schering-Plough Corporation.

    The range, median and mean for market capitalization as a multiple of each of the indicated statistics for the Pfizer comparable companies were as follows:
(a) latest twelve months net income -- 12.1x to 18.6x with a median of 15.2x and a mean of 14.9x; (b) estimated calendar 1994 earnings based upon estimates from industry sources -- 12.6x to 17.7x with a median of 14.7x and a mean of 14.7x;
(c) estimated calendar 1995 earnings based upon estimates from industry  sources
- -- 12.0x to 20.0x with a median of 13.5x and a mean of 14.5x; and (d) book value
- --3.4x to 5.3x with a median of 4.5x and a mean of 4.3x. The adjusted market capitalization (defined as market capitalization plus the book value of debt and preferred stock less cash and cash equivalents) as a multiple of latest twelve months earnings before depreciation, amortization, interest and taxes -- 7.8x to 11.4x with a median of 8.6x and a mean of 9.0x.

    Pfizer's multiples, based upon the market trading activity at the time of the rendering of Dillon Read's opinion, were as follows: (a) latest twelve months net income -- 19.8x; (b) net income for calendar year 1994 (based on industry estimates) -- 17.5x; (c) net income for calendar year 1995 (based on industry estimates) -- 15.3x; (d) book value -- 6.1x; and (e) latest twelve months earnings before depreciation, amortization, interest and taxes -- 11.4x. Dillon Read believes that Pfizer's trading multiples supported Dillon Read's view that the consideration to be received by NAMIC shareholders is fair, from a financial point of view, because the Exchange Ratio was determined based upon a market valuation of Pfizer Common Stock that was within the range of selected multiples of its public company comparables at the time of Dillon Read's opinion.

    Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and other factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. Dillon Read did not quantify the effect of each factor upon its opinion. Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond NAMIC's and Dillon Read's control. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold. Because such estimates inherently are subject to uncertainty neither NAMIC, Pfizer, Dillon Read nor any other person assumes responsibility for their accuracy. In rendering its opinion, Dillon Read expressed no view as to the range of values at which the Pfizer Common Stock may trade following consummation of the Merger, nor did Dillon Read make any recommendations to the NAMIC stockholders with respect to how such holders should vote on the Merger, or to the advisability of disposing of or retaining such Pfizer Common Stock following the Merger.

    The NAMIC Board of Directors selected Dillon Read as its financial advisor because Dillon Read is a nationally-recognized investment banking firm with substantial experience in transactions similar to the Merger. As a part of its investment banking business, Dillon Read is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

    Pursuant to the engagement letter between NAMIC and Dillon Read, NAMIC has paid to Dillon Read for its services a fee of $100,000 and has agreed to pay Dillon Read for its services an additional fee of 1.5% of the first $50 million of the aggregate amount of the consideration paid to NAMIC stockholders plus 0.75% of the consideration in excess of the first $50 million. Dillon Read will receive total fees of approximately $1.7 million upon the completion of the Merger. NAMIC has also agreed to reimburse Dillon Read for its reasonable expenses, including attorneys' fees, and to indemnify Dillon Read against certain liabilities in connection with it engagement.

VOTING AGREEMENTS

    In connection with the execution of the Merger Agreement and to facilitate the consummation of the Merger, Pfizer entered into separate Voting Agreements with the Stockholders. Pursuant to the Voting Agreements, Phillip H. Morse and his brother, Richard H. Morse, represented that they beneficially owned 4,455,662 and 1,146,900 shares, respectively, of NAMIC Common Stock as of the date of the Voting Agreements, which shares together constitute approximately 63% of the outstanding shares of NAMIC Common Stock and are sufficient to approve the consummation of the Merger without the approval of any other stockholder of NAMIC. Each Stockholder agreed that at any meeting of the stockholders of NAMIC, however called, and in any action by written consent of the stockholders of NAMIC, such Stockholder will (a) vote all of such shares of NAMIC Common Stock in favor of the approval of the Merger Agreement, and the transactions contemplated thereby, including the Merger; and (b) during the period commencing on October 31, 1994 and ending on October 31, 1995, vote such shares of NAMIC Common Stock against any (i) merger, consolidation, share exchange, business combination or other similar transaction pursuant to which control of NAMIC would be transferred to any person other than Pfizer or (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of NAMIC taken as a whole, in a single transaction or a series of transactions. Each Stockholder has also granted Pfizer an irrevocable proxy to vote his shares of NAMIC Common Stock as specified above in the event that such Stockholder fails to so vote such shares. In addition, each Stockholder has agreed not to sell in excess of 10% of the shares of NAMIC Common Stock beneficially owned by him as of October 31, 1994 during the term of the Voting Agreements.

    The Voting Agreements will terminate on the earlier of (i) October 31, 1995 or (ii) the termination of the Merger Agreement: (A) by mutual consent of the parties pursuant to the Merger Agreement; (B) by Pfizer if the Effective Time shall not have occurred on or before April 30, 1995; (C) by NAMIC following a Stipulated Delay (as hereinafter defined) if the Effective Time shall not have occurred on or before April 30, 1995; (D) by Pfizer or NAMIC if any federal or state court of competent jurisdiction or other federal or state governmental body shall have issued an order, decree or ruling, or taken any other action permanently restraining, or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or
(E) by NAMIC if (a) Pfizer shall have failed to comply in any material respect with any of the material covenants and agreements contained in the Merger Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure is not cured on a timely basis, or (b) a material representation or warranty of Pfizer contained in the Merger Agreement shall be untrue in any material respect when made or on and as of the Closing Date as if made on and as of the Closing Date. For purposes of the foregoing, "Stipulated Delay" means a delay in the ability of the parties to the Merger Agreement to consummate the Merger and the other transactions contemplated thereby by reason of (i) a statute, rule, regulation, executive order, decree or injunction having been enacted, entered, promulgated or enforced by any federal or state court or governmental authority which has the effect of prohibiting the consummation of the Merger or (ii) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act not having expired or been terminated, and any formal investigations relating to the Merger that may have been opened by the Division or the FTC not having been terminated.

    The Voting Agreements are intended to ensure that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, the Voting Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in NAMIC from proposing or making such an acquisition, even if such persons were prepared to pay a higher price per share for NAMIC Common Stock than the price per share implicit in the Merger Consideration.

MANAGEMENT AND OPERATIONS AFTER THE MERGER; EMPLOYMENT AGREEMENTS

    The present management of NAMIC (other than Phillip H. Morse) will continue as the management of the Surviving Corporation after the Merger. The Board of Directors of NAMIC after the

Merger will consist of one director, P. Nigel Gray, a Vice President of Pfizer, Executive Vice President of Pfizer's Hospital Products Group and President of Pfizer's Medical Devices Group. Pursuant to the Merger Agreement, Pfizer agreed that, for a period of not less than two years following the Effective Time, the headquarters of NAMIC will remain in Glens Falls, New York.

    Pfizer has entered into Employment Agreements dated as of October 31, 1994 with each of Cynthia L. Morris, the President and Chief Executive Officer of NAMIC, David W. Gilmour, the Chief Financial Officer, Treasurer and Secretary of NAMIC, and Donald F. Boden, Vice President, Marketing of NAMIC. The term of each Employment Agreement commences at the Effective Time of the Merger and terminates on the second anniversary thereof, unless terminated earlier in accordance with the provisions thereof.

    Pursuant to the Employment Agreement between Ms. Morris and Pfizer, Ms. Morris will serve as the President and Chief Executive Officer of NAMIC following the Merger at an annual base salary of $207,200, subject to annual increase as deemed desirable by Pfizer based on performance reviews. Ms. Morris will be entitled to receive an annual payment pursuant to and determined in accordance with the Pfizer Variable Incentive Compensation Plan (the "Incentive Compensation Plan"). The initial payment, if any, under the Incentive Compensation Plan will be made to Ms. Morris in February 1996 and will be based on performance for the year ending December 31, 1995.

    Pursuant to the Employment Agreement between Mr. Gilmour and Pfizer, Mr. Gilmour will serve as the Chief Financial Officer of NAMIC following the Merger at an annual base salary of $125,000, subject to annual increase as deemed desirable by Pfizer based on performance reviews. Mr. Gilmour will be entitled to receive an annual payment pursuant to and determined in accordance with the Incentive Compensation Plan. The initial payment, if any, under the Incentive Compensation Plan will be made to Mr. Gilmour in February 1996 and will be based on performance for the year ending December 31, 1995.

    Pursuant to the Employment Agreement between Mr. Boden and Pfizer, Mr. Boden will serve as the Vice President, Sales and Marketing of NAMIC following the Merger at an annual base salary of $135,000, subject to annual increase as deemed desirable by Pfizer based on performance reviews. Mr. Boden is also entitled to receive incentive compensation determined, for the fiscal year ending May 31, 1995, in accordance with an exhibit attached to his Employment Agreement, and thereafter in accordance with a bonus plan to be determined by mutual agreement.

    In addition to the foregoing compensation arrangements, the Employment Agreements also provide, among other things, that Ms. Morris, Mr. Gilmour and Mr. Boden shall be eligible to participate in the medical, dental and other benefit plans of NAMIC or, if such plans are terminated by Pfizer, comparable benefit plans of Pfizer. Ms. Morris, Mr. Gilmour and Mr. Boden are also eligible to receive stock option grants at such time as options are granted to executives of Pfizer and in such amounts as are consistent with Pfizer executives in comparable positions.

    Each Employment Agreement can be terminated prior to the second anniversary of the Commencement Date by the employee for Good Reason (as defined in the Employment Agreements) or by Pfizer, with or without "cause" (as defined in the Employment Agreements). In the event of a termination by the employee for Good Reason or by Pfizer without cause, the employee shall be entitled to receive, among other things, (i) a lump sum severance payment equal to 12 months of his or her annual base salary, (ii) continued coverage under standard medical and dental coverage packages offered to other terminated employees of Pfizer for 12 months following the date of termination and (iii) immediate vesting of all unvested options granted to the employee by Pfizer.

    Under the Employment Agreements, Ms. Morris and Messrs. Gilmour and Boden are required to maintain the confidentiality of Pfizer's proprietary information and to disclose to Pfizer any discoveries or inventions conceived or developed by them during the term of the Employment Agreements. The Agreements also provide for restrictions on the ability of the individuals to work for a competitor of Pfizer or NAMIC for a period of one year following the termination of their employment.

INDEMNIFICATION

    Pursuant to the Merger Agreement, the Surviving Corporation and Pfizer have agreed that, until six years following the Effective Time, the Surviving Corporation will maintain all rights to indemnification now existing in favor of the Indemnified Parties as provided in the NAMIC Certificate of Incorporation and NAMIC By-laws and as otherwise in effect under any agreement or otherwise on the date of the Merger Agreement. In addition, the Surviving Corporation will indemnify and hold harmless the Indemnified Parties to the fullest extent permitted by law against any actual or threatened claim, action, suit, proceeding or investigation arising from their services prior to, and including, the Effective Time and for at least six years following the Effective Time. Pfizer will cause the Surviving Corporation to honor in accordance with their terms any indemnification agreements between NAMIC and any of the Indemnified Parties that are in existence on the date of the Merger Agreement.

EFFECTIVE TIME AND CLOSING DATE

    The Merger will become effective at the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware. Such filing will occur only after the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of NAMIC's stockholders and the satisfaction or waiver of all other conditions to the Merger. The closing of the Merger will occur not later than the third business day following the day on which all conditions to the consummation of the Merger have been satisfied or waived in accordance with the terms of the Merger Agreement, or at another time agreed to in writing by Pfizer and NAMIC.

FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of Pfizer Common Stock will be issued upon the surrender for exchange of certificates representing NAMIC Common Stock. In addition, no dividend or distribution of Pfizer will relate to any fractional shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Pfizer. Each stockholder of NAMIC who would be entitled to a fractional share in the Merger will receive an amount in cash equal to the product of (i) the average of the per share closing prices on the NYSE of Pfizer Common Stock during the five consecutive trading days ending on the trading day immediately prior to the Effective Time and (ii) the fraction of a share of Pfizer Common Stock otherwise issuable to such holder. The fractional interests of each holder of NAMIC Common Stock will be aggregated so that no such holder will receive cash in an amount equal to or greater than the average of the per share closing price on the NYSE of Pfizer Common Stock during the five consecutive trading days ending on the trading day immediately prior to the Effective Time.

EXCHANGE OF CERTIFICATES

    At the Effective Time, Pfizer shall mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of NAMIC Common Stock (the "Certificates"), a notice advising such holder of the effectiveness of the Merger and a transmittal letter and instructions to be used in surrendering Certificates in exchange for
(i) certificates representing the number of shares of Pfizer Common Stock into which their shares of NAMIC Common Stock were converted pursuant to the Merger Agreement, and (ii) a check representing the Cash Consideration and the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such stockholder has the right to receive in respect of the Certificates surrendered in connection with the Merger. Until surrendered and exchanged, each Certificate will, after the Effective Time, represent solely the right to receive promptly upon surrender such certificates and check, and its holder shall have no other rights. Following surrender of the Certificates in accordance with the terms of the Merger Agreement, the holders of newly-issued Pfizer certificates will be paid, without interest, any dividends or other distributions with respect to the shares of Pfizer Common Stock, the record date for which payment of dividends or other distributions is after the

Effective Time. No interest will be paid or accrued on the Cash Consideration, the cash in lieu of fractional shares or on the unpaid dividends and distributions, if any, payable to holders of NAMIC Common Stock.

    After the Effective Time, holders of unsurrendered Certificates shall not be entitled to vote at any meeting of Pfizer stockholders at which holders of Pfizer Common Stock are eligible to vote. Any Certificate representing shares of Pfizer Common Stock to be issued in a name other than that in which the Certificate is registered must be properly endorsed and otherwise in proper form for transfer, and the holder requesting such exchange must pay to Pfizer in advance any transfer or other taxes in connection therewith.

    In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of such Certificate and the posting of any bond required by Pfizer, Pfizer will issue for such lost, stolen or destroyed Certificate, the shares of Pfizer Common Stock and deliver the Cash Consideration and cash in lieu of fractional shares due to the holder of such Certificate under the terms of the Merger Agreement.

    After the Effective Time, there will be no further transfers on the records of NAMIC and, if such Certificates are presented to Pfizer for transfer, they will be cancelled and exchanged as provided above.

    STOCKHOLDERS OF NAMIC SHOULD NOT FORWARD STOCK CERTIFICATES REPRESENTING NAMIC COMMON STOCK UNTIL THEY RECEIVE THE TRANSMITTAL LETTER AND INSTRUCTIONS.

RIGHTS OF DISSENTING STOCKHOLDERS

    Since the Effective Time is after the record date for the dividend of $.52 per share declared by Pfizer's Board of Directors on Pfizer Common Stock in the first quarter of calendar year 1995, holders of record of shares of NAMIC Common Stock will have appraisal rights with respect to their shares. Such stockholders who do not vote to approve and adopt the Merger Agreement and the Merger may elect to have the fair value of their shares, based on all relevant factors and excluding any element of value arising from the accomplishment or expectation of the Merger, judicially appraised and paid to them in cash. Under Section 262 of the DGCL ("Section 262"), if the Merger is consummated, holders of record of shares of NAMIC Common Stock may exercise their appraisal rights by complying with the provisions of Section 262. The following brief summary of Section 262 sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, a copy of the text of which is attached to this Proxy Statement/Prospectus as Appendix E.

    Stockholders of record who desire to exercise their appraisal rights must fully satisfy all of the following conditions. A written demand for appraisal of shares of NAMIC Common Stock must be delivered to the Secretary of NAMIC before the taking of the vote on the approval and adoption of the Merger Agreement. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the approval and adoption of the Merger Agreement. Neither voting against, abstaining from voting, nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of Section 262. Any stockholder seeking appraisal rights must hold the shares of NAMIC Common Stock for which appraisal is sought on the date of the making of the demand, continuously hold such shares through the Effective Time and otherwise comply with the provisions of Section 262.

    Stockholders electing to exercise their appraisal rights under Section 262 must not vote for the approval and adoption of the Merger Agreement and the Merger or consent thereto in writing. Voting in favor of the approval and adoption of the Merger Agreement and the Merger, or delivering a proxy in connection with the Special Meeting (unless the proxy votes against, or expressly abstains from the vote on, the approval and adoption of the Merger Agreement and the Merger), will constitute a waiver of the stockholder's right of appraisal and will nullify any written demand for appraisal submitted by the stockholder.

    A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificates. If shares of NAMIC Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares of NAMIC Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

    A record owner, such as a broker, who holds shares of NAMIC Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In such case, the written demand must set forth the number of shares of NAMIC Common Stock covered by such demand. Where the number of shares of NAMIC Common Stock is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Special Meeting.

    Stockholders who elect to exercise appraisal rights must mail or deliver their written demands to: Secretary, NAMIC U.S.A. Corporation, Pruyn's Island, Glens Falls, New York 12801. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of NAMIC Common Stock covered by the demand, and that the stockholder is thereby demanding appraisal of such shares. Within ten days after the Effective Time, NAMIC must provide notice of the Effective Time to all stockholders who have complied with
Section 262 and have not voted for approval and adoption of the Merger Agreement and the Merger.

    Within 120 days after the Effective Time, either NAMIC or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of NAMIC Common Stock of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares of NAMIC Common Stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In WEINBERGER V. UOP, INC., ET AL., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value, the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation...." The Delaware Supreme  Court has construed  Section 262 to  mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However, the court noted that
Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger."

    Stockholders considering seeking appraisal should keep in mind that the fair value of their shares of NAMIC Common Stock determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration and the Cash Consideration if they do not seek appraisal of their shares, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of NAMIC Common Stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

    Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote, for any purpose, the shares of NAMIC Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or other distributions payable to stockholders of record at a date prior to the Effective Time.

    At any time within 60 days after the Effective Time, any former holder of shares of NAMIC Common Stock shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger. After this period, such holder may withdraw his or her demand for appraisal only with the consent of NAMIC as the surviving corporation in the Merger. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, stockholders' rights to appraisal shall cease and all stockholders shall be entitled to receive the consideration offered per share of NAMIC Common Stock provided for in the Merger Agreement. Inasmuch as NAMIC has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

    Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights. In view of the complexity of these provisions of the DGCL, stockholders who are considering exercising their appraisal rights under Section 262 should consult their legal advisors.

CONFLICTS OF INTEREST

    In considering the recommendation of the NAMIC Board of Directors to approve and adopt the Merger Agreement and the Merger, NAMIC stockholders should be aware that the executive officers of NAMIC and members of the NAMIC Board of Directors have interests in the Merger that are in addition to the interests of NAMIC stockholders generally, and that members of the Board having such interests participated in the discussion, deliberation and voting of the Board with regard to the Merger.

    EMPLOYMENT AGREEMENTS. Each of Cynthia L. Morris, the President and Chief Executive Officer and a director of NAMIC, David W. Gilmour, the Chief Financial Officer, Treasurer and Secretary of NAMIC, and Donald F. Boden, the Vice President, Marketing of NAMIC, has entered into an Employment Agreement with Pfizer relating to his or her continued employment with NAMIC for the two-year period following the Merger. Pursuant to such Employment Agreements, Ms. Morris, Mr. Gilmour and Mr. Boden will receive annual base salaries of $207,200, $125,000 and $135,000, respectively, and each will be eligible to receive incentive compensation and stock options in accordance with the terms of the Employment Agreements. See "THE MERGER -- Management and Operations After the Merger; Employment Agreements."

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
    CASH PAYMENTS FOR STOCK OPTIONS. Pursuant to the Merger Agreement, each holder of an option to purchase NAMIC Common Stock, whether or not then exercisable or fully vested, will receive a cash payment from NAMIC immediately prior to the Merger in an amount equal to the excess, if any, of $18.00 over the exercise price of such option. See "THE MERGER -- Merger Consideration." As of February 9, 1995, Ms. Morris, Mr. Gilmour, Mr. Boden and NAMIC Board members William L. Bitner III, Ph. D., and William E. Philion each held options to purchase NAMIC Common Stock and will receive the following cash payments immediately prior to the Merger in respect of such options (assuming none of such options are exercised prior to the Effective Time): Ms. Morris, $2,360,000; Mr. Gilmour, $540,000; Mr. Boden, $863,000; Mr. Bitner, $32,655; and Mr.
Philion, $32,655. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NAMIC."

    GUARANTEE OF NAMIC'S SUBLEASE OBLIGATIONS. Phillip H. Morse, the Chairman of the Board of Directors of NAMIC, subleases certain manufacturing and office facilities to NAMIC. As a result of financing arrangements for such facilities, Mr. Morse is the prime lessee of such facilities from the Glens Falls Industrial Development Agency. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF NAMIC." In satisfaction of a condition to each party's obligation to consummate the Merger, effective as of the Effective Time, Pfizer will guarantee the obligations of NAMIC to Mr. Morse under the sublease.

    INDEMNIFICATION. Pursuant to the Merger Agreement, the Surviving Corporation and Pfizer have agreed that, until six years following the Effective Time, the Surviving Corporation will maintain all rights to indemnification now existing in favor of the Indemnified Parties as provided in the NAMIC Certificate of Incorporation and NAMIC By-laws and as otherwise in effect under any agreement or otherwise on the date of the Merger Agreement. In addition, the Surviving Corporation will indemnify and hold harmless the Indemnified Parties to the fullest extent permitted by law against any actual or threatened claim, action, suit, proceeding or investigation arising from their services prior to, and including, the Effective Time and for at least six years following the Effective Time. Pfizer will cause the Surviving Corporation to honor in accordance with their terms any indemnification agreements between NAMIC and any of the Indemnified Parties that are in existence on the date of the Merger Agreement.

    The NAMIC Board of Directors was aware of these interests, but did not consider them to be significant or of a nature that would affect the objectivity of any director's determination that the Merger was in the best interests of NAMIC's stockholders.

    ACCELERATION OF OPTIONS. The vesting of options at varying exercise prices held by David W. Gilmour, the Chief Financial Officer, Treasurer and Secretary of NAMIC, to purchase 38,000 shares of NAMIC Common Stock was accelerated by NAMIC to become exercisable as of December 29, 1994, and all such options were exercised by Mr. Gilmour on such date.

EFFECT ON EMPLOYEES AND EMPLOYEE BENEFIT PLANS OF NAMIC

    Pursuant   to  the  Merger  Agreement,   Pfizer  will  cause  the  Surviving
Corporation to provide, until December 31, 1995, to the current officers and employees of NAMIC, so long as they remain officers or employees of NAMIC, employee benefits, including, without limitation, cash compensation, incentive opportunities, non-cash non-incentive benefits, retirement and savings plans and programs, health and welfare plans and programs and severance plans and policies pursuant to NAMIC's current plans, programs, policies and arrangements disclosed to Pfizer in connection with the Merger Agreement. In connection therewith, the Surviving Corporation will contribute to the Surviving Corporation's Profit Sharing and 401(k) Plan, $300,000 in respect of the fiscal year ending May 31, 1995 and $175,000 in respect of the seven months ending December 31, 1995. Pfizer has also agreed that, as of January 1, 1996, the employees of the Surviving Corporation as of such date and thereafter will be eligible to participate in Pfizer's benefit plans and practices generally available to similarly situated employees of Pfizer and its subsidiaries. For purposes of determining eligibility and benefits under such plans and

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
practices, other than retiree medical coverage and Pfizer's pension plan, the employees of the Surviving Corporation will receive credit for their years of service to NAMIC prior to the Effective Time. If any employee of NAMIC becomes a participant in any pension plan of Pfizer following the Effective Time, such employee shall be given one additional year of credit for purposes of eligibility and vesting (but not for purposes of determining benefit amounts) under such plan for each year of service to the Surviving Corporation, Pfizer or any other affiliate of Pfizer following the Effective Time; PROVIDED, HOWEVER, that such additional years of service credit shall not exceed the actual years of service of such participant to NAMIC prior to the Effective Time (to the extent such credit was given by NAMIC). The Surviving Corporation shall also provide professional outplacement services for all officers and salaried employees of NAMIC at the Effective Time who are terminated within two years after the Effective Time in a manner consistent with similar services provided by Pfizer to its employees.

REPRESENTATIONS AND WARRANTIES

    In the Merger Agreement, NAMIC has made certain customary representations and warranties relating to, among other things, its organization, authority relative to the Merger Agreement, capitalization, subsidiaries, required consents and approvals, reliability of financial statements, taxes, employee benefit plans, material contracts, litigation, compliance with applicable laws, environmental matters and the absence of material adverse changes in the condition (financial or otherwise), business, assets or results of operations of NAMIC and its subsidiaries, taken as a whole. In the Merger Agreement, Pfizer and Merger Sub have made customary representations and warranties relating to, among other things, their respective organization, authority relative to the Merger Agreement, Pfizer's capital stock, required consents and approvals, reliability of financial statements, the absence of material adverse changes in the condition (financial or otherwise), business, assets or results of operations of Pfizer and its subsidiaries, taken as a whole, and the ownership by Pfizer of all of the outstanding capital stock of Merger Sub. For detailed information on such representations and warranties, see the Merger Agreement attached hereto as Appendix A and incorporated by reference herein.

CONDITIONS TO THE MERGER

    The respective obligations of each party to consummate the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions: (i) the Merger Agreement and the Merger shall have been approved by the requisite vote of the holders of NAMIC Common Stock;
(ii) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority which is in effect and has the effect of prohibiting the consummation of the Merger; (iii) the waiting period (and any extension thereof) under the HSR Act, shall have expired or been terminated, and any formal investigations relating to the Merger that may have been opened by the Division or the FTC shall have been terminated; (iv) the Registration Statement relating to the shares of Pfizer Common Stock to be issued in the Merger shall have been declared effective and shall not be subject to a stop order; (v) Pfizer shall have received all state securities law and "blue sky" authorizations necessary to consummate the transactions contemplated by the Merger Agreement and the shares of Pfizer Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE, upon official notice of issuance; (vi) all regulatory and related approvals (other than any approval contemplated by the HSR Act) shall have been obtained on terms mutually satisfactory to Pfizer and NAMIC, except for any failure of which to obtain would not have a material adverse effect on Pfizer or the Surviving Corporation, taken as a whole; and (vii) Pfizer, NAMIC and Phillip H. Morse shall have entered into mutually satisfactory agreements relating to Pfizer's support of NAMIC's obligations under the sublease of its headquarters and manufacturing facilities in Glens Falls, New York and NAMIC's right to sub-sublease such properties.

    In addition, the obligations of Pfizer and Merger Sub to consummate the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions: (i) the representations and warranties of NAMIC contained in the Merger Agreement shall be true and correct in all material respects on the date of the Merger Agreement and as of the Closing Date as

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
if made on and as of the Effective Time; and (ii) NAMIC shall have performed in all material respects any and all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in the Merger Agreement to be performed or complied with by it prior to the Effective Time.

    In addition, the obligation of NAMIC to consummate the Merger is subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions: (i) the representations and warranties of Pfizer contained in the Merger Agreement shall be true and correct in all material respects on the date of the Merger Agreement and as of the Closing Date as if made on and as of the Effective Time; (ii) Pfizer shall have performed in all material respects any and all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in the Merger Agreement to be performed or complied with by it prior to the Effective Time; and (iii) NAMIC shall have received from its counsel an opinion to the effect that the Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Code, as hereinafter defined (see "-- Certain Federal Income Tax Considerations"), that NAMIC and Pfizer will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by a stockholder of NAMIC as a result of the Merger with respect to the shares of NAMIC Common Stock converted into Pfizer Common Stock.

REGULATORY APPROVALS

    Pursuant to the HSR Act, and the rules promulgated thereunder, Pfizer and NAMIC furnished notification of the Merger and provided certain information to the FTC and the Division. The waiting period under the HSR Act with respect to the Merger expired on December 7, 1994. No additional filings or waiting periods are applicable with respect to the Merger pursuant to the HSR Act and the rules promulgated thereunder.

    At any time before or after the Effective Time, the FTC or the Division or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Pfizer to divest itself, in whole or in part, of NAMIC or of other businesses conducted by Pfizer. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Pfizer and NAMIC will prevail. The obligations of Pfizer and NAMIC to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any court or governmental or regulatory authority of competent jurisdiction prohibiting consummation of the Merger. Each party has agreed to use its reasonable best efforts to have any such injunction or order lifted.

WAIVER AND AMENDMENT; TERMINATION AND TERMINATION FEE

    Prior to the Effective Time and subject to applicable law, Pfizer, Merger Sub and NAMIC may, by mutual written consent, (i) extend the time for performance of any obligations or other acts required by the Merger Agreement;
(ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger
Agreement; and (iii) waive compliance with any agreements or conditions contained in the Merger Agreement. Subject to applicable law, Pfizer, Merger Sub and NAMIC may, by mutual written consent, amend or modify any of the provisions of the Merger Agreement at any time before or after approval of the Merger Agreement by NAMIC's stockholders. The DGCL, governing mergers among Delaware corporations, provides, among other things, that a merger agreement may confer upon the respective boards of directors of the constituent corporations the authority to amend the agreement at any time prior to the effective time of the transaction, provided that any amendment effected after approval of such stockholders may not adversely affect such stockholders. Such adverse effect includes the alteration of the amount or kind of consideration to be received by holders of NAMIC Common Stock in exchange for their shares of NAMIC Common Stock. Any material modification to the terms of the Merger or the Merger
Agreement may also require NAMIC to seek stockholder approval of such modification prior to the consummation of the Merger, including a change that could result in the Merger being a taxable transaction to Pfizer, NAMIC or NAMIC's stockholders.

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
    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of NAMIC, by mutual consent of Pfizer, Merger Sub and NAMIC in writing, or by either party if (i) the Merger is not consummated by April 30, 1995; (ii) any federal or state court of competent jurisdiction or other federal or state governmental body shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or
(iii) (A) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in the Merger Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for five business days after receipt of notice, or (B) a material representation or warranty of the other party contained in the Merger Agreement shall be untrue in any material respect when made or on and as of the Closing Date if made on and as of the Closing Date.

    Pfizer also shall be entitled to terminate the Merger Agreement if NAMIC's Board of Directors shall have (i) withdrawn, modified or amended in any respect its approval or recommendation of the Merger Agreement, the Merger or the transactions contemplated thereby or (ii) recommended to its stockholders a Company Acquisition Proposal. For purposes of the Merger Agreement, "Company Acquisition Proposal" means any of the following (other than the transactions contemplated by the Merger Agreement) involving NAMIC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction pursuant to which control of NAMIC would be transferred; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of NAMIC and its subsidiaries taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for in excess of 50% of the outstanding shares of capital stock of NAMIC; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. NAMIC shall also be entitled to terminate the Merger Agreement if (i) the Merger shall have been voted on by stockholders of NAMIC and such stockholders did not approve the Merger by the requisite vote or (ii) NAMIC accepts a Superior Proposal (as hereinafter defined). See "-- No Solicitation".

    In the event the Merger Agreement is terminated (i) by NAMIC, if it shall have received a Superior Proposal or (ii) by Pfizer, (A) if NAMIC's Board of Directors shall have (1) withdrawn, modified or amended its approval or recommendation of the Merger Agreement, the Merger, or the transactions contemplated thereby or (2) recommended to NAMIC's stockholders a Company Acquisition Proposal or (B) as a result of an intentional material breach of the Merger Agreement by NAMIC following the receipt of a Company Acquisition Proposal, then, in any case, NAMIC shall pay Pfizer a termination fee of $8,000,000 promptly following such termination.

NO SOLICITATION

    NAMIC has agreed that, prior to the Effective Time or the termination of the Merger Agreement, neither it and its subsidiaries, nor any of their respective officers, directors, employees, representatives or agents (including, without limitation, any investment banker, attorney or accountant retained by NAMIC or any of its subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal. NAMIC has further agreed not to enter into or maintain or continue discussions, or negotiate with any person or entity in furtherance of such inquiries or to obtain a Company Acquisition Proposal or agree to or endorse any Company Acquisition Proposal. NAMIC will notify Pfizer orally (within one business day) and in writing (as promptly as practicable) of all the relevant details relating to all written inquiries and proposals which it or any of its subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters; PROVIDED, HOWEVER, that NAMIC's Board of Directors shall not be prohibited from (i) furnishing information to, or entering into discussion or negotiations with, any person or entity that makes an unsolicited written, bona fide Company Acquisition Proposal, subject to no conditions relating to financing or any due diligence review of NAMIC or its subsidiaries if, and only to the extent that, the Board of Directors of NAMIC, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for NAMIC's Board of Directors to comply with its fiduciary duties to stockholders under applicable law (a "Superior Proposal"), and prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, NAMIC provides notice to Pfizer to the effect that it is furnishing to, or entering into discussions or negotiations with, such person or entity,
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation of the Merger Agreement, the Merger and the transactions contemplated thereby if there exists a Superior Proposal and NAMIC's Board of Directors, after consultation with and based upon the written advice of outside legal counsel, determines in good faith that such action is necessary for NAMIC's Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

CONDUCT OF BUSINESS PENDING THE MERGER

    NAMIC has agreed that, prior to the Effective Time or the termination of the Merger Agreement, it will conduct its operations according to its ordinary and usual course of business consistent with past practice and will use its commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with NAMIC. NAMIC has also agreed that, prior to the Effective Time or the termination of the Merger Agreement, it will maintain its books and records in the usual manner and consistent with past practice and will not permit a material change in any of its financial reporting, tax or accounting practices or policies except as may be required by generally accepted accounting principles.

    NAMIC  has  further  agreed  that,  prior  to  the  Effective  Time  or  the termination of the Merger Agreement, it will not, except as otherwise contemplated by the Merger Agreement or as may be agreed to in writing by Pfizer and Merger Sub: (i) issue, sell, pledge or encumber, or authorize or propose the issuance, sale, pledge or encumbrance of (A) any shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of NAMIC for such shares, other than shares of NAMIC Common Stock issuable upon exercise of currently outstanding stock options or stock awards, or (B) any other securities in respect of, in lieu of or in substitution for shares of common stock outstanding on the date of the Merger Agreement (including the shares of NAMIC Common Stock); (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the shares of NAMIC Common Stock); (iii) split, combine or reclassify any shares of its capital stock or declare or pay any dividend or distribution on any shares of capital stock of NAMIC; (iv) subject to certain exceptions, make any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, or enter into or modify any material contract, agreement, commitment, arrangement, license or right or any release or relinquishment of any material contract rights, not in the ordinary course of business; (v) pledge or encumber any material assets of NAMIC except in the ordinary course of business consistent with past practice; (vi) incur any long-term debt for borrowed money or short-term debt for borrowed money, except for debt incurred in the ordinary course of business consistent with past practice; (vii) propose or adopt any amendments to the NAMIC Certificate of Incorporation or the NAMIC By-laws (each as hereinafter defined); (viii) enter into any new employment agreement or amend any existing agreement with any officer, director or employee or grant any increase in the compensation or benefits to officers, directors, employees and former employees other than increases in the ordinary course of business and consistent with past practice or pursuant to the terms of agreements or plans as currently in effect; (ix) adopt a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation or dissolution of NAMIC; (x) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of NAMIC in the ordinary course of business and consistent with past practices; (xi) make any loans, advances or capital contributions to, or investments in, any other person (other than loans or advances to subsidiaries and customary loans or advances to employees in accordance with past practices); (xii) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or former employee; (xiii) take any action other than in the ordinary course of business and consistent with past practice with respect to the grant of any severance or termination pay or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; (xiv) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, except in the ordinary course of business and consistent with past practice;
(xv) subject to certain exceptions, authorize capital expenditures in excess of $250,000 in the aggregate; or (xvi) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or take any action which would make any representation or warranty of NAMIC in the Merger Agreement untrue or incorrect.

EXPENSES

    All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such costs and expenses; PROVIDED, HOWEVER, that the costs of printing this Proxy Statement/Prospectus and all appendices, amendments or supplements thereto shall be borne equally by NAMIC and Pfizer.

ACCOUNTING TREATMENT

    The Merger will be accounted for as a "purchase" under United States generally accepted accounting principles. Under this method of accounting, the excess of the purchase price over the fair value of the net assets acquired is expected to be amortized on a straight-line basis over an appropriate period not to exceed 40 years.

    As a result of the cash payments to be made by NAMIC immediately prior to the Effective Time of the Merger in respect of outstanding options to acquire NAMIC Common Stock, NAMIC will recognize nonrecurring compensation expense for purposes of its financial statements relating to periods prior to the Effective Time of approximately $5,000,000.

RESALE OF PFIZER COMMON STOCK BY AFFILIATES

    The shares of Pfizer Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued pursuant to the terms of the Merger Agreement to any holder of NAMIC Common Stock who may be deemed to be an "affiliate" of NAMIC for purposes of Rule 145 under the Securities Act. Such NAMIC affiliates may not sell their shares of Pfizer Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of NAMIC generally include individuals or entities that control, are controlled by or are under common control with NAMIC, and is expected to include the directors, the executive officers and certain of the principal stockholders of NAMIC.

    NAMIC has agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person who may be deemed an affiliate (for purposes of Rule 145) of NAMIC to execute and deliver a written agreement intended to ensure compliance with the Securities Act.

    This Proxy Statement/Prospectus cannot be used for resales of Pfizer Common Stock received by any person who may be deemed an affiliate of NAMIC.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes certain federal income tax considerations relevant to Pfizer, Merger Sub, NAMIC and the NAMIC's stockholders relating to the Merger. This discussion does not

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
deal with all federal income tax considerations that may be relevant to particular NAMIC's stockholders in light of their particular circumstances, such as dealers in securities, stockholders who do not hold their NAMIC Common Stock as capital assets, foreign persons, tax exempt entities or persons who acquired their shares in compensatory transactions. Furthermore, no foreign, state or local tax considerations are addressed herein. ACCORDINGLY, NAMIC'S STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

    No party to the Merger has requested a ruling from the Service with regard to the federal income tax consequences of the Merger. As a condition to NAMIC's obligation to consummate the Merger, O'Sullivan Graev & Karabell, LLP, counsel to NAMIC, will render an opinion to NAMIC stating that, if the Merger is consummated in accordance with the provisions of the Merger Agreement and the exhibits thereto, the Merger will be treated, for federal income tax purposes, as a reorganization within the meaning of Section 368(a)(i)(A) of the Code by virtue of Section 368(a)(2)(E) of the Code, NAMIC and Pfizer will each be a party to that reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized by NAMIC's stockholders upon their receipt in the Merger of Pfizer Common Stock in exchange for NAMIC Common Stock (except to the extent of cash received in lieu of a fractional share of Pfizer Common Stock or cash consideration received as a result of dividends declared on Pfizer Common Stock). Such opinion also confirms that the discussion in this Proxy Statement/Prospectus of certain federal income tax law consequences to Pfizer, Merger Sub, NAMIC and NAMIC's stockholders fairly presents the current federal income tax applicable to the Merger and all material tax consequences to Pfizer, Merger Sub, NAMIC and NAMIC stockholders as a result of the Merger.

    NAMIC's stockholders should be aware that such opinion will not be binding on the Service and that there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger. The following discussion does not analyze all potential tax consequences that may be relevant to particular categories of NAMIC's stockholders subject to special treatment under federal income tax law or to any individual NAMIC stockholder in light of such stockholder's facts and circumstances.

CONSEQUENCES TO PFIZER, MERGER SUB AND NAMIC

    The Merger should constitute a reorganization as defined in Section 368(a)(1)(A) of the Code by virtue of the application of Section 368(a)(2)(E) of the Code if carried out in the manner set forth in the Merger Agreement. In such event, no gain or loss will be recognized by Pfizer or NAMIC upon Pfizer's issuance of Pfizer Common Stock solely in exchange for NAMIC Common Stock and the transfer by operation of law of Merger Sub's assets and liabilities to NAMIC upon consummation of the Merger. Neither Pfizer nor Merger Sub should recognize any income upon Pfizer's issuance of Pfizer Common Stock directly to NAMIC's stockholders, or Merger Sub's merger into NAMIC, in the event the Service were successfully to challenge the tax-free nature of the Merger.

    NAMIC's taxable year will end for federal income tax purposes on the Effective Date, and NAMIC will be required to file a federal income tax return for its short taxable year ending on the Effective Date. The Merger will also terminate NAMIC's federal consolidated return group election and cause NAMIC and any of its consolidated subsidiaries to become members of Pfizer's federal consolidated return group. The termination of NAMIC's consolidated return group may terminate any deferral of gains or losses on intercompany NAMIC group transactions, and if so, they would be required to be reported in NAMIC's final short period federal consolidated tax return.

    As a result of the Merger, NAMIC will experience an ownership change as defined in Section 382(g) of the Code with the result that any NAMIC tax credit carryforwards, net operating loss carryovers, capital loss carry forwards or built-in deductions will become subject to the limitation on use provided

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
by SectionSection 382 and 383 of the Code. In addition, Pfizer's acquisition of NAMIC in the Merger may result in the imposition of certain consolidated return limitations on the ability of the Pfizer consolidated return group to utilize any NAMIC tax credit carryovers, net operating loss carryovers, capital loss carryforwards or built-in deductions pursuant to the Treasury regulations under
Section 1502 of the Code.

CONSEQUENCES TO NAMIC'S STOCKHOLDERS

    Generally, no gain or loss will be recognized by NAMIC's stockholders upon their receipt in the Merger of Pfizer Common Stock (except to the extent of cash received in lieu of a fractional share of Pfizer Common Stock or cash consideration received as a result of dividends declared on Pfizer Common Stock).

    The aggregate tax basis of Pfizer Common Stock received in the Merger (including any fractional share deemed received) will be the same as the aggregate tax basis of the NAMIC Common Stock surrendered in exchange therefor, increased by the amount of gain realized in connection with the receipt of cash by the NAMIC's stockholders.

    The holding period for federal income tax purposes of each share of Pfizer Common Stock received by each NAMIC stockholder in the Merger will include the period during which such stockholder held his or her NAMIC Common Stock surrendered in exchange therefor, provided that the NAMIC Common Stock is held as a capital asset at the time of the Merger.

    Cash payments in lieu of a fractional share should be treated as if a fractional share of Pfizer Common Stock had been issued in the Merger and then redeemed by Pfizer. A NAMIC stockholder receiving such cash should generally recognize gain or loss upon such payment equal to the difference (if any) between such stockholder's basis in the fractional share (which will be a PRO RATA portion of the stockholder's basis in the Pfizer Common Stock received in the Merger) and the amount of cash received.

    Even if the Merger qualifies as a reorganization, a recipient of shares of Pfizer Common Stock could recognize income to the extent that such shares were considered by the Service to be received in exchange for consideration other than NAMIC Common Stock such as dividends accrued on such NAMIC Common Stock. All or a portion of such income may be taxable as ordinary income.

    Pursuant to the terms of the Merger Agreement, if the Effective Time of the Merger is after the record date for dividends, if any, declared by Pfizer's Board of Directors on Pfizer's Common Stock in the first quarter of calendar 1995, the holders of NAMIC Common Stock shall receive a cash amount equal to the amount they would have received if the Effective Time had occurred before such record date. The full amount of any such cash payment will be taxable to the recipient as ordinary income.

    Although the matter is not entirely free from doubt, the Pfizer Rights received in the Merger should not constitute "other property" within the meaning of Section 356 of the Code and, accordingly, no income, gain or loss should be recognized upon their receipt. If the Pfizer Rights did constitute "other property," the status of the Merger as a reorganization for federal income tax purposes would not be affected, but NAMIC stockholders receiving Pfizer Rights would be required to recognize income in an amount equal to the lesser of (a) the value of the Pfizer Rights received and (b) the gain realized on the exchange of the Pfizer Common Stock and the corresponding Pfizer Rights for the NAMIC Common Stock. Pfizer believes that the value of each Pfizer Right is minimal.

LIMITATIONS ON OPINION AND DISCUSSION

    The opinion to be rendered by O'Sullivan Graev & Karabell, LLP, will be based on certain assumptions and subject to certain qualifications to be set forth therein. NAMIC's stockholders should be aware that such opinion will not bind the Service and the Service is therefore not precluded from successfully asserting a contrary opinion. In addition, as noted earlier, all the tax opinions are subject to certain assumptions, including, but not limited to, the truth and accuracy of certain

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
representations made by Pfizer, NAMIC and certain stockholders of NAMIC. Of particular importance are certain assumptions and representations relating to the Code's "continuity of interest" requirement.

    In order to satisfy the continuity of interest requirement, NAMIC's stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer an aggregate amount of (i) their NAMIC Common Stock in anticipation of the Merger and (ii) Pfizer Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that NAMIC's stockholders, as a group, would no longer have a meaningful continuing equity interest in the NAMIC business being conducted by Pfizer after the Merger. NAMIC's stockholders will generally be regarded as having a meaningful continuing equity interest as long as the number of shares of Pfizer Common Stock received in the Merger less the number of shares subject to Planned Dispositions (if any) represents, in the aggregate, a continuing interest through stock ownership in Pfizer that is equal in value, as of the Effective Time of the Merger, to more than 50% of the value of all of the formerly outstanding NAMIC Common Stock as of the same date.

    A successful challenge by the Service to the tax-free reorganization status of the Merger (as a result of a failure of the continuity of interest requirement or otherwise) would result in NAMIC's stockholders recognizing taxable gain or loss with respect to each share of NAMIC Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Pfizer Common Stock, the Pfizer Rights and any cash received in exchange therefor. In such event, a stockholder's aggregate basis in Pfizer Common Stock so received would equal its fair market value at the Effective Time of the Merger and the holding period for such stock would begin on the day after the Effective Date of the Merger.

CONSEQUENCE TO HOLDERS OF OPTIONS TO PURCHASE NAMIC COMMON STOCK

    Pursuant to the terms of the Merger Agreement, all outstanding options to acquire NAMIC Common Stock will be cancelled immediately prior to the Effective Time of the Merger and the holders thereof shall receive from NAMIC a cash payment in an amount (net of any applicable withholding tax) equal to the excess, if any, of $18.00 over the per share exercise price of such options. The full amount of such cash payment will be taxable to the recipient as ordinary income.

STOCK EXCHANGE LISTING

    Shares of Pfizer Common Stock are currently listed on the NYSE. Application has been made by Pfizer to list the shares of Pfizer Common Stock to be issued in connection with the Merger on the NYSE. It is a condition to the consummation of the Merger that the shares of Pfizer Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE upon official notice of issuance.

                               BUSINESS OF NAMIC

INTRODUCTION

    NAMIC designs, manufactures and markets a broad range of single-patient use medical products, offered individually and in customized kits, primarily for use in the diagnosis and treatment of atherosclerotic cardiovascular disease. NAMIC's products are used by physicians and skilled clinical staff for fluid administration and waste containment during angiography and angioplasty. NAMIC's products are designed to improve the quality of patient care, to enhance the safety of patients and medical personnel and to help control hospital costs. During the period from NAMIC's 1990 fiscal year to its 1994 fiscal year, sales increased from $35.4 million to $57.4 million, a compound annual rate of 12.8%. There can be no assurance, however, that NAMIC sales will continue to increase at such rate.

    The original predecessor to NAMIC was founded in Massachusetts in 1969 and was merged in 1977 with North American Instrument Corporation, a New York corporation, which in turn was merged in May 1991 into NAMIC. NAMIC was incorporated in Delaware in May 1991. In November 1991, NAMIC consummated the initial public offering of its Common Stock (the "Offering").

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
    During the fiscal year ended May 31, 1991, AAS, a corporation wholly-owned by Phillip H. Morse, the Chairman of the NAMIC Board of Directors, was merged (the "AAS Merger") with and into NAMIC. The AAS Merger was accounted for as a combination of entities under common control similar to a "pooling of interests."

    On May 21, 1992, NAMIC acquired Novoste Puerto Rico Inc., a Florida corporation ("Novoste"). Pursuant to the Agreement and Plan of Merger dated as of May 11, 1992, among NAMIC, NAMIC Caribe, Inc., a Delaware corporation (formerly, a Florida corporation), Novoste and certain stockholders of Novoste, NAMIC Caribe was merged (the "NAMIC Caribe Merger") with and into Novoste, with Novoste surviving the NAMIC Caribe Merger under the name NAMIC Caribe, Inc. as a wholly-owned subsidiary of NAMIC.

    NAMIC's United States sales operations are conducted through two divisions: the Angiographic Systems Division, which comprises core domestic sales operations, and the OEM Division, which markets certain of NAMIC's nonproprietary products directly to other medical device manufacturers. During the fiscal year ended May 31, 1993, NAMIC completed a planned downsizing of its Electronics Systems Division, which provided electronics assembly and testing services primarily to the Angiographic Systems Division, as well as to a select number of third parties, and ceased all sales operations of the Electronics
Systems Division in November 1992. International sales are made primarily through NAMIC's wholly-owned subsidiary, NAMIC International. A portion of international sales and manufacturing operations are conducted in Ireland by NAMIC Eireann B.V., a newly-incorporated, wholly-owned subsidiary of NAMIC. NAMIC's current manufacturing operations are conducted in Glens Falls, New York, by its Angiographic Systems Division, Aguadilla, Puerto Rico, by NAMIC Caribe and in Tullamore, Ireland, by NAMIC Eireann B.V. Unless the context requires otherwise, all references herein to NAMIC are to NAMIC and its predecessors and its wholly-owned subsidiaries. NAMIC Eireann Limited was formed in July 1993 for the purpose of conducting certain interim operations prior to the formation of NAMIC Eireann B.V. NAMIC Eireann Limited currently has no assets and conducts no operations.

MARKETS AND MARKET INFLUENCES

MEDICAL PROCEDURES USING COMPANY PRODUCTS

    The majority of NAMIC's products are used in the diagnosis and treatment, through angiography and angioplasty, of atherosclerosis. Atherosclerosis is a progressive and incurable disease in which arterial walls gradually thicken and lose their natural elasticity and arteries narrow due to accumulated cholesterol and fat deposits known as plaque. Atherosclerosis causes a reduction in blood flow to tissues and organs, oxygen deprivation and eventual tissue damage. The most serious form of atherosclerosis affects the coronary arteries, which nourish the heart. Coronary artery disease is the leading cause of death in the United States, causing over 1,500,000 acute myocardial infarctions, or heart attacks, annually, 720,000 of which result in death. The American Heart Association estimates that over 6,100,000 Americans have clinically-confirmed coronary atherosclerosis and that another 34,000,000 suffer from the disease but have not yet been diagnosed.

    Angiography has been the principal procedure used to diagnose and to plan treatment for atherosclerosis for over 40 years. In angiography, a specialized tube or catheter is inserted into a blood vessel through a small incision in the skin. This minimally-invasive insertion is termed percutaneous, meaning that it occurs through the skin. The catheter is threaded under fluoroscopic guidance (a form of X-ray) until it is precisely positioned in the suspect area of the patient's vasculature. Controlled injections of an imaging agent are then made into the blood vessel to increase the visual contrast between the vessel being observed and other physiological structures. Both motion and still pictures are taken under fluoroscopy to completely visualize the blood vessels, allowing the cardiologist or radiologist to assess both the location and severity of the atherosclerotic condition. The diagnostic information obtained during angiography is critical in guiding the physician's choice of treatment.

    During the late 1960's, severe cases of arterial occlusion began to be treated by grafting either a prosthesis or the patient's own blood vessels to bypass the site of disease. Bypass graft surgery,

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
particularly coronary artery bypass graft surgery, is a major surgical procedure with attendant morbidity, mortality and hospitalization costs. In the early 1980's, angioplasty, a less invasive procedure, was developed, offering cardiologists and radiologists another treatment option for cases requiring intervention. This treatment is known as percutaneous transluminal coronary angioplasty ("PTCA") when performed in the coronary arteries and percutaneous transluminal angioplasty ("PTA") when performed in peripheral vasculature. The most common form of angioplasty involves the dilation of the occluded segment of the affected blood vessel using a balloon-tipped catheter, which widens the vessel as it stretches the vessel walls. PTCA and PTA can be less costly and less traumatic alternatives to bypass surgery for the seriously compromised patient. In less severe cases, these procedures allow a more aggressive therapeutic approach than non-surgical approaches. Other techniques for treatment of arterial occlusion include laser angioplasty, which removes plaque using laser energy, and atherectomy, which removes plaque mechanically using cutting or grinding catheters.

FACTORS INFLUENCING GROWTH IN PROCEDURES

    NAMIC believes, based on industry estimates, that the number of angiographies and angioplasties performed in the United States has grown over the past five years. NAMIC expects that the number of such procedures performed will continue to grow, although the rate of such growth has declined. A number of factors have contributed, and are expected to continue to contribute, to the growth in the number of angiography and angioplasty procedures. These factors include an aging population, increased patient awareness of the risks of cardiovascular disease, improvements in clinical technology and favorable reimbursement rates.

    The population of the United States is aging. Cardiovascular disease develops with increasing frequency with age. Accordingly, as the median age of the population increases, it is anticipated that more people will require diagnostic and therapeutic procedures.

    There is also an increasing awareness of the risks and symptoms of, and treatment options for, cardiovascular disease. As a result of this heightened awareness, patients are likely to be diagnosed earlier in the progression of their diseases and therefore undergo treatment over a longer period of their lives. In addition, patients who are diagnosed early are likely candidates for angioplasty. Non-invasive imaging techniques, such as cardiac ultrasound, have provided improved means of early detection of disease, which leads to referrals of patients seeking definitive diagnosis with angiography.

    Patient compliance has improved and morbidity and mortality have decreased due to improvements in clinical technology. The introduction of smaller catheters and better-tolerated imaging agents for angiography and angioplasty permits procedures to be performed on patients for whom such procedures would not otherwise be appropriate. Further, such improvements have made it safer for a patient to undergo multiple angiographies and angioplasties. With restenosis (recurring accumulation of plaque and associated blood vessel occlusion)
occurring in approximately 30% of all initial angioplasties, follow-up angiographies and angioplasties are not uncommon.

    The clinical success of angiography and angioplasty has contributed to the growth of the medical subspecialty of interventional cardiology and the establishment of new Cardiac Catheterization Laboratories. These procedures, as less costly and less invasive surgical procedures, have a generally favored status under the Medicare prospective payments system and are often profitable for hospitals and physicians. Increasing competition and cost containment pressures have caused hospitals and physicians to participate in outreach programs to attract referrals from outlying areas. Outreach programs and other marketing activities increase the number of patients identified and consequently the number of procedures performed.

FACTORS INFLUENCING DEMAND FOR NAMIC'S PRODUCTS

    The growth in the number of medical procedures in which NAMIC's products are used has resulted in increased demand for NAMIC's products. Other factors contributing to increased demand

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
include the cost benefits and convenience of single-patient use devices and custom kits, improvements in clinical technology and increased awareness of the risks of disease borne in blood and blood products.

    The advent of the prospective payments system in the 1980s provided an incentive for hospitals to become more cost conscious, hastening the conversion from reusable (multiple-patient use) to disposable (single-patient use) devices. Single-patient use devices help hospitals reduce their central supply staff requirements and administrative costs by eliminating the need to reprocess and resterilize devices. Custom kits reduce the stocking and purchasing burdens associated with providing physicians with single, sterile devices and accessories. Custom kits also facilitate accurate attribution of costs to a particular procedure or patient, which is particularly useful in the context of the prospective payments system. Custom kits reduce set-up time for procedures, allowing more revenue-generating procedures to be performed with costly laboratory equipment, helping hospitals improve their return on assets. Custom kits provide physicians with devices and accessories meeting their individual procedural needs in a convenient, prepackaged form.

    As procedures become increasingly sophisticated, and are performed on older and sicker patients, a greater number of physiological parameters must be monitored and a wider variety of medicines administered. The climate of clinical experimentation precipitated by innovations such as computer-enhanced angiography, low-profile balloon catheters, laser angioplasty and atherectomy has engendered innovation in fluid administration systems. Fully-featured products and fluid administration systems, such as those offered by NAMIC, are required to meet the specific needs of hospitals, laboratories and individual physicians and to keep pace with the evolving and varied demands of emerging medical procedures.

    Heightened clinical and public awareness of the risks of contact with blood and blood products has increased demand for closed fluid systems such as those designed and offered by NAMIC. These systems reduce the possibility of the patient's circulatory system coming into contact with external contaminants and help isolate clinical personnel from unnecessary contact with blood and blood products.

NATIONAL HEALTH CARE REFORM

    Health care reimbursement policy in the United States may be changed in the future if national health care reform legislation is enacted. NAMIC cannot predict which, if any, reform measures may be enacted or when any such reform measures may be implemented or what impact national health care reform may have on its business.

CUSTOMERS

    NAMIC's primary customers in the United States comprise over 2,300 hospitals, medical centers and clinics. Within hospitals, NAMIC serves the specialty units that perform angiographies and angioplasties. Coronary angiographies and PTCAs are usually performed in Cardiac Catheterization Laboratories of which there are estimated to be 1,400 nationwide. There are also approximately 2,200 Special Procedures Units and Neuroradiology Units in which peripheral and neurovascular angiographies and PTAs are performed. NAMIC also serves hospital customers in the specialties of anesthesia, cardiac surgery and critical care, although these areas represent a smaller portion of NAMIC's business.

    NAMIC is not dependent on any one of its customers and the loss of any single customer would not have a material adverse effect on NAMIC. None of NAMIC's customers accounts for more than 10% of NAMIC's total sales.

KEY PRODUCT LINES

CUSTOM KITS

    Fundamental   to   NAMIC's   overall   marketing   approach   is   extensive
customization. A custom kit offered by NAMIC typically contains certain of NAMIC's standard and custom products assembled in

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
a unique configuration, which meets the specification of a particular customer. If further specialization is required, NAMIC makes every attempt to modify and adapt the features of its products to the needs presented. NAMIC has structured its sales operations, customer service, manufacturing processes and information systems to reflect the predominance and special business requirements of custom modifications. NAMIC believes that customization in both products and kits and the efficiency with which it is achieved is a significant competitive advantage for NAMIC. During the fiscal years ended May 31, 1994, 1993 and 1992, custom kits accounted for 60%, 62% and 61%, respectively, of total sales or approximately $34,400,000, $33,600,000 and $31,700,000, respectively. Revenues attributable to products included in custom kits are not segregated and are combined with sales of identical products. Consequently, revenues associated with sales of products, other than custom kits, reflect such products sold separately and do not include sales of products included in custom kits.

MORSE MANIFOLDS

    The MORSE Manifold line has been NAMIC's core proprietary product line since 1971. The MORSE Manifold was introduced in reusable form as the first transparent angiographic manifold and has been available since 1982 as a single-patient use disposable. Consisting of two, three, four or five valves, the MORSE Manifold simplifies fluid administration and monitoring practices for its clinical users by controlling the delivery of saline solution, radiographic imaging agents or other fluids through an angiography or angioplasty catheter.

MORSE ANGIOGRAPHIC SYRINGES

    In 1988, NAMIC introduced the MORSE Angiographic Syringe product line, a single-patient use alternative for the controlled administration of radiographic imaging agents and other medical fluids otherwise delivered with reusable syringes.

CLOSED SYSTEMS

    Concerns about the risks of contact with blood and blood products created a need filled by NAMIC's closed system product line, initiated in 1988 with the PROTECTION STATION. A closed system reduces the possibility of the patient's circulatory system coming in contact with external contaminants and helps isolate clinical personnel from unnecessary contact with blood and blood products. A closed system also provides a convenient means for the physician and clinical staff to administer fluids and contain procedural wastes.

PERCEPTOR PRODUCTS

    In the mid-1980's, NAMIC observed a shift in pressure monitoring practices during angiography and angioplasty procedures. Cardiac Catheterization Laboratories and Special Procedures Units began converting to single-patient use pressure monitoring devices or transducers. NAMIC introduced its PERCEPTOR DT, a single-patient use transducer, in its 1990 fiscal year to meet this growing demand. NAMIC originally purchased the PERCEPTOR DT from Graphic Controls Corporation on a private-label basis. Also in its 1990 fiscal year, NAMIC acquired from Graphic Controls the molds, tooling, equipment and proprietary rights to the product line. This backward integration, as well as the AAS Merger, enabled NAMIC to lower its manufacturing costs, control production processes for customization and target the device to new as well as existing customers.

    NAMIC introduced the PERCEPTOR MORSE Manifold, a MORSE Manifold which incorporates a transducer in the body of the device, in May 1991. This product offers improved blood pressure waveform fidelity and set-up convenience by eliminating the attenuating effects of fluid-filled pressure monitoring lines connected to a traditional, pole mounted transducer.

MORSE Y-ADAPTORS

    Introduced in October 1990, the MORSE Y-Adaptor complements NAMIC's general line of angioplasty accessories. The MORSE Y-Adaptor is an adjustable hemostasis valve, which is attached to the hub of a balloon catheter or guiding catheter to prevent blood leakage around an indwelling guidewire or other catheter. The product line was expanded in May 1991 to include both Y- and Tri-configurations, available in standard or extended form. In December 1993, the MORSE Y-Adaptor product line was expanded further to include large bore MORSE Y-Adaptors. MORSE Y- and Tri-Adaptors are offered individually or in custom kits with the NAMIC Guidewire lntroducer and Torque Device. Based on average selling prices of competitive products, NAMIC estimates the total market for Y-Adaptors to be between $10 and $15 million annually.

ARIA BALLOON INFLATION DEVICE

    In May 1992, NAMIC introduced the ARIA Balloon Inflation Device, used by physicians to inflate and deflate angioplasty catheter balloons. The ARIA Balloon Inflation Device is designed to allow substantially more custom alternatives than competitive devices and is intended for convenient inclusion in existing custom kits. In addition to the PTCA market, NAMIC believes that its device will provide a fully-featured specialty upgrade for interventional radiologists using a reusable or general purpose syringe in PTA.

SELECTOR CATHETERS

    In July 1992, NAMIC introduced its new line of proprietary coronary angiography catheters, marketed under the trade name SELECTOR. This product line was obtained through NAMIC's acquisition of Novoste in May 1992, as was a line of peripheral angiography and coronary angioplasty guiding catheters which have yet to be introduced through NAMIC's direct sales force. The SELECTOR line is manufactured with a proprietary and patented manufacturing process which permits the catheter to have a large inner diameter in comparison with the catheter's outer diameter. The high flow rate through the catheter allows physicians to downsize to smaller catheters without compromising image quality. NAMIC believes that SELECTOR catheters will be attractive to the growing outpatient angiography market as well as for inpatient catheterization.

EPIC LNTRODUCER SHEATHS

    In January 1993, NAMIC introduced a line of percutaneous catheter introducer sets consisting of sheaths, dilators and guidewires marketed under the trade name EPIC. The EPIC is intended for use in interventional cardiology and radiology and is designed to provide safe and convenient vascular access during angiography and angioplasty procedures.

    NAMIC is currently engaged in development of extensions for its EPIC Introducer Sheath and ARIA product lines.

OTHER PRODUCTS

    NAMIC's other products include flexCIL Contrast Injection Lines, MORSE Stopcocks, NAMIC Fluid Administration Sets, NAMIC Pressure Monitoring Lines and the CONTRAST CONTROLLER.

    FlexCIL Contrast Injection Lines are used in high-pressure intravascular injections of radiographic imaging agents. The product group consists of 500 and 1000 psi-rated clear polyvinyl chloride plastic lines, and a 1200 psi-rated nylon braid reinforced flexible contrast injection line.

    NAMIC's single-patient use MORSE Stopcock product line consists of low, medium and high pressure fluid control valves. With three pressure ratings, five terminal fitting styles, two body configurations, tubing extensions and other variations, the MORSE Stopcock product line is easily customized.

    NAMIC's extensive line of standard and custom NAMIC Fluid Administration Sets includes styles with vent filters, drip chamber filters, microdrip chambers, wide-bore tubing and other features. The SOSA Pressurized Fluid Delivery System allows pressurization of fluid in an intravenous or imaging agent bottle for controlled and convenient aspiration.

    NAMIC Pressure Monitoring Lines serve as fluid-filled couplings to connect MORSE Manifolds to PERCEPTOR DTs to other invasive blood pressure monitoring devices. NAMIC offers a variety of lengths, unit volumes and connecting hub configurations and provides custom variations such as color-coded or coiled lines. The majority of the items sold under this product line are marketed by NAMIC's direct sales force, but a significant amount are sold through its OEM Division in bulk, non-sterile form.

    In July 1992, NAMIC introduced the first CONTRAST CONTROLLER and in May 1994, NAMIC introduced its current version of the CONTRAST CONTROLLER, designed to help hospitals reduce intraprocedural waste of costly non-ionic radiographic imaging agents (contrast media). Intended for inclusion in custom kits, the CONTRAST CONTROLLER permits the hospital to purchase contrast media in large bottles to obtain unit savings by providing a safe and convenient way to decant the contents into smaller vessels for single-patient use. NAMIC has applied for patents on the CONTRAST CONTROLLER.

MARKETING AND DISTRIBUTION

    NAMIC markets its products worldwide, with its primary focus on the United States. During fiscal 1994, 84.4% of NAMIC's sales were made through its Angiographic Systems Division directly to hospitals located in the United States. NAMIC markets its proprietary products in the United States through its 54 person direct sales organization, consisting of 47 sales associates, 1 associate in the Product Application Specialist Group ("PAS") and 6 Regional Managers. The remaining United States sales are made through the OEM Division, through which NAMIC offers its nonproprietary products to other medical products firms on a private label basis. At the request of a number of hospitals, the Angiographic Systems Division also provides its medical products in sterile, packaged form through stockless distributors for short notice delivery, and in non-sterile, kit form to custom sterile procedure tray packagers for set-up convenience.

    NAMIC's marketing efforts outside the United States are conducted by NAMIC International and NAMIC Eireann B.V. through 20 independent medical products distributors in Europe, Asia and South America, 3 direct sales representatives in Canada and 1 direct sales representative in the United Kingdom. International sales accounted for 15.6% and 11.5%, respectively, of total sales of NAMIC in the fiscal years ended May 31, 1994 and 1993, respectively. International sales for the fiscal year ending May 31, 1992 were less than 10% of total sales. NAMIC believes that its products are well-suited for use internationally. Although the conversion from reusable to single-patient use devices is not as advanced, nor are the factors affecting product needs identical to those in NAMIC's domestic markets, NAMIC believes its international opportunities are significant, particularly in Europe.

COMPETITION

    The markets for certain of NAMIC's products are highly competitive. No single company competes with NAMIC across all of its standard and customized product lines. However, certain companies that compete with NAMIC in certain product lines and companies that may enter NAMIC's markets have substantially greater financial, technical and marketing resources at their disposal than does NAMIC. NAMIC has historically faced and will continue to face considerable pressure from competition. Other than the limited protection afforded under the patent laws, there are no substantial legal or technological barriers to entry preventing other companies from marketing products directly competitive with NAMIC's products.

    The primary competitive factors in the markets for NAMIC's products are product features, performance and quality, customer service, direct field support for customers, reputation for technological innovation and price. NAMIC believes its competitive advantages include dedication to product quality, innovation and customization, the breadth of its product lines, its direct sales organization and its customer programs.

MANUFACTURING AND QUALITY ASSURANCE

    NAMIC's manufacturing is substantially vertically integrated. Current production of medical devices is carried out in Glens Falls, New York, Aguadilla, Puerto Rico and Tullamore, Ireland. NAMIC's core fluid management and pressure monitoring product lines are manufactured in Glens Falls and Tullamore, employing processes including injection molding, general assembly, packaging and custom product and kit assembly. The SELECTOR Angiographic Catheter line is manufactured in Puerto Rico, along with certain of NAMIC's fluid management systems, with major processes including extrusion, solid state polymerization, injection molding, tip forming and packaging. Sterilization services are purchased by NAMIC from local contract sterilizers in New York, Rhode Island, Puerto Rico and Ireland.

    Quality assurance at NAMIC's Glens Falls medical device manufacturing facilities consists of four functions: documentation, quality engineering, inspection and regulatory affairs. On-site quality assurance for the Puerto Rico and Ireland locations include documentation and inspection, with quality engineering and regulatory affairs managed by NAMIC's Glens Falls headquarters.

COMPANY WORKFORCE

    At February 7, 1995, NAMIC employed approximately 792 associates. Of this workforce, 83 associates are in sales, customer service and marketing, 667 associates are in manufacturing, quality assurance, human resources, finance and administration and 42 associates are in engineering and new product development. NAMIC has no employment agreements with any of its associates. None of NAMIC's associates are represented by a union or other bargaining group. NAMIC considers its relations with its associates to be satisfactory.

GOVERNMENT REGULATION

    The products manufactured and marketed by NAMIC are subject to regulation by numerous governmental authorities, principally the United States Food and Drug Administration (the "FDA") and corresponding state and foreign agencies. NAMIC is subject to the FDA's standards and procedures regarding registration of its manufacturing facilities and the manufacture of medical devices in accordance with Good Manufacturing Practices regulations ("GMP"). Further, NAMIC is subject to periodic on-site inspection by the FDA for compliance with such standards and procedures. The FDA also has broad regulatory powers in the areas of preclinical and clinical testing of new medical devices and the manufacture, marketing and advertising of medical devices.

    The FDA requires that all medical devices introduced to the market be preceded by either a premarket notification clearance pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act or an approved Premarket Approval Application ("PMA"). A 510(k) premarket notification clearance indicates FDA agreement with an applicant's determination that the product for which clearance has been sought is substantially equivalent to another medical device that was on the market prior to 1976. An approved PMA application indicates that the FDA has determined that the device has been proven, through the submission of clinical data and manufacturing information, to be safe and effective for its labeled indications. The process of obtaining a 510(k) clearance typically takes several months and involves the submission of limited clinical data and supporting information, while the PMA process typically lasts more than one year and requires the submission of significant quantities of clinical data and supporting information. Historically, NAMIC's products have required only 510(k) clearance.

    NAMIC maintains device master records, lot history records, standard operating procedure and customer complaint files, in addition to other records, and conducts periodic GMP audits and testing to assure compliance with FDA regulations and GMPs. In May 1994, NAMIC's manufacturing facility located in Glens Falls, New York received ISO 9000 Registration through the Manufacturer's Registration Scheme, Department of Health, United Kingdom.

    NAMIC is subject to regulation in the foreign countries in which it markets its products. Many of the regulations applicable to NAMIC's products in such countries are similar to those of the FDA. However, certain foreign regulatory agencies establish product standards and qualification requirements for medical devices which are different from those in the United States. NAMIC has not experienced any material difficulties with foreign registration of its products.

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
    Federal, state and foreign regulations relating to the manufacture and sale of NAMIC's products are subject to change. NAMIC cannot predict what impact, if any, such change might have on its business.

PATENTS, PROPRIETARY RIGHTS AND TRADEMARKS

    NAMIC protects its proprietary technology through a combination of confidentiality agreements and trade secrets and patent laws. NAMIC has 33 U.S. patents, four of which were acquired in connection with the acquisition of Novoste. The patents expire during the years ending May 31, 1997 through May 31, 2010. NAMIC has several U.S. and foreign patent applications pending, and intends to file patent applications with respect to subsequent patentable developments and improvements when it believes that such protection is in its best interests. NAMIC considers its patents important but does not believe its future success is dependent upon patents. In addition to its patented technology, NAMIC depends on technical expertise, unpatented proprietary technology and know-how in its business. NAMIC's associates and third parties who have access to NAMIC's proprietary information have signed confidentiality agreements with NAMIC.

    NAMIC has ten trademarks which have been registered in the United States Patent and Trademark Office and has submitted applications for additional trademarks. NAMIC has registered or is pursuing registration of its principal trademarks in key European countries.

PROPERTIES

    NAMIC's headquarters, executive offices, manufacturing plants, product development offices and associated warehousing facilities are located in Glens Falls, New York; Aguadilla, Puerto Rico; and Tullamore, Ireland.

    NAMIC's corporate headquarters and executive offices located in Glens Falls consist of a nine-year old, 57,000 square foot building subleased from Phillip
H. Morse, NAMIC's Chairman of the Board and majority stockholder. The majority of this facility is used for sales, customer service, product development and administrative offices, with approximately 13,000 square feet dedicated to finished goods warehousing and shipping functions. During fiscal 1994, NAMIC's product development function was relocated from an 8,000 square foot facility owned by NAMIC located in Hudson Falls to the corporate headquarters located in Glens Falls. NAMIC is in the process of negotiating to sell the Hudson Falls facility. No assurance can be given that NAMIC will be able to sell such facility on terms favorable to NAMIC, if at all.

    NAMIC's principal manufacturing facility is located in the Glens Falls Technical Park and consists of a ten-year old, 103,000 square foot building, which is also subleased from Mr. Morse. NAMIC's injection molding, general assembly, custom packaging and main warehousing facilities are contained in this building. NAMIC also leases from an unrelated third party, pursuant to a lease expiring April 1995, a 12,000 square foot facility adjacent to its principal manufacturing facility, which previously housed its Electronics Systems Division, and is currently being used for product automation development.

    NAMIC Caribe's manufacturing and administrative offices consist of a seven-year old, 11,000 square foot facility located in Aguadilla, Puerto Rico, which is leased from an unrelated third party pursuant to a lease expiring January 1998.

    During the fiscal year ended May 31, 1994, NAMIC completed construction of a 25,000 square foot facility in Ireland. The facility is owned by NAMIC.

    NAMIC believes that its facilities are suitable and adequate for its present operations. NAMIC presently utilizes approximately 65% of the total productive capacity of its facilities.

LEGAL PROCEEDINGS

    NAMIC is subject to various proceedings which arise in the ordinary course of its business. NAMIC believes that none of such proceedings, individually or in the aggregate, will have a material adverse effect on the business or financial condition of NAMIC.

                 NAMIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

TWENTY-SIX WEEKS ENDED NOVEMBER 25, 1994 COMPARED TO TWENTY-SIX WEEKS ENDED NOVEMBER 26, 1993

    NET SALES. Net sales for the twenty-six weeks ended November 25, 1994 were $30,276,700, an increase of $2,843,400, or 10.4%, over the twenty-six weeks ended November 26, 1993. Sales of the Angiographic Systems Division increased by $2,885,700, or 12.6%, to $25,781,600. The increase in sales was primarily due to an easing of competitive pressures on the Company's pricing, an increase of $1,194,900 in sales of key core product lines and an increase in sales of $1,690,800 from sales of the NAMIC CONTRAST CONTROLLER, SELECTOR Angiographic Catheters and ARIA Inflation Devices. Sales of NAMIC International and NAMIC Eireann outside the United States were $4,495,100, a decrease of $53,100, or 1.2%, primarily as a result of decreased sales in Japan.

    COST OF SALES. Cost of sales was $16,573,200 for the twenty-six weeks ended November 25, 1994, an increase of $2,283,000, or 16.0%, over the comparable period in fiscal 1994. Cost of sales represented 54.7% of net sales compared to 52.1% of net sales in fiscal 1994. The increase in cost of sales as a percent of sales is primarily due to the cumulative effect of price reductions given to selected customers in fiscal 1994 as well as start-up costs associated with NAMIC Eireann. This increase was partially offset by improved sales of certain core products at higher gross margins than the Company's average gross profit margins.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $10,029,600 for the twenty-six weeks ended November 25, 1994, an increase of $107,800, or 1.1%, over the comparable period in fiscal 1994. The increase is due primarily to increased spending on research and development and start-up expenses associated with NAMIC Eireann.

    INTEREST EXPENSE AND INCOME. Interest expense was $440,200 for the twenty-six weeks ended November 25, 1994, a decrease of $9,600, or 2.1%, over the comparable period in fiscal 1994. The decrease is primarily due to a reduction in the Company's outstanding indebtedness. This decrease was offset by an increase in the variable interest rates applicable to much of the Company's outstanding indebtedness. Interest income was $238,200 for the twenty-six weeks ended November 25, 1994, a decrease of $142,800, or 37.5%, over the comparable period in fiscal 1994. The decrease is attributable to a decrease in the amount of cash and cash equivalents available for investment as the Company continued to use the proceeds of the Offering.

    PROVISION FOR INCOME TAXES. For the twenty-six weeks ended November 25, 1994, the Company's provision for income taxes was $503,700, an effective tax rate of 14.0% of earnings before income taxes, compared with a provision for income taxes of $1,126,400, or 35.4% of earnings before income taxes, for the comparable period in fiscal 1994. The decrease in the effective tax rate is primarily due to the increased contribution of earnings of NAMIC Caribe, Inc. at a tax rate lower than the tax rate applied to the earnings of the Angiographic Systems Division.

YEAR ENDED MAY 31, 1994 COMPARED TO YEAR ENDED MAY 31, 1993

    NET SALES. Net sales for the year ended May 31, 1994 were $57,366,600, an increase of $3,213,600, or 5.9%, over the year ended May 31, 1993. Sales of the Angiographic Systems Division increased by $938,200, or 2.0%, to $48,441,300. The increase in sales was primarily due to an increase in sales of $1,930,400 of the ARIA Inflation Device, SELECTOR Angiographic Catheter and CONTRAST CONTROLLER product lines. The increase in sales was offset by the cumulative effect of price reductions to customers as a result of increased competition and customer concern about pending United States health care reform proposals. Sales of NAMIC International outside the United States were $8,925,300, an increase of $2,718,000, or 43.8%. Sales of the Electronics Systems Division decreased by $380,300, or 100.0%, as a result of a planned downsizing program completed in November 1992.

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
    COST OF SALES. Cost of sales was $30,526,600 for the year ended May 31, 1994, an increase of $4,358,700, or 16.7%, over the year ended May 31, 1993. Cost of sales represented 53.2% of net sales compared to 48.3% of net sales in fiscal 1993. The increase in cost of sales as a percent of net sales was due primarily to the cumulative effect of price reductions to customers, increased contribution of sales of NAMIC International at lower gross margins than sales of the Angiographic Systems Division and increased sales of the SELECTOR Angiographic Catheter, EPIC Introducer Sheath and ARIA Inflation Device product lines at lower gross margins than NAMIC's average gross margins for its other product lines.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $19,624,900 for the year ended May 31, 1994, an increase of $1,366,200, or 7.5%, over the year ended May 31, 1993. The increase is due to increased spending on research and development, start-up costs associated with NAMIC Eireann B.V. in Ireland and expansion of NAMIC's sales organization.

    INTEREST EXPENSE AND INCOME. Interest expense was $879,200 for the year ended May 31, 1994, a decrease of $50,400, or 5.4%, over the year ended May 31, 1993. The decrease is primarily due to the reduction in NAMIC's outstanding indebtedness. Interest income was $655,200 for the year ended May 31, 1994, a decrease of $39,600, or 5.7%, over the year ended May 31, 1993. The decrease is attributable to a decrease in the amount of cash and cash equivalents available for investment as NAMIC continued to use the proceeds of the initial public offering.

    PROVISION FOR INCOME TAXES. For the year ended May 31, 1994, NAMIC's provision for income taxes was $2,459,300, an effective tax rate of 34.9% of earnings before income taxes, compared with a provision of $3,540,000, or 36.7% of earnings before income taxes for the year ended May 31, 1993. The decrease in the effective tax rate is primarily due to the increased contribution of earnings of NAMIC International at lower tax rates than earnings of the Angiographic Systems Division.

YEAR ENDED MAY 31, 1993 COMPARED TO YEAR ENDED MAY 31, 1992

    NET SALES. Net sales for the year ended May 31, 1993 were $54,153,000, an increase of $2,026,800, or 3.9%, over the year ended May 31, 1992. Sales of the Angiographic Systems Division increased by $2,358,700, or 5.2%, to $47,503,100. This increase was a result of the effect of increased sales of $1,045,800 of the PERCEPTOR and Y-Adaptor product lines and increased sales of $1,910,600 of NAMIC's closed fluid systems, ARIA Inflation Device, EPIC Introducer Sheath and SELECTOR Catheter product lines. The increase in sales from these product lines was offset by price reductions to selected customers, a decline in the growth rate of procedures served, increased competition and delays in new product introductions. Sales of NAMIC International outside the United States were $6,207,300, an increase of $1,460,600, or 30.8%, as a result of increased customer acceptance of NAMIC's products. Sales of the Electronics Systems Division decreased by $1,824,500, or 82.8%, to $380,300, as a result of a planned downsizing program completed in November 1992.

    COST OF SALES. Cost of sales was $26,168,000 for the year ended May 31, 1993, an increase of $1,080,700, or 4.3%, over the year ended May 31, 1992. Cost of sales represented 48.3% of net sales compared to 48.1% of net sales in fiscal 1992. The increase in cost of sales as a percent of net sales was due primarily to increased sales of the new SELECTOR Catheter and EPIC Introducer Sheath product lines at lower gross margins than NAMIC's average gross margins for its other product lines. This increase was offset by control of production-related overhead and favorable labor efficiencies yielded by cost reduction programs.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $18,258,700 for the year ended May 31, 1993, an increase of $1,468,700, or 8.7%, over the year ended May 31, 1992. The increase was primarily due to increased investment in NAMIC's sales organization, increased sales and marketing expenses associated with the introduction of new products and amortization expenses of intangible assets acquired in the acquisition of Novoste. The increase was partially offset by operating efficiencies and cost containment programs.

    INTEREST EXPENSE AND INCOME. Interest expense was $929,600 for the year ended May 31, 1993, a decrease of $436,100, or 31.9%, over the year ended May 31, 1992. The decrease was primarily due to the repayment of NAMIC's short term borrowings from the proceeds of NAMIC's initial public offering and the reduction in the variable interest rates applicable to much of NAMIC's indebtedness. Interest income was $694,800 for the year ended May 31, 1993, a decrease of $600, or less than 1%, over the year ended May 31, 1992. The decrease is attributable to a decrease in the amount of cash and cash equivalents available for investment as NAMIC continued to use the proceeds of NAMIC's initial public offering.

    PROVISION FOR INCOME TAXES. For the year ended May 31, 1993, NAMIC's provision for income taxes was $3,540,000, an effective tax rate of 36.7% of earnings before income taxes, compared with a provision of $3,509,600, or 36.3% of earnings before income taxes, for the year ended May 31, 1992.

FINANCIAL CONDITION AND LIQUIDITY

    NAMIC's primary capital requirements are for capital expenditures and for investment in inventory and accounts receivable required to sustain its sales growth. Net cash provided by operating activities was $4,889,900 and $3,005,500 during the twenty-six weeks ended November 25, 1994 and November 26, 1993, respectively. Net cash provided by operating activities was $5,789,900 and $8,123,700 during the years ended May 31, 1994 and May 31, 1993, respectively. During the twenty-six weeks ended November 25, 1994, inventory decreased $1,679,700, compared to an increase of $1,585,300 for the twenty-six weeks ended November 26, 1993. The decrease in inventory of $1,679,700 was due to an increase in the Company's sales during the twenty-six weeks ended November 25, 1994. Net cash used in increasing inventory was $3,909,300 and $1,771,700 during the years ended May 31, 1994 and May 31, 1993, respectively. NAMIC maintains substantial inventories of materials, partially-completed assemblies and finished custom kits for its customers to ensure its ability to deliver products and protect against service lapses. The increase in net cash used for increasing inventory during the year ended May 31, 1994 was primarily due to the high material composition of the PERCEPTOR and ARIA Inflation Device product lines, start-up inventories of new products, increased customer demand for the SELECTOR Catheter product line and the start-up of NAMIC Eireann B.V. The Company closely monitors inventory levels of raw materials, sub-assemblies and finished goods. The Company has developed procedures to monitor the impact of new product introductions on existing inventory to measure, account for and minimize inventory obsolescence.

    Net cash used by investing activities was $2,400,900 and $3,040,900 during the twenty-six weeks ended November 25, 1994 and November 26, 1993, respectively. Net cash used by investing activities was $7,090,700 and $12,896,000 during the years ended May 31, 1994 and May 31, 1993, respectively. Capital expenditures include buildings, molds, tooling and equipment for new products and equipment to increase production capacity for existing products. Net cash used for capital expenditures was $2,426,300 and $3,202,400 during the twenty-six weeks ended November 25, 1994 and November 26, 1993, respectively. Net cash used for capital expenditures was $7,211,200 and $12,034,600 during the years ended May 31, 1994 and May 31, 1993, respectively.

    NAMIC historically has satisfied its cash requirements from internally-generated cash flow and bank borrowings. During the twenty-six weeks ended November 25, 1994, NAMIC generated $5,257,100 in cash flow (net income plus depreciation, amortization and deferred income taxes and less the effect of change in accounting principle) compared to $5,147,100 during the twenty-six weeks ended November 26, 1993. During the year ended May 31, 1994, NAMIC generated $9,647,300 in cash flow compared to $11,406,500 during the year ended May 31, 1993. During the year ended May 31, 1994, NAMIC renewed a $10,000,000 unsecured line of credit agreement with a bank. Interest is payable at the lesser of the prime lending rate, or LIBOR plus 1.25%, until the line of credit expires on December 31, 1995. During the year ended May 31, 1994, NAMIC Eireann B.V. entered into an unsecured line of credit agreement with a bank of approximately $7,400,000. Interest is payable at the prime lending rate, until the line of credit expires on May 31, 1995. As of November 25, 1994, there were no outstanding borrowings under the lines of credit. NAMIC believes that internally-generated cash, the remaining proceeds from NAMIC's initial public offering and the lines of credit will be sufficient to meet its liquidity and capital needs for at least the next 12 months.

FOREIGN CURRENCY EXPOSURE

    The financial results of the Company are subject to fluctuations in foreign currency exchange rates. The fluctuations in foreign currency exchange rates has not had a material impact on the results of operations or liquidity of the Company.

ADOPTION OF SFAS NO. 109

    During the year ended May 31, 1994, NAMIC adopted SFAS No. 109. The cumulative effect of adopting SFAS No. 109 resulted in an increase in net earnings of $422,600.

INFLATION

    NAMIC does not believe that inflation has had or is likely to have any impact on NAMIC's operations.

NATIONAL HEALTH CARE REFORM

    Health care reimbursement policy in the United States may change in the future if national health care reform legislation is enacted. NAMIC cannot predict which, if any, reform measures might be enacted or when any such reform measures may be implemented or what impact national health care reform may have on its business.

CHANGE IN ACCOUNTANTS

    On August 16, 1993, the Audit Committee of the NAMIC Board of Directors approved a resolution to dismiss KPMG Peat Marwick LLP as independent certified public accountants of NAMIC and to engage Coopers & Lybrand, LLP to serve as auditors of NAMIC for the fiscal year ending May 31, 1994. The Audit Committee's decision was ratified by the NAMIC Board of Directors.

    During NAMIC's fiscal years ended May 31, 1993 and 1992, and the interim period subsequent to May 31, 1993, there had been no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. KPMG Peat Marwick LLP's report on NAMIC's consolidated financial statements for the fiscal years ended May 31, 1993 and 1992 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG Peat Marwick LLP has furnished NAMIC with a letter addressed to the Commission stating that it agrees with the foregoing statements of NAMIC. A copy of KPMG Peat Marwick LLP's letter to the Commission, dated August 17, 1993, was filed as Exhibit 16 to a Form 8-K filed by NAMIC on August 20, 1993 with the Commission.

                EXISTING RELATIONSHIPS BETWEEN PFIZER AND NAMIC

    Pursuant to a distribution agreement dated January 2, 1992, Cadsand Medica B.V., a subsidiary of Pfizer, agreed to act as NAMIC's exclusive distributor for certain NAMIC products in the territories of Belgium, the Netherlands and Luxembourg (the "Benelux Countries"), except for sales to the United States military or to any United States instrumentality within the Benelux Countries. The agreement is automatically renewable for successive one-year terms at the end of the initial three-year term.

    Schneider Japan K.K., a Pfizer subsidiary ("Schneider Japan"), acts as exclusive distributor in Japan for Koshin International Corporation, a Japanese distribution company, for the Koshin and NAMIC product lines pursuant to a distribution agreement dated March 3, 1993. In accordance with the terms of this distribution agreement, Schneider Japan agreed to pay Koshin an aggregate monthly fee of nine million yen in consideration of Schneider Japan's acting as the distributor; Koshin's acting as importer of the NAMIC products; and Koshin's preparation and assembly of the Koshin products. Koshin delivered a written notice of termination to Schneider Japan on May 19, 1994, effectively terminating the Koshin distribution agreement as of November 25, 1994. On October 31, 1994, however, Koshin and Schneider Japan entered into an Extension Agreement to extend the agreement from November 26, 1994 to June 20, 1995 and NAMIC executed a letter agreement on November 4, 1994 (the "NAMIC Letter Agreement") pursuant to which NAMIC agreed to accept for return any inventory of NAMIC products held in connection with the distribution agreement. Under the terms of the NAMIC Letter Agreement, Koshin's account with NAMIC will be credited for the total value of such items at the original purchase price of the NAMIC products. In connection therewith, Pfizer executed a letter agreement on November 8, 1994 in which Pfizer agreed to unconditionally guarantee to purchase, at NAMIC's request, any products purchased by NAMIC from Koshin at the price that NAMIC paid Koshin for such products.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF NAMIC

    The following table sets forth certain information with respect to the beneficial ownership of NAMIC's Common Stock as of the Record Date by (i) each person known to NAMIC to own beneficially more than 5% of the outstanding shares of NAMIC Common Stock, (ii) each of NAMIC's directors, (iii) each of NAMIC's executive officers and (iv) all directors and officers of NAMIC as a group. Except as otherwise stated, each of the persons named in the table has sole voting and investment power with respect to all shares of NAMIC Common Stock beneficially owned by him or her as set forth opposite his or her name. Unless otherwise indicated, the address of each stockholder and officer is c/o NAMIC, Pruyn's Island, Glens Falls, New York 12801.

                                                                        BENEFICIAL OWNERSHIP
                                                                     ---------------------------
                                                                       SHARES OF
                                                                      COMMON STOCK     PERCENT
                                                                     --------------  -----------
Phillip H. Morse...................................................      4,455,662       50.08%
Richard H. Morse (1)...............................................      1,146,900       12.89%
The State of Wisconsin Investment Board (2)........................        900,000       10.17%
Cynthia L. Morris..................................................        220,000        2.47%
William L. Bitner III, Ph.D. (3)...................................          7,750        0.09%
William E. Philion (4).............................................          4,750        0.05%
David W. Gilmour (5)...............................................         66,100        0.74%
Donald F. Boden (6)................................................         28,700        0.32%
All officers and directors (5)(6)..................................      4,782,962       53.76%

- ------------------------

(1) Address is c/o Boston Financial Management, Inc., 40 Broad Street, Suite 1010, Boston, Massachusetts 02109. Richard H. Morse and Phillip H. Morse are brothers.

(2) Address is P.O. Box 7842, Madison, Wisconsin 53707. Based on a Schedule 13G, as amended, filed with the Securities and Exchange Commission.

(3) Address is 54 Wincrest Drive, Glens Falls, New York 12804. Includes 1,000 shares owned by Dr. Bitner's wife, and 3,750 shares which Mr. Bitner has the right to acquire within 60 days of the Record Date by the exercise of stock options.

(4) Address is 18 Westwood Drive, Queensbury, New York 12804. Includes 3,750 shares which Mr. Philion has the right to acquire within 60 days of the Record Date by the exercise of stock options.

(5) Includes 10,000 shares which Mr. Gilmour has the right to acquire within 60 days of the Record Date by the exercise of stock options.

(6) Includes 18,000 shares which Mr. Boden has the right to acquire within 60 days of the Record Date by the exercise of stock options.

                              MANAGEMENT OF NAMIC

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of NAMIC are as follows:

                  NAME                        AGE                              POSITION
- ----------------------------------------      ---      --------------------------------------------------------
Phillip H. Morse (1)(2)                           53   Chairman of the Board of Directors
Cynthia L. Morris                                 34   President, Chief Executive Officer and Director
David W. Gilmour                                  30   Chief Financial Officer, Treasurer and Secretary
Donald F. Boden                                   49   Vice President, Sales and Marketing
William L. Bitner III, Ph.D. (1)(2)               64   Director
William E. Philion (1)(2)                         68   Director

- ------------------------

(1)  Member of the Audit Committee.

(2)  Member of the Stock Option and Compensation Committee.

    PHILLIP H. MORSE founded NAMIC in 1969, has served as Chairman of the Board since its inception and, until May 1991, was its President and Chief Executive Officer. Mr. Morse is a member of the Stock Option and Compensation Committee and the Audit Committee of the Board of Directors. Prior to founding NAMIC, Mr. Morse was employed with the USCI Division of C.R. Bard, Inc. as a sales representative for a line of cardiovascular catheters and products. NAMIC's core product line, the MORSE Manifold, was conceived and developed by Mr. Morse. Mr. Morse holds a Bachelor of Arts Degree in Sociology from the University of Maine at Orono. Mr. Morse also serves on the Board of Directors of Evergreen Bancorp, Inc. and First National Bank of Glens Falls.

    CYNTHIA L. MORRIS has been President and Chief Executive Officer and a director of NAMIC since May 1991. Ms. Morris joined NAMIC in April 1985 as Manager, Product Development. Prior to becoming President and Chief Executive Officer of NAMIC in May 1991, Ms. Morris served as NAMIC's Executive Vice President and Chief Operating Officer (from November 1989), its Treasurer and Chief Financial Officer (from May 1988) and its Director, Corporate Development (from August 1986). Ms. Morris holds a Bachelor of Arts Degree in Physics from the State University of New York at Plattsburgh.

    DAVID W. GILMOUR, C.P.A., joined NAMIC in June 1989 as Controller. Mr. Gilmour was appointed Secretary, Treasurer and Chief Financial Officer in May 1991. A graduate of Siena College with a Bachelor of Business Administration Degree, Mr. Gilmour was a Senior Tax Consultant with the independent public accounting firm of Ernst & Young for three years prior to joining NAMIC.

    DONALD F. BODEN, Vice President, Sales and Marketing, joined NAMIC in October 1991 as Director of Corporate Development. Mr. Boden has served as Vice President of Marketing since May 1992. Prior to joining NAMIC, Mr. Boden served for three years as President of Cardiovascular Designs, Inc., and 18 years in the positions of Director of Sales and Director of Marketing with various divisions of C.R. Bard, Inc. Mr. Boden received his Bachelor of Arts Degree in Mathematics from Mt. St. Mary's College and his Master's Degree in Management from Adelphi University.

    WILLIAM L. BITNER III, Ph.D. has been a director of NAMIC since July 1991 and is a member of the Stock Option and Compensation Committee and the Audit Committee of the Board of Directors. Dr. Bitner, who retired in June 1993, served as Chairman and President and Chief Executive Officer of First National Bank of Glens Falls and Evergreen Bancorp, Inc. since 1980. Dr. Bitner has had a 20-year career in the field of education, including four years as Associate Commissioner for the New York State Education Department and nine years as Superintendent of the Glens Falls City School District. Dr. Bitner has served as President of the New York State Bankers Association and the Independent Bankers Association of New York State, and was a member of the American Bankers

Association Leadership Conference. Dr. Bitner was formerly a Director of the Business Council of New York State, a director of the Lake Champlain Cancer Research Organization, Inc. of Burlington, Vermont, and a director of the Board of Governors of The Glens Falls Hospital. Dr. Bitner holds a Bachelor's Degree in History, a Master's Degree in Administration and a Doctorate in Management.

    WILLIAM E. PHILION has served as a director of NAMIC since 1980 and is a member of the Stock Option and Compensation Committee of the Board of Directors. He is a former President and Chief Executive Officer of the Glens Falls Hospital and is currently a hospital consultant. Mr. Philion also serves on the Boards of Directors of Evergreen Bancorp, Inc., First National Bank of Glens Falls and Finch, Pruyn & Co., a privately-held manufacturing company. Mr. Philion has served as Examiner for the New York State Board of Radiology, President of the Northeastern New York Hospital Association and Trustee of the New York State Hospital Association.

    Executive officers of NAMIC are appointed by the NAMIC Board of Directors and serve at the discretion of the Board. NAMIC has no employment agreements with any of its executive officers. However, Ms. Morris and Messrs. Gilmour and Boden entered into employment agreements with Pfizer simultaneously with the execution of the Merger Agreement. See "THE MERGER -- Management and Operations After the Merger; Employment Agreements."

SIGNIFICANT ASSOCIATES

    Robert E. Franklin joined NAMIC in March 1988 as Quality Assurance Manager. Mr. Franklin was appointed Director of Quality Assurance and Regulatory Affairs in June 1992. Prior to joining NAMIC, Mr. Franklin served 13 years as Director of Quality Assurance and Quality Control, and Quality Assurance Manager for Sterling Pharmaceuticals, Inc. Mr. Franklin graduated from the State University of New York at Albany with a Bachelor of Science Degree in Biology.

    Rebecca M. Smith has been with NAMIC since 1978. Manager, Human Resources since 1985, Ms. Smith was promoted to her current position as Director, Human Resources in 1989. Ms. Smith holds an Associate Degree in Business Administration from Adirondack Community College and is pursuing the completion of her Bachelor of Science Degree at Skidmore College. Ms. Smith has membership on numerous community service boards including the Employee Assistance Program and the Private Industry Council.

                          NAMIC EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of the compensation of the Chairman of NAMIC's Board of Directors and NAMIC's President and Chief Executive Officer and the other executive officers of NAMIC for services rendered in all capacities during NAMIC's fiscal years ended May 31, 1994, 1993 and 1992, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                     ANNUAL COMPENSATION                -------------
                                        ----------------------------------------------   SECURITIES
                                                                         OTHER ANNUAL    UNDERLYING      ALL OTHER
                                                    SALARY      BONUS    COMPENSATION   OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR        ($)        ($)          ($)            (#)          ($)(1)
- --------------------------------------  ---------  ---------  ---------  -------------  -------------  -------------
                                             1994  $ 216,000  $  25,000   $       0       $       0      $       0
Cynthia L. Morris                            1993  $ 200,000  $  50,000   $       0       $       0      $       0
President & CEO                              1992  $ 150,000  $ 100,000   $ 125,000(2)      350,000      $       0
Phillip H. Morse                             1994  $ 250,000  $       0   $       0       $       0      $  25,769
Chairman of the                              1993  $ 250,000  $       0   $       0       $       0      $  48,300
Board of Directors                           1992  $ 340,691  $       0   $       0       $       0      $  76,393
                                             1994  $ 110,954  $  15,000   $       0          50,000      $   2,892
David W. Gilmour                             1993  $  85,000  $  31,885   $       0          25,000      $   2,910
Secretary, Treasurer & CFO                   1992  $  85,000  $  45,000   $       0          25,000      $   6,905
                                             1994  $ 135,000  $       0   $       0               0      $   3,099
Donald F. Boden                              1993  $ 125,000  $  40,000   $       0          70,000      $   2,551
V.P., Sales and Marketing (3)                1992  $  62,058  $  30,000   $       0          55,000      $       0

- ------------------------------
(1) Amounts reported as "All Other Compensation" represent income after expenses derived from rental payments made by NAMIC to Mr. Morse under two real property subleases in the aggregate amount of $25,769, $48,300 and $76,393, respectively, in fiscal 1994, 1993 and 1992, and contributions made to Messrs. Gilmour and Boden under NAMIC's Profit Sharing and Incentive Plan.
(2) Amount represents the dollar value of the difference between the price paid by Ms. Morris for shares of NAMIC's Common Stock and the fair market value of NAMIC Common Stock at the date of purchase.
(3)  Mr. Boden's employment as an executive officer commenced October 7, 1991.

STOCK OPTION GRANTS

    The following table sets forth, for the fiscal year ended May 31, 1994, the number of individual grants of stock options made during such fiscal year to each of the executive officers named in the Summary Compensation Table. All options granted during the last fiscal year were granted pursuant to NAMIC's 1991 Employee Stock Option Plan at an exercise price equal to the fair market value on the date of grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                                       POTENTIAL
                                                                                                    REALIZABLE VALUE
                                                                                                       AT ASSUMED
                                      NUMBER OF                                                     ANNUAL RATES OF
                                      SECURITIES    PERCENT OF TOTAL                                  STOCK PRICE
                                      UNDERLYING      OPTIONS/SARS                                  APPRECIATION FOR
                                     OPTIONS/SARS      GRANTED TO      EXERCISE OR                  OPTION TERM (1)
                                     GRANTED (2)      EMPLOYEES IN     BASE PRICE     EXPIRATION    ----------------
NAME                                     (#)          FISCAL YEAR        ($/SH)          DATE       5% ($)   10% ($)
- -----------------------------------  ------------   ----------------   -----------   -------------  -------  -------
Cynthia L. Morris                          0              N/A              N/A            N/A         N/A      N/A
Phillip H. Morse                           0              N/A              N/A            N/A         N/A      N/A
David W. Gilmour                      50,000(3)           63%            $10.00      Feb. 24, 2001  203,550  474,359
Donald F. Boden                            0              N/A              N/A            N/A         N/A      N/A

- ------------------------------
(1) Potential realizable value is based on the assumption that the price of NAMIC's Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the seven-year option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission and do not reflect NAMIC's estimate of future stock price appreciation.
(2) All options granted are non-qualified options granted at an exercise price equal to fair market value on the date of grant, vest at a rate of 20% per year and have a term of seven years.
(3) Each option becomes exercisable on a cumulative basis in five equal annual installments on February 24, 1995, 1996, 1997, 1998 and 1999, respectively, provided that the optionee continues to be employed by NAMIC on such dates.

STOCK OPTION EXERCISES

    The following table sets forth information with respect to each exercise of stock options during the fiscal year ended May 31, 1994, by each of the named executive officers and the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                           SHARES                 NUMBER OF SECURITIES         IN- THE-MONEY
                                         ACQUIRED ON    VALUE    UNDERLYING OPTIONS/SARS  OPTIONS/SARS AT FISCAL
                                          EXERCISE    REALIZED   AT FISCAL YEAR-END (#)        YEAR END ($)
NAME                                         (#)         ($)     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ---------------------------------------  -----------  ---------  -----------------------  -----------------------
Cynthia L. Morris                            N/A         N/A         140,000/210,000               $0/$0
Phillip H. Morse                             N/A         N/A               N/A                      N/A
David W. Gilmour                             N/A         N/A          15,000/85,000                $0/$0
Donald F. Boden                              N/A         N/A          26,000/49,000           $15,000/$22,500

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF NAMIC

    NAMIC subleases two of its manufacturing and office facilities from its Chairman, Phillip H. Morse. Such facilities were acquired in 1984 and 1989 and were financed by the sale of industrial revenue bonds issued by the Glens Falls Industrial Development Agency (the "Glens Falls IDA"). Pursuant to such financings, the Glens Falls IDA acquired title to such facilities and leased them to Mr. Morse, who in turn subleased them to NAMIC. The primary lease between the Glens Falls IDA and Mr. Morse and the sublease between Mr. Morse and NAMIC expire on December 1, 2004. Upon expiration of the primary lease and payment of all amounts due thereunder to the Glens Falls IDA, Mr. Morse has the option to purchase the facilities from the Glens Falls IDA for $1.00.

    Capital funds to acquire and improve the property covered by the 1984 primary lease were provided by the issuance of $4.5 million tax-exempt variable rate demand industrial revenue bonds. NAMIC's sublease with Mr. Morse requires it to make monthly rental payments based on the weekly floating interest rate on the bonds plus 450 basis points, applied to the original principal amount of the bonds. NAMIC makes an additional rental payment of $200,000 annually which is used to redeem outstanding bonds. During the fiscal year ended May 31, 1994, NAMIC paid Mr. Morse rentals under the sublease with respect to the 1984 primary lease of $316,686.

    Capital funds for the real property improvements covered by the 1989 primary lease were provided by a private placement of $3.5 million in fixed rate demand industrial revenue bonds. The sublease calls for monthly rental payments based on the bond interest rate plus 325 basis points, applied to the original principal amount of the bonds. NAMIC is also obligated to make annual payments of $320,000 per year until expiration of the sublease on December 1, 2004. During the fiscal year ended May 31, 1994, NAMIC paid Mr. Morse rentals under the sublease with respect to the 1989 primary lease of $455,004.

    NAMIC and NAMIC International have guaranteed the obligations of Mr. Morse under the 1984 and 1989 primary leases, and NAMIC's obligations under its sublease are personally guaranteed by Mr. Morse. Under the terms of the primary leases and subleases, Mr. Morse is responsible for maintaining security for the bondholders in the form of two irrevocable letters of credit and for expenses, such as property taxes, remarketing fees and trustee fees.

    NAMIC believes that the terms of the sublease and the guarantees described above are no less favorable to NAMIC than those that could be obtained from unaffiliated third parties. Pursuant to the Merger Agreement, Pfizer will guarantee the obligations of NAMIC to Mr. Morse under the sublease, effective as of the Effective Time.

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
                      DESCRIPTION OF PFIZER CAPITAL STOCK

    The following information is subject to the detailed provisions of Pfizer's Restated Certificate of Incorporation (the "Pfizer Certificate of Incorporation"), Pfizer's By-laws, as amended (the "Pfizer By-laws"), and the Rights Agreement. A copy of the Pfizer Certificate of Incorporation is filed as an exhibit to Registration Statement No. 33-49629 dated May 27, 1993; a copy of the Pfizer By-laws is filed as part of Form 8-K dated June 23, 1994; and a copy of the Rights Agreement is filed as an exhibit to Registration Statement No. 33-25893 dated December 5, 1988. The following information is qualified in its entirety by reference to such filed documents.

    The Pfizer Certificate of Incorporation authorizes 750,000,000 shares of Pfizer Common Stock, par value $.10 per share, and 12,000,000 shares of Preferred Stock, without par value (the "Pfizer Preferred Stock"). As of October 31, 1994, 314,778,431 shares of Pfizer Common Stock were outstanding. No shares of Pfizer Preferred Stock are outstanding, although 1,900,000 shares of the Series A Preferred Stock are reserved for issuance in connection with the Rights (as hereinafter defined) referred to below.

COMMON STOCK

    Holders of Pfizer Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of Pfizer in its discretion out of any assets of Pfizer legally available therefor. Holders of Pfizer Common Stock are entitled to one vote for each share held and have no preemptive rights or other rights to subscribe for additional shares of Pfizer. There are no cumulative voting rights. In the event of any liquidation, dissolution or winding up of Pfizer, whether voluntary or involuntary, the holders of Pfizer Common Stock will be entitled to share ratably in the net assets of Pfizer remaining after the payment of all creditors and liquidation preferences, if any. There are no repurchase or redemption provisions, conversion rights or sinking fund provisions applicable to Pfizer Common Stock. All issued shares of Pfizer Common Stock are fully paid and non-assessable.

    Pfizer's Common Stock is traded on the NYSE under the symbol "PFE". Pfizer acts as its own transfer agent.

PREFERRED STOCK

    The Board of Directors of Pfizer is authorized by the Pfizer Certificate of Incorporation to issue Pfizer Preferred Stock from time to time in one or more series, each series to have such dividend rates, convertibility features, redemption rates and prices, liquidation preferences, voting rights and other rights, limitations and qualifications as the Board of Directors may determine, subject to certain exceptions. The Pfizer Certificate of Incorporation provides that holders of each series of Pfizer Preferred Stock will be entitled to receive cash dividends in accordance with the resolutions of the Board of Directors of Pfizer fixing such series before any dividends (other than dividends payable in Pfizer Common Stock) may be paid on Pfizer Common Stock. The foregoing Pfizer Certificate of Incorporation provisions could be used by management to dilute the voting and ownership interests of persons seeking to gain control of Pfizer.

                        CERTAIN ANTI-TAKEOVER PROVISIONS

    THIS SECTION SUMMARIZES CERTAIN PROVISIONS OF DELAWARE LAW WHICH MAY HAVE ANTI-TAKEOVER EFFECTS. THIS SECTION ALSO SETS FORTH A BRIEF DISCUSSION OF THE REASONS FOR, AND THE OPERATION AND EFFECTS OF, CERTAIN PROVISIONS OF THE PFIZER CERTIFICATE OF INCORPORATION AND PFIZER BY-LAWS WHICH MAY HAVE CERTAIN ANTI-TAKEOVER EFFECTS.

STATE TAKEOVER LEGISLATION

    SECTION 203 OF THE DGCL. Section 203 of the DGCL prohibits publicly-held Delaware corporations, including Pfizer and NAMIC, from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date such person became an interested stockholder, unless (i) prior to such date, the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes a merger, an asset sale and certain other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

    Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Pfizer Certificate of Incorporation does not exclude Pfizer from the restrictions imposed under Section 203 of the DGCL. Similarly, the NAMIC
Certificate of Incorporation does not exclude NAMIC from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Pfizer to negotiate in advance with the Pfizer Board of Directors, since the stockholder approval requirements would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

STOCKHOLDER RIGHTS PLAN

    On September 24, 1987, the Board of Directors of Pfizer declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of Pfizer Common Stock. The dividend was payable on October 5, 1987 to stockholders of record on that date. Each Right entitles the registered holder to purchase from Pfizer one-hundredth (1/100) of a share of Series A Preferred Stock at a price of $300 per one-hundredth (1/100) of a share or $30,000 per share (the "Exercise Price"), subject to certain adjustments. The description and terms of the Rights are set forth in the Rights Agreement which is included as an exhibit to Pfizer's Form 8-K filed with the Commission on September 24, 1987 as amended by a First Amendment to Rights Agreement which is included as an exhibit to Pfizer's Form 8 filed with the Commission on June 22, 1989.

    The Rights will be evidenced by Pfizer's Common Stock certificates unless a "Distribution Date" occurs. A "Distribution Date" occurs at the close of business on the earlier of:

        (i) the tenth day after a person or group of affiliated or associated persons ("Acquiring Person"), other than, among other persons, Pfizer, any subsidiary of Pfizer or any employee benefit plan or employee stock plan of Pfizer or of any subsidiary of Pfizer ("Exempt Person"), acquires, or obtains the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Pfizer Voting Stock, together with the public announcement of such; or

        (ii) the tenth day, or such later date as may be determined by action of the Board of Directors prior to the time any person becomes an Acquiring Person, after the commencement of, or public announcement of an intention to make, a tender or exchange offer (other than a tender or exchange offer by an Exempt Person for Pfizer Voting Stock) which, if consummated, would result in the ownership of 30% or more of the outstanding shares of Pfizer Voting Stock even if no shares are actually purchased pursuant to such offer.

    The Rights Agreement provides that, until the Distribution Date, the Rights may only be transferred together with Pfizer Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Pfizer Common Stock certificates outstanding as of October 5, 1987, will constitute the transfer of the Rights associated with the Pfizer Common Stock represented by such certificate. Separate certificates evidencing the Rights ("Right

Certificates") would be mailed to holders of record of Pfizer Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

    The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on October 5, 1997, unless earlier redeemed by Pfizer as described below.

    The Series A Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, will be subordinate to any other series of Pfizer's preferred stock. Series A Preferred Stock may not be issued except upon exercise of the Rights. Each share of Series A Preferred Stock will be entitled to receive when, as and if declared, a preferential cash dividend in an amount equal to 100 times the cash dividends declared on Pfizer Common Stock and a preferential quarterly cash dividend, if any, less the per share amount of all cash dividends paid on the Series A Preferred Stock since the immediately preceding quarterly dividend payment date. In addition, the Series A Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on the Pfizer Common Stock, in like kind. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $300 per one-hundredth of a share or 100 times the payment made per share of Pfizer Common Stock, plus all accrued and unpaid dividends and distributions. Each share of Series A Preferred Stock will have 1 vote, voting together with the shares of Pfizer Common Stock. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of Pfizer Common Stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting are protected by antidilution provisions.

    The number of shares of Series A Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Pfizer Common Stock. The Exercise Price is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Pfizer Common Stock.

    Unless the Rights are earlier redeemed or the transaction is approved by the Continuing Directors, in the event that, after the Rights have become exercisable, (a) Pfizer were to be acquired in a merger or other business combination (in which any shares of Pfizer's Common Stock are changed into or exchanged for other securities or assets) or (b) more than 50% of the assets or earning power of Pfizer and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision must be made so that each holder of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a Fair Market Value (as such term is defined in the Rights Agreement) at the time of such transaction equal to two times the Exercise Price. In addition, unless the Rights are earlier redeemed, or the transaction is approved by the Continuing Directors in the event that any person or group becomes the beneficial owner of 15% or more of Pfizer's Voting Stock, the Rights Agreement provides that proper provision must be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of Series A Preferred Stock having a Fair Market Value (as such term is defined in the Rights Agreement) at the time of the transaction equal to two times the Exercise Price.

    Fractions of shares of Series A Preferred Stock may, at the election of Pfizer, be evidenced by depositary receipts. Pfizer may also issue cash in lieu of fractional shares which are not integral multiples of one-hundredth of a share.

    At any time on or prior to the close of business on the tenth day (or such later date as the Continuing Directors may determine) after a public announcement that a person has become an Acquiring Person, Pfizer may redeem the Rights in whole, but not in part, at a price of $0.05 per Right (the "Redemption Price"), should the Board of Directors of Pfizer determine in its sole discretion that redemption is in the best interests of Pfizer and its stockholders, whether or not (i) any of the Rights have theretofore been exercised, or (ii) exercise thereof at the time would be deemed economic, or (iii) any of the transactions referred to in Sections 11 or 13 of the Rights Agreement have been proposed. Immediately upon the action of the Board of Directors of Pfizer authorizing redemption of the Rights, the right to exercise the rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    Until a Right is exercised, the holder, as such, will have no rights as a stockholder of Pfizer, including, without limitation, the right to vote or to receive dividends.

    The Rights have certain potential "anti-takeover" effects in that exercise of the Rights may cause substantial dilution to a person or group who or that attempts to acquire Pfizer on terms not approved by Pfizer's Board of Directors.

    NAMIC does not have a stockholder rights plan.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

    Under the DGCL, a proposed charter amendment requires an affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon unless otherwise specified in a company's certificate of incorporation. As to the following specific matters, Article SEVENTH of the Pfizer Certificate of Incorporation requires an affirmative vote of the holders of at least 80% of all the outstanding shares of voting stock for any amendment of the following: (i) the number of directors of Pfizer, (ii) the classification of the Board of Directors, (iii) the manner in which newly created directorships or vacancies in the Board of Directors are filled, (iv) the manner in which any director, or the entire Board of Directors, may be removed from office, (v) the manner in which a quorum of directors is prescribed, (vi) the power of the Board of Directors to adopt, amend or repeal the By-laws, (vii) the manner in which the business and affairs of Pfizer are managed, and (viii) the designation of those paragraphs of Article SEVENTH of the Pfizer Certificate of Incorporation for which such 80% vote is required.

    The  NAMIC  Certificate   of  Incorporation  does   not  contain  any   such
supermajority provisions.

SPECIAL CHARTER PROVISIONS

    The Pfizer Certificate of Incorporation contains provisions which are summarized below that are intended to enhance the likelihood of continuity and stability in the composition of Pfizer's Board of Directors (the "Board") and in the policies formulated by the Board and to discourage an unsolicited takeover of Pfizer if the Board determines that such a takeover is not in the best interests of Pfizer and its stockholders. The provisions are intended to provide the Board with the means to counter takeover tactics the Board deems essentially unfair and to enhance the ability of the Board to negotiate with any potential acquiring person or group from the strongest possible position. However, these provisions could have the effect of discouraging certain attempts to acquire Pfizer or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.

    FAIR PRICE PROVISION. The Pfizer Certificate of Incorporation contains provisions intended to insure that all stockholders will receive the same consideration per share if Pfizer is involved in certain Business Transactions (as hereinafter defined). Generally, the affirmative vote of the holders of a majority of the outstanding shares of Pfizer Common Stock is required to approve any merger, consolidation or similar business transaction involving Pfizer and the sale, lease or exchange of all or substantially all of its assets. However, the Pfizer Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the then outstanding shares of voting stock, voting together as a single class, to approve certain Business Transactions with Related Persons (as hereinafter defined), unless there is compliance with the requirements specified below.

    The voting requirements outlined above will not apply if (1) the Business Transaction is approved by Pfizer's Board of Directors and by a majority of the Continuing Directors (as defined in the Pfizer Certificate of Incorporation), provided that there are at least five Continuing Directors; or (2) the

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
consideration to be received by the holders of the stock of Pfizer is at least equal to the higher of (a) the highest price paid per share by the Related Person in acquiring any shares of Pfizer's capital stock or (b) the highest closing sale price (i) on any day since the Related Person acquired its first share of Pfizer Common Stock which it continues to own or control or (ii) on any day during the five-year period preceding the Board's consideration of the Business Transaction, whichever period is shorter. In addition to satisfying the fair price criteria, various procedural requirements would have to be met, including the requirements that the Related Person must not have received from Pfizer newly issued shares of capital stock or any loans or other financial assistance, and a proxy statement complying with the federal securities laws disclosing the terms and conditions of the proposed Business Transaction must be mailed to all stockholders.

    A "Related Person" generally is defined under the Pfizer Certificate of Incorporation as any person which beneficially owns or controls 10% or more of the outstanding shares of voting stock. For purposes of the Pfizer Certificate of Incorporation, a Related Person is deemed beneficially to own shares owned, directly or indirectly, by an affiliate or associate (as defined) of the Related Person as well as (i) shares which it or any such affiliate or associate has a right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or the right to vote, and (ii) shares beneficially owned by any other person with whom the Related Person or any such affiliate or associate has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of voting stock of Pfizer.

    A "Business Transaction" includes: (a) any merger or consolidation of Pfizer or any subsidiary with any Related Person, (b) any sale, lease or other disposition to or with any Related Person of all or a substantial part of the assets of Pfizer or any of its majority-owed subsidiaries, (c) the issuance or delivery of any shares of voting stock, or any securities convertible into voting stock, of Pfizer or any of its majority-owned subsidiaries, to a Related Person in exchange for cash, securities or other property, and (d) any voluntary liquidation or dissolution of Pfizer.

    The Pfizer Certificate of Incorporation provides that this provision may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of at least 80% of the then outstanding shares of voting stock of Pfizer, voting together as a single class.

    The NAMIC Certificate of Incorporation does not contain any fair price provision.

    STAGGERED BOARD OF DIRECTORS. The Pfizer Certificate of Incorporation provides that each director will serve for a three-year term and that approximately one-third of the directors are to be elected annually. Therefore, it would take two annual meetings of stockholders to change the majority of the members of the Board of Directors. The affirmative vote of the holders of at least 80% of the then outstanding shares of voting stock of Pfizer, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with the provisions relating to the staggered board of directors. Directors may be removed only for cause and only by affirmative vote of at least 80% of all of the outstanding shares of capital stock of Pfizer as are entitled to vote generally in the election of directors.

    NAMIC does not have a staggered Board of Directors.

                 COMPARATIVE RIGHTS OF NAMIC'S STOCKHOLDERS AND
                             PFIZER'S STOCKHOLDERS

    If the Merger is consummated, holders of NAMIC Common Stock will become holders of Pfizer Common Stock and the rights of the former NAMIC stockholders will be governed by the Pfizer Certificate of Incorporation, the Pfizer By-laws and the DGCL. The rights of Pfizer stockholders under the Pfizer Certificate of Incorporation and the Pfizer By-laws differ in certain respects from the rights

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
of NAMIC stockholders under NAMIC's Restated Certificate of Incorporation (the "NAMIC Certificate of Incorporation") and NAMIC's By-laws (the "NAMIC By-laws"). Both Pfizer and NAMIC are organized under the DGCL. Certain differences between the rights of Pfizer stockholders and NAMIC stockholders are summarized below. See also "CERTAIN ANTI-TAKEOVER PROVISIONS."

STOCKHOLDER ACTION

    Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of stockholders may instead be taken without a meeting, without prior notice and a vote, if a written consent setting forth the action taken is signed by holders of outstanding stock having at least the number of votes that would be required to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voting and a prompt notice of the action so taken is provided to those stockholders who have not consented in writing. The Pfizer Certificate of Incorporation provides that all actions required to be taken by the stockholders of Pfizer may be taken solely at a duly called annual or special meeting of stockholders and prohibits stockholder action by written consent.

    NAMIC permits stockholder action by written consent.

SPECIAL STOCKHOLDER MEETINGS

    Under the DGCL, a special meeting of stockholders may be called only by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. The Pfizer By-laws provide that a special meeting of stockholders may be called by a majority of the Board of Directors or by the Chair of the Board.

    The NAMIC By-laws provide that a special meeting may be called by the Board of Directors, the Chairman of the Board, the President or the record holders of at least a majority of the issued and outstanding shares of NAMIC Common Stock.

REMOVAL OF DIRECTORS

    Under the DGCL, the entire board of directors or any individual director may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors unless otherwise specified in a company's certificate of incorporation. If the board of directors is classified, a director may be removed by a vote of stockholders only for cause, unless otherwise specified in a company's certificate of incorporation. The Pfizer Certificate of Incorporation provides for a classified board of directors and, accordingly, directors may be removed only for cause.

    The NAMIC Certificate of Incorporation does not provide for a classified Board of Directors and, accordingly, NAMIC's directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote.

VACANCIES ON THE BOARD

    As permitted under the DGCL, the Pfizer By-laws provide that the Board of Directors may within specified limits increase or decrease the number of directors and fill any vacancy on the Board, including vacancies resulting from an increase in the number of directors. The NAMIC By-laws provide that the Board of Directors may increase or decrease the number of directors and fill any vacancy on the Board.

INDEMNIFICATION OF DIRECTORS

    The DGCL generally provides that a corporation may, and in certain circumstances, must, indemnify its directors, officers, employees or agents ("indemnitees") for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and had no reasonable cause to believe their conduct was unlawful and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify its directors, officers, employees or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought determined upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The DGCL also permits a corporation to adopt procedures for advancing expenses to indemnitees without the need for a case-by-case determination of eligibility, so long as in the case of officers and directors they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified. The Pfizer By-laws provide that Pfizer shall indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended, its indemnitees in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity, with the corporation or at the request of Pfizer in any capacity with any other enterprise. Pfizer shall pay expenses to a director or officer in advance of the final disposition of a proceeding; provided, however, that such payment shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified. Pfizer has entered into indemnification agreements with each of its directors and executive officers which terminate on the later of ten years after the date the indemnitee ceases to serve as a director or officer of Pfizer or the final termination of any proceeding then pending in respect of which the indemnitee is granted such rights of indemnification. Pfizer shall be required to indemnify such persons in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Pfizer Board of Directors.

    The NAMIC By-laws provide that NAMIC shall indemnify to the fullest extent permitted by Delaware law, as it presently exists or may hereafter be amended, its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with NAMIC or at the request of NAMIC in any capacity with any other enterprise.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Pfizer or NAMIC pursuant to the foregoing provisions, Pfizer and NAMIC have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

    The validity of the shares of the Pfizer Common Stock to be issued in connection with the Merger will be passed upon for Pfizer by Weil, Gotshal & Manges (a partnership including professional corporations), New York, New York.

    An opinion of O'Sullivan Graev & Karabell, LLP, counsel to NAMIC, relating to certain tax consequences of the Merger has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

                                    EXPERTS

    The consolidated financial statements and schedules of Pfizer and subsidiary companies as of December 31, 1993, 1992 and 1991 and for each of the years then ended, incorporated by reference herein and elsewhere in this Proxy Statement/Prospectus, have been incorporated by reference herein and in this Proxy Statement/Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 and 1992 consolidated financial statements refers to the adoption of the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 109, "Accounting for Income Taxes," in 1992.

    With respect to the unaudited interim financial information for the periods ended April 3, 1994 and April 4, 1993, July 3, 1994 and July 4, 1993, and October 2, 1994 and October 3, 1993, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Pfizer's Quarterly Report on Form 10-Q for the quarters ended April 3, 1994, July 3, 1994 and October 2, 1994, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Proxy Statement/Prospectus prepared or certified by the accountants within the meaning of sections 7 and 11 of the Securities Act.

    The consolidated balance sheet of NAMIC as of May 31, 1994, and the consolidated statements of earnings, changes in stockholders' equity and cash flows and schedules for the fiscal year then ended, included in this Proxy Statement/Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand, L.L.P., independent auditors, given on the authority of that firm as experts in accounting and auditing. The consolidated financial statements and schedules of NAMIC and subsidiaries as of May 31, 1993 and for the years ended May 31, 1993 and 1992, have been included herein and in this Proxy Statement/Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    Representatives of Coopers & Lybrand, LLP are expected to be present at the Special Meeting and available to respond to appropriate questions.

                       PROPOSALS BY NAMIC'S STOCKHOLDERS

    If the Merger is not consummated, stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders of NAMIC must be received by NAMIC not later than April 28, 1995 for inclusion in the proxy materials for such meeting.

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES

                            ------------------------

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Report of Coopers & Lybrand................................................................................        F-2

Report of KPMG Peat Marwick LLP............................................................................        F-3

Audited Financial Statements:
  Consolidated Balance Sheets as of May 31, 1994 and 1993..................................................        F-4
  Consolidated Statements of Earnings for the years ended May 31, 1994, 1993 and 1992......................        F-5
  Consolidated Statements of Cash Flows for the years ended May 31, 1994, 1993 and 1992....................        F-6
  Consolidated Statements of Changes in Stockholders' Equity for the years ended May 31, 1994, 1993 and
   1992....................................................................................................        F-8
  Notes to Consolidated Financial Statements...............................................................        F-9

Interim Financial Statements (unaudited):
  Consolidated Balance Sheet as of November 25, 1994.......................................................       F-19
  Consolidated Statements of Earnings for the twenty-six weeks ended November 25, 1994 and November 26,
   1993....................................................................................................       F-20
  Consolidated Statements of Cash Flows for the thirteen weeks ended November 25, 1994 and November 26,
   1993....................................................................................................       F-21
  Notes to Consolidated Financial Statements...............................................................       F-22

                       REPORT OF INDEPENDENT ACCOUNTANTS

Stockholders and Board of Directors, NAMIC U.S.A. Corporation:

    We have audited the accompanying consolidated balance sheet of NAMIC U.S.A. Corporation and subsidiaries as of May 31, 1994, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of NAMIC U.S.A. Corporation and subsidiaries as of May 31, 1993 and for the two-year period ended May 31, 1993, were audited by other auditors whose report, dated July 9, 1993, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NAMIC U.S.A. Corporation and subsidiaries as of May 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

    As described in Note 6 to the financial statements, the Company changed its method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109.

                                          Coopers & Lybrand

Albany, New York
July 1, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS

Stockholders and Board of Directors, NAMIC U.S.A. Corporation:

    We have audited the accompanying consolidated balance sheet of NAMIC U.S.A. Corporation and subsidiaries as of May 31, 1993, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the two-year period ended May 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NAMIC U.S.A. Corporation and subsidiaries as of May 31, 1993, and the results of their operations and their cash flows for each of the years in the two-year period ended May 31, 1993, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Albany, New York
July 9, 1993

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                    MAY 31, 1994    MAY 31, 1993
                                                                                   --------------  --------------
Current assets:
  Cash and cash equivalents......................................................  $   10,471,727  $   15,227,310
  Trade accounts receivable, less allowance for doubtful accounts of $115,000 as
   of May 31, 1994 and May 31, 1993..............................................       8,520,063       7,458,644
  Other receivables..............................................................         264,780         230,813
  Inventories....................................................................      13,473,136       9,563,837
  Prepaid expenses...............................................................         119,491          97,206
  Deferred income taxes..........................................................         656,372         198,280
                                                                                   --------------  --------------
    Total current assets.........................................................      33,505,569      32,776,090
                                                                                   --------------  --------------
Property, plant and equipment, net...............................................      34,808,663      31,532,640
Patents, net.....................................................................      10,315,048       7,342,842
Goodwill, net....................................................................       3,177,791       4,408,506
Other assets, net................................................................         778,797         654,238
                                                                                   --------------  --------------
    Total assets.................................................................  $   82,585,868  $   76,714,316
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of obligations under capital leases.......................  $      682,202  $      402,625
  Current installments of long-term debt.........................................         202,481         197,493
  Accounts payable...............................................................       1,578,299       1,099,306
  Accrued payroll and related costs..............................................         803,831         949,342
  Accrued profit sharing plan contribution.......................................         300,000         300,000
  Other accrued expenses.........................................................         289,649         125,770
  Income taxes payable...........................................................       1,053,396         302,062
                                                                                   --------------  --------------
    Total current liabilities....................................................       4,909,858       3,376,598
Obligations under capital leases, less current installments......................       5,700,000       6,382,202
Long-term debt, less current installments........................................         562,213         764,694
Deferred income taxes............................................................       5,961,319       2,889,157
                                                                                   --------------  --------------
    Total liabilities............................................................      17,133,390      13,412,651
                                                                                   --------------  --------------
Stockholders' equity:
  Class A preferred stock, $1.00 par value. Authorized 65,778 shares; no shares
   issued and outstanding........................................................        --              --
  Class B preferred stock, $.01 par value. Authorized 4,934,222 shares; no shares
   issued and outstanding........................................................        --              --
  Common stock, $.01 par value. Authorized 20,000,000 shares; Issued 9,269,662
   shares as of May 31, 1994 and May 31, 1993....................................          92,697          92,697
  Additional paid-in capital.....................................................      40,588,653      40,588,653
  Retained earnings..............................................................      29,630,754      24,625,315
  Cumulative translation adjustments.............................................         208,499        --
                                                                                   --------------  --------------
                                                                                       70,520,603      65,306,665
Treasury stock, 565,000 shares as of May 31, 1994 and 230,000 shares as of May
 31, 1993, at cost...............................................................      (5,068,125)     (2,005,000)
                                                                                   --------------  --------------
    Total stockholders' equity...................................................      65,452,478      63,301,665
                                                                                   --------------  --------------
Commitments and contingencies
    Total liabilities and stockholders' equity...................................  $   82,585,868  $   76,714,316
                                                                                   --------------  --------------
                                                                                   --------------  --------------

          See accompanying Notes to Consolidated Financial Statements

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                                YEARS ENDED MAY 31,
                                                                   ----------------------------------------------
                                                                        1994            1993            1992
                                                                   --------------  --------------  --------------
Net sales........................................................  $   57,366,611  $   54,152,963  $   52,126,115
Cost of sales....................................................      30,526,632      26,167,961      25,087,237
                                                                   --------------  --------------  --------------
    Gross profit.................................................      26,839,979      27,985,002      27,038,878
Selling, general and administrative expenses.....................      19,624,878      18,258,670      16,789,924
                                                                   --------------  --------------  --------------
    Operating income.............................................       7,215,101       9,726,332      10,248,954
                                                                   --------------  --------------  --------------
Other income (expense):
  Interest expense...............................................        (879,239)       (929,601)     (1,365,726)
  Interest income................................................         655,150         694,795         695,396
  Miscellaneous income...........................................          51,143         151,726          92,454
                                                                   --------------  --------------  --------------
                                                                         (172,946)        (83,080)       (577,876)
                                                                   --------------  --------------  --------------
    Earnings before income taxes.................................       7,042,155       9,643,252       9,671,078
Income taxes.....................................................       2,459,322       3,540,004       3,509,634
                                                                   --------------  --------------  --------------
    Earnings before cumulative effect of change in accounting
     principle...................................................       4,582,833       6,103,248       6,161,444
Cumulative effect of change in accounting principle..............         422,606        --              --
                                                                   --------------  --------------  --------------
    Net earnings.................................................  $    5,005,439  $    6,103,248  $    6,161,444
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Earnings per share:
  Earnings before cumulative effect of change in accounting
   principle.....................................................  $          .52  $          .66  $          .74
  Cumulative effect of change in accounting principle............             .04        --              --
                                                                   --------------  --------------  --------------
    Net earnings.................................................  $          .56  $          .66  $          .74
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Weighted average common shares outstanding.......................       8,875,158       9,292,990       8,167,679
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

          See accompanying Notes to Consolidated Financial Statements

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               YEARS ENDED MAY 31,
                                                                 ------------------------------------------------
                                                                      1994            1993             1992
                                                                 --------------  ---------------  ---------------
Cash flows from operating activities:
  Net earnings.................................................  $    5,005,439  $     6,103,248  $     6,161,444
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Effect of change in accounting principle...................        (422,606)       --               --
    Depreciation and amortization..............................       4,742,053        4,023,528        2,787,466
    Loss from sale of assets...................................          28,387           91,715           50,683
    Compensation expense.......................................        --              --                 151,460
    Deferred taxes, net........................................         322,429        1,279,680          510,480
    Changes in assets and liabilities:
      Trade accounts receivable................................      (1,061,419)        (529,630)        (841,045)
      Other receivables........................................         (33,967)         (62,458)          (1,880)
      Inventories..............................................      (3,909,299)      (1,771,659)        (637,763)
      Prepaid expenses.........................................         (22,285)         (58,588)          (1,842)
      Income tax receivable....................................        --              --                  62,638
      Other assets.............................................        (107,522)        (147,412)          66,679
      Accounts payable.........................................         478,993         (251,622)        (667,278)
      Accrued payroll and related costs                                (145,511)         256,940         (328,111)
      Accrued profit sharing plan contribution.................        --               (300,000)          50,000
      Other accrued expenses...................................         163,879         (158,560)          20,813
      Income taxes payable.....................................         751,334         (351,501)         653,563
                                                                 --------------  ---------------  ---------------
        Net cash provided by operating activities..............       5,789,905        8,123,681        8,037,307
                                                                 --------------  ---------------  ---------------
Cash flows from investing activities:
  Capital expenditures.........................................      (7,211,178)     (12,034,598)      (5,639,843)
  Purchase of Novoste, net of cash acquired....................        --              --             (11,979,032)
  Proceeds from sale of assets.................................         246,920          166,872           17,450
  Acquisition of patents.......................................        (126,486)      (1,028,319)       --
                                                                 --------------  ---------------  ---------------
        Net cash used by investing activities..................      (7,090,744)     (12,896,045)     (17,601,425)
                                                                 --------------  ---------------  ---------------
Cash flows from financing activities:
  Net proceeds from initial public offering....................        --              --              45,596,745
  Net short-term borrowings (payments).........................        --              --              (6,261,306)
  Principal payments of lease obligations......................        (402,625)        (599,093)        (546,757)
  Principal payments of long-term debt.........................        (197,493)        (192,749)      (1,360,307)
  Preferred stock dividends....................................        --              --                (121,653)
  Purchase of common stock for treasury........................      (3,063,125)      (2,005,000)       --
  Redemption of preferred stock................................        --              --              (5,309,800)
  Sale of common stock.........................................        --              --                 125,000
                                                                 --------------  ---------------  ---------------
        Net cash (used) provided by financing activities:            (3,663,243)      (2,796,842)      32,121,922
Effect of exchange rate changes on cash and cash equivalents...         208,499        --               --
                                                                 --------------  ---------------  ---------------
(Decrease) increase in cash and cash equivalents...............      (4,755,583)      (7,569,206)      22,557,804
Cash and cash equivalents at beginning of year                       15,227,310       22,796,516          238,712
                                                                 --------------  ---------------  ---------------
Cash and cash equivalents at end of year.......................  $   10,471,727  $    15,227,310  $    22,796,516
                                                                 --------------  ---------------  ---------------
                                                                 --------------  ---------------  ---------------
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest...................................................  $      881,361  $       928,328  $     1,410,745
                                                                 --------------  ---------------  ---------------
                                                                 --------------  ---------------  ---------------
    Income taxes...............................................  $    1,384,490  $     2,611,825  $     2,287,602
                                                                 --------------  ---------------  ---------------
                                                                 --------------  ---------------  ---------------

          See accompanying Notes to Consolidated Financial Statements

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
               NOTES TO THE CONSOLIDATED STATEMENTS OF CASH FLOWS

    Supplemental schedule for noncash investing and financing activities:

          A capital lease obligation of $627,884 was incurred during the year ended May 31, 1992 when the Company entered into a lease for certain equipment.

         The Company recorded $125,000 of additional paid-in capital as a result of a sale of common stock to the President and Chief Executive Officer during the year ended May 31, 1992.

         The Company recorded $26,460 of additional paid-in capital as a result of option grants made at exercise prices below the fair market value of the common stock at the time of grant during the year ended May 31, 1992.

          See accompanying Notes to Consolidated Financial Statements

                     NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      YEARS ENDED MAY 31, 1994, 1993 AND 1992

                                   COMMON STOCK                   ADDITIONAL                CUMULATIVE                   TOTAL
                               --------------------   PREFERRED     PAID-IN     RETAINED    TRANSLATION   TREASURY    STOCKHOLDERS'
                                SHARES     AMOUNT       STOCK       CAPITAL     EARNINGS    ADJUSTMENTS     STOCK        EQUITY
                               ---------  ---------  -----------  -----------  -----------  -----------  -----------  ------------
Balance at May 31, 1991......  6,484,662  $  64,847   $  53,098   $   --       $12,482,276   $  --       $   --        $12,600,221
Sale of common stock.........     25,000        250      --           249,750      --           --           --           250,000
Preferred stock dividends....     --         --          --           --          (121,653)     --           --          (121,653)
Sale of common stock from
 initial public offering,
 net.........................  2,760,000     27,600      --        45,569,145      --           --           --        45,596,745
Redemption of preferred
 stock.......................     --         --         (53,098)   (5,256,702)     --           --           --        (5,309,800)
Stock options granted........     --         --          --            26,460      --           --           --            26,460
Net earnings.................     --         --          --           --         6,161,444      --           --         6,161,444
                               ---------  ---------  -----------  -----------  -----------  -----------  -----------  ------------
Balance at May 31, 1992......  9,269,662     92,697      --        40,588,653   18,522,067      --           --        59,203,417
                               ---------  ---------  -----------  -----------  -----------  -----------  -----------  ------------
Purchase of common stock for
 treasury....................   (230,000)    --          --           --           --           --        (2,005,000)  (2,005,000)
Net earnings.................     --         --          --           --         6,103,248      --           --         6,103,248
                               ---------  ---------  -----------  -----------  -----------  -----------  -----------  ------------
Balance at May 31, 1993......  9,039,662     92,697      --        40,588,653   24,625,315      --        (2,005,000)  63,301,665
                               ---------  ---------  -----------  -----------  -----------  -----------  -----------  ------------
Purchase of common stock for
 treasury....................   (335,000)    --          --           --           --           --        (3,063,125)  (3,063,125)
Translation adjustments......     --         --          --           --           --          208,499       --           208,499
Net earnings.................     --         --          --           --         5,005,439      --           --         5,005,439
                               ---------  ---------  -----------  -----------  -----------  -----------  -----------  ------------
Balance at May 31, 1994......  8,704,662  $  92,697   $  --       $40,588,653  $29,630,754   $ 208,499   $(5,068,125)  $65,452,478
                               ---------  ---------  -----------  -----------  -----------  -----------  -----------  ------------
                               ---------  ---------  -----------  -----------  -----------  -----------  -----------  ------------

          See accompanying Notes to Consolidated Financial Statements

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of NAMIC U.S.A. Corporation, a Delaware corporation (the "Company"), and its subsidiaries, all of which are wholly-owned. All significant intercompany balances and transactions have been eliminated in consolidation.

    The Company and its subsidiaries design, manufacture and market a broad range of single-patient use medical products offered individually and in customized kits primarily for use in the diagnosis and treatment of atherosclerotic cardiovascular disease through angiography and angioplasty. The products are offered to hospitals and other health care providers.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of cash and highly liquid instruments purchased with maturities of three months or less.

SALES, COST OF SALES AND INVENTORIES

    Revenues from sales together with related cost of sales are recognized when products are shipped to customers or when services are rendered. Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Buildings, machinery and equipment under capital leases are stated at the present value of future minimum lease payments at the beginning of the lease.

    Depreciation on property, plant and equipment is calculated on a straight-line basis over the estimated useful lives of the assets. Buildings, building improvements and leasehold improvements have estimated useful lives ranging from 15 to 30 years and machinery and equipment have estimated useful lives ranging from 3 to 20 years. Assets held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.

OTHER ASSETS

    Included in other assets are organization costs, covenant not to compete and trademarks. Organization costs and covenant not to compete are amortized on a straight-line basis over five years. Trademarks are amortized on a straight-line basis over twenty years. As of May 31, 1994 and May 31, 1993, accumulated amortization of other assets was $522,754 and $357,293, respectively.

CONCENTRATION OF CREDIT RISK

    The Company limits the concentration of credit risk in receivables by closely monitoring credit and collection policies. The allowance for doubtful accounts is adequate to absorb estimated losses.

PATENTS AND GOODWILL

    Amortization of patents is provided on a straight-line basis over the shorter of the remaining life of the patent or seventeen years. As of May 31, 1994 and May 31, 1993, accumulated amortization of the patents was $1,512,954 and $526,173, respectively. Amortization of goodwill is provided on a straight-line basis over approximately seventeen years. As of May 31, 1994 and May 31, 1993, accumulated amortization of goodwill was $542,272 and $316,632, respectively.

INCOME TAXES

    Effective   June  1,  1993,  the  Company  adopted  Statement  of  Financial
Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Statement 109 changed the Company's

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) method of accounting for income taxes from the deferred method to the asset and liability method. Under the deferred method, annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates for timing differences between the determination of net earnings for financial reporting and tax purposes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are charged to operations as incurred and totalled $1,099,537, $827,647 and $754,610 during the years ended May 31, 1994,
1993 and 1992, respectively.

TRANSLATION OF FINANCIAL STATEMENTS

    Assets and liabilities of non-U.S. operations are translated at the rates of exchange in effect at the end of the year and the statements of earnings are translated at the average rates of exchange for the year. Gains or losses resulting from translating non-U.S. currency financial statements are reported in Stockholders' Equity under the caption "Cumulative Translation Adjustments".

EARNINGS PER SHARE

    Earnings per share is calculated by dividing net earnings less preferred stock dividends paid by the weighted average number of common and common equivalent shares outstanding during each of the respective periods. The weighted average number of common and common equivalent shares was 8,875,158, 9,292,990 and 8,167,679 during the years ended May 31, 1994, 1993 and 1992, respectively. Fully-diluted earnings per share is not presented as there is no material dilution.

FOREIGN SALES

    Sales of NAMIC International Inc., a foreign sales corporation ("NAMIC International"), during the years ended May 31, 1994, 1993 and 1992 accounted for 15.6%, 11.5% and 9.1%, respectively, of total sales of the Company. Export sales by geographic area are as follows:

                                                               YEARS ENDED MAY 31,
                                                   -------------------------------------------
                                                       1994           1993           1992
                                                   -------------  -------------  -------------
Europe...........................................  $   4,640,428  $   3,185,951  $   2,114,685
Rest of World....................................  $   4,284,879  $   3,021,380  $   2,632,030

2.  MERGER
    On May 21, 1992, the Company acquired Novoste Puerto Rico, Inc., a Florida corporation ("Novoste"). Pursuant to the Agreement and Plan of Reorganization dated as of May 11, 1992, among the Company, NAMIC Caribe, Inc., a Florida corporation ("NAMIC Caribe"), Novoste and certain stockholders of Novoste, NAMIC Caribe was merged (the "NAMIC Caribe Merger") with and into Novoste, with Novoste surviving the NAMIC Caribe Merger under the name NAMIC Caribe, Inc. as a wholly-owned subsidiary of the Company. The Company paid an aggregate of approximately $12.0 million in consideration and expenses related to the NAMIC Caribe Merger. In the NAMIC Caribe Merger, approximately $10.5 million was paid to the former stockholders of Novoste. Approximately $445,000 was paid to holders of Novoste options and warrants in cancellation of such options and warrants. An additional $200,000 was paid to a third party to purchase certain intellectual property rights related to the business conducted by Novoste. Approximately $823,000 was incurred in acquisition-related expenses, including legal, accounting and investment banking fees. The Company used a portion of the proceeds from its initial public offering (the "Offering") to finance the acquisition.

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  MERGER (CONTINUED)
    The NAMIC Caribe Merger has been accounted for using the purchase method of accounting for business combinations. Accordingly, the purchase price was allocated to the assets and liabilities acquired based upon their fair market values. The Company's results of operations during the years ended May 31, 1994 and 1993 include the results of operations of NAMIC Caribe for the entire year.

    The unaudited pro forma consolidated results of operations for the year ended May 31, 1992, assuming the NAMIC Caribe Merger had occurred as of June 1, 1991 are as follows:

Net sales.....................................................  $52,388,090
Earnings before extraordinary item............................  $ 5,191,388
Net earnings..................................................  $ 5,191,388
Net earnings per share........................................  $       .62

3.  INVENTORIES
    A summary of inventories is as follows:

                                                                  MAY 31, 1994   MAY 31, 1993
                                                                 --------------  -------------
Raw materials and supplies.....................................  $    5,082,474  $   3,699,208
Work-in-process................................................       4,484,181      3,101,887
Finished goods.................................................       3,906,481      2,762,742
                                                                 --------------  -------------
                                                                 $   13,473,136  $   9,563,837
                                                                 --------------  -------------
                                                                 --------------  -------------

4.  PROPERTY, PLANT AND EQUIPMENT
    A summary of property, plant and equipment is as follows:

                                                                MAY 31, 1994    MAY 31, 1993
                                                               --------------  --------------
Land.........................................................  $       80,339  $       80,339
Building and building improvements...........................      10,993,379       8,549,470
Machinery and equipment......................................      38,082,802      35,137,178
Leasehold improvements.......................................       3,350,989       3,069,650
                                                               --------------  --------------
                                                                   52,507,509      46,836,637
Less accumulated depreciation and amortization...............      17,698,846      15,303,997
                                                               --------------  --------------
                                                               $   34,808,663  $   31,532,640
                                                               --------------  --------------
                                                               --------------  --------------

    Certain of the Company's property, plant and equipment is pledged as collateral for certain long-term debt.

    The Company has made partial payments to certain vendors for the purchase of a building and various manufacturing equipment estimated to have a total cost of $5,712,359 as of May 31, 1994. As of May 31, 1994, these payments, totalling $3,239,620, are included in property, plant and equipment in the accompanying consolidated financial statements. Similar payments for other manufacturing equipment totalled $279,946 at May 31, 1993.

    Included in property, plant and equipment at May 31, 1994 and 1993 are costs of $8,725,221 and $9,813,171, respectively, and accumulated amortization of $3,224,859 and $3,738,869, respectively, related to certain land and buildings recorded under capital lease agreements entered into with the Chairman of the Board of Directors of the Company ("the Chairman") and certain unrelated third parties. Operating lease rental expense during the years ended May 31, 1994, 1993 and 1992 was $241,950, $241,135 and $218,995, respectively.

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY, PLANT AND EQUIPMENT (CONTINUED)
    Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and the present value of future minimum lease payments as of May 31, 1994 are as follows:

                                                                                              OPERATING
                                                                             CAPITAL LEASES    LEASES
                                                                             --------------  -----------
Years ended May 31:
  1995.....................................................................  $    1,459,842  $   211,363
  1996.....................................................................       1,246,557       72,006
  1997.....................................................................       1,204,957       48,397
  1998.....................................................................       1,163,357       33,579
  1999.....................................................................       1,121,757      --
  Thereafter...............................................................       6,188,664      --
                                                                             --------------  -----------
      Total minimum lease payments.........................................      12,385,134  $   365,345
                                                                             --------------  -----------
                                                                             --------------  -----------
Less amounts representing interest.........................................       6,002,932
                                                                             --------------
Present value of future minimum lease payments.............................       6,382,202
Less current installments of obligations under capital leases..............         682,202
                                                                             --------------
Obligation under capital leases, excluding current installments............  $    5,700,000
                                                                             --------------
                                                                             --------------

5.  LONG-TERM DEBT
    A summary of long-term debt is as follows:

                                                                                  MAY 31,      MAY 31,
                                                                                   1994         1993
                                                                                -----------  -----------
Note payable to City of Glens Falls under a $750,000 mortgage from the City pursuant to an Urban Development Action grant. Payable in 108 equal monthly installments of $9,032, including interest at 5% through December 1995.
 Collateralized by various manufacturing equipment and a third mortgage on the
 Company's leasehold interest in its manufacturing faciltiies in Glens
 Falls........................................................................  $   164,694  $   262,187

9.75% industrial revenue bonds, payable in annual principal installments of
 $100,000 through October 1999. Collateralized by various manufacturing
 equipment and a letter of credit.............................................      600,000      700,000
                                                                                -----------  -----------
                                                                                    764,694      962,187
Less current installments.....................................................      202,481      197,493
                                                                                -----------  -----------
                                                                                $   562,213  $   764,694
                                                                                -----------  -----------
                                                                                -----------  -----------

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT (CONTINUED)
    The aggregate maturities of long-term debt for each of the five years subsequent to May 31, 1994 and thereafter are as follows:

YEARS ENDING MAY 31,
- ---------------------------------------------------------------------------------
1995.............................................................................  $   202,481
1996.............................................................................      162,213
1997.............................................................................      100,000
1998.............................................................................      100,000
1999.............................................................................      100,000
Thereafter.......................................................................      100,000

    During the year ended May 31, 1994, the Company renewed a $10,000,000 unsecured line of credit agreement with a bank. Interest is payable at the lesser of the prime lending rate, or LIBOR plus 1.25%, until the line of credit expires on December 31, 1995. As of May 31, 1994, there were no outstanding borrowings under the line of credit.

    During the year ended May 31, 1994, a wholly-owned subsidiary of the Company entered into an unsecured line of credit agreement with a bank of approximately $7,400,000. Interest is payable at the prime lending rate. The line of credit expires on May 31, 1995. As of May 31, 1994, there were no outstanding borrowings under the line of credit.

    Included in cash at May 31, 1994 and 1993, respectively, is $344,452 and $299,238 in an escrow account restricted to principal payments on debt.

6.  INCOME TAXES
    Effective June 1, 1993, the Company adopted Statement 109. In accordance with the provisions of Statement 109, prior years' financial statements have not been restated and accordingly, the Company has reported a cumulative effect of change in accounting principle. The cumulative effect of change in accounting principle resulted in an increase in net earnings of $422,606 during the year ended May 31, 1994. In addition to the cumulative effect of change in accounting principle, the adoption of Statement 109 reduced earnings before income taxes during the year ended May 31, 1994 by $249,032, which was offset by a corresponding tax benefit. Certain intangible assets were revalued in accordance with Statement 109 and the associated income tax effect was included in long-term deferred taxes. The components of pre-tax income are as follows:

                                                               YEARS ENDED MAY 31,
                                                   -------------------------------------------
                                                       1994           1993           1992
                                                   -------------  -------------  -------------
Domestic.........................................  $   7,404,751  $   9,643,252  $   9,671,078
Foreign..........................................       (362,596)      --             --
                                                   -------------  -------------  -------------
    Total........................................  $   7,042,155  $   9,643,252  $   9,671,078
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES (CONTINUED)
    Components of income tax expense are as follows:

                                                                         YEARS ENDED MAY 31,
                                                             -------------------------------------------
                                                                 1994           1993           1992
                                                             -------------  -------------  -------------
Current expense:
  U.S......................................................  $   1,810,649  $   2,260,324  $   2,999,154
  Non-U.S. ................................................         36,253       --             --
                                                             -------------  -------------  -------------
                                                                 1,846,902      2,260,324      2,999,154
Deferred expense, U.S., net................................        612,420      1,279,680        510,480
                                                             -------------  -------------  -------------
                                                             $   2,459,322  $   3,540,004  $   3,509,634
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

    Income tax expense represents effective tax rates of 34.9%, 36.7% and 36.3% during the fiscal years ended May 31, 1994, 1993 and 1992, respectively. The actual tax expense differs from the "expected" tax expense by applying the U.S. corporate tax rate of 34% to earnings before income taxes as follows:

                                                                 YEARS ENDED MAY 31,
                                     ----------------------------------------------------------------------------
                                               1994                      1993                      1992
                                     ------------------------  ------------------------  ------------------------
                                        AMOUNT          %         AMOUNT          %         AMOUNT          %
                                     -------------  ---------  -------------  ---------  -------------  ---------
Computed "expected" tax expense....  $   2,394,333       34.0  $   3,278,706       34.0  $   3,288,167       34.0
Effect of non-taxable subsidiary
 earnings..........................       (170,157)      (2.4)      (102,710)      (1.0)       (93,934)      (1.0)
State income taxes, net of Federal
 income tax benefit................        194,068        2.7        251,089        2.6        220,765        2.3
Amortization of intangible
 assets............................         76,748        1.1        226,292        2.3       --           --
Other, net.........................        (35,670)      (0.5)      (113,373)      (1.2)        94,636        1.0
                                     -------------        ---  -------------        ---  -------------        ---
                                     $   2,459,322       34.9  $   3,540,004       36.7  $   3,509,634       36.3
                                     -------------        ---  -------------        ---  -------------        ---
                                     -------------        ---  -------------        ---  -------------        ---

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES (CONTINUED)
    The significant components of deferred tax assets and liabilities are as follows:

                                                                 MAY 31, 1994    JUNE 1, 1993
                                                                --------------  --------------
Current Deferred Assets:
  Inventories.................................................  $      368,819  $      276,345
  Capital leases -- current...................................         251,760         148,585
  Other.......................................................          35,793           5,714
                                                                --------------  --------------
    Net current deferred asset................................  $      656,372  $      430,644
                                                                --------------  --------------
                                                                --------------  --------------
Long-Term Deferred Assets (Liabilities):
  Capital leases -- long-term.................................  $    2,103,528  $    2,355,288
  Investment tax credit carryforwards, net of Federal
   effect.....................................................         831,947         665,280
  Net operating loss carryforwards............................       1,005,077       1,005,077
  Deferred tax gain...........................................      (1,224,000)       --
  Property, plant and equipment...............................      (6,288,572)     (5,378,188)
  Intangible assets...........................................      (2,005,439)     (3,463,940)
  Other.......................................................          68,373        (119,038)
                                                                --------------  --------------
                                                                    (5,509,086)     (4,935,521)
Valuation allowances..........................................        (452,233)       (634,163)
                                                                --------------  --------------
    Net long-term deferred liability..........................  $   (5,961,319) $   (5,569,684)
                                                                --------------  --------------
                                                                --------------  --------------

    The valuation allowances for deferred tax assets as of June 1, 1993 was $634,163. During the year ended May 31, 1994, the net valuation allowance decreased by $181,930, including a decrease of $301,523 allocated to goodwill.

    The sources of deferred income taxes charged (credited) to earnings, and their tax effects under the deferred liability method as of May 31, 1993 and 1992, are as follows:

                                                                       YEARS ENDED MAY 31,
                                                                    --------------------------
                                                                        1993          1992
                                                                    -------------  -----------
Accelerated depreciation..........................................  $   1,020,401  $   590,868
Difference in carrying value of inventory.........................        131,560      (43,509)
Reserve for inventory obsolescence................................       --            (27,200)
Difference in lease classification................................        (87,888)     (59,086)
Accrued vacation..................................................         49,059       (3,361)
Other, net........................................................        166,548       52,768
                                                                    -------------  -----------
                                                                    $   1,279,680  $   510,480
                                                                    -------------  -----------
                                                                    -------------  -----------

    For New York State income tax purposes, the Company has investment tax credit carryforwards of approximately $1,200,000 which, if unused, will expire in varying amounts during the years ended May 31, 1996 through May 31, 2001.

    At May 31, 1994, NAMIC Caribe had unused Federal and Puerto Rico net operating loss carryforwards of approximately $2,956,000 and $3,784,000, respectively, which may be used to offset taxable income of NAMIC Caribe, subject to certain annual limitations. The Federal net operating loss carryforwards, if unused, will expire in varying amounts during the years ended May 31, 2001 through May 31, 2006. The Puerto Rico net operating loss carryforwards, if unused, will expire in varying amounts during the years ended May 31, 1997 through May 31, 2001.

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  EMPLOYEE BENEFIT PLAN
    The Company sponsors the Profit Sharing and Incentive Savings Plan (the "Plan") covering all employees meeting minimum age and service requirements.

    The profit sharing provisions of the Plan provide for contributions by the Company in such amounts as the Board of Directors may annually determine, not to exceed 15% of eligible compensation. Employees are fully vested in Company contributions at the end of five years of service. The Company's expense for the profit sharing portion of the Plan during the years ended May 31, 1994, 1993 and 1992 was $300,000, $300,000 and $600,000, respectively.

    Under the incentive savings provisions of the Plan, employees may elect to defer between 2% and 15% of eligible compensation. Employees vest immediately in their voluntary deferrals.

    The Internal Revenue Service  has determined that  the Plan qualifies  under
Section 401(a) of the Internal Revenue Code ("IRC").

8.  RELATED PARTY TRANSACTIONS
    The Company subleases two of its manufacturing facilities from the Chairman under a capital lease agreement. The sublease (the "sublease") exists under primary leases dated 1984 and 1989, respectively, between the Chairman and the Glens Falls Industrial Development Agency. The sublease expires December 1, 2004.

    With respect to the 1984 primary lease, the sublease calls for monthly payments based upon variable weekly interest rates plus 450 basis points, applied to the original principal of the bonds. The Company makes an additional rental payment of $200,000 annually which is used to redeem outstanding bonds. Payments under the sublease with respect to the 1984 primary lease during the years ended May 31, 1994, 1993 and 1992 totalled $316,686, $325,177 and
$412,126, respectively.

    With respect to the 1989 primary lease, the sublease calls for monthly rental payments based on the interest rate applicable to the bonds plus 325 basis points, applied to the original principal amount of the bonds. The Company also makes monthly payments into escrow for a $300,000 additional payment due in October 1994 and will subsequently be obligated to make annual payments of $320,000 per year until expiration of the sublease on December 1, 2004. Payments under the sublease with respect to the 1989 primary lease were $455,004 for each of the years ended May 31, 1994 , 1993 and 1992.

    The Company and NAMIC International have guaranteed the obligations of the Chairman under the 1984 and 1989 primary leases, and the Company's obligations under the sublease are guaranteed by the Chairman. Under the terms of the primary leases and sublease, the Chairman is responsible for maintaining security for the bondholders in the form of a $4.5 million irrevocable letter of credit for the 1984 bond and a $1 million irrevocable letter of credit for the 1989 bond, and for expenses, such as property taxes, remarketing fees and trustee fees. At May 31, 1994 the balance on the capital lease obligations are $6.2 million and are equal to the obligations of the Chairman guaranteed by the Company.

    On August 1, 1991, the Company sold 25,000 shares of common stock to the President and Chief Executive Officer of the Company for $125,000. The difference between the selling price and the estimated fair market value of the stock on August 1, 1991, is included in compensation expense and additional paid-in capital.

9.  COMMITMENTS AND CONTINGENCIES
    Litigation against the Company has arisen in the normal course of business. In the opinion of management, such litigation will not have a material effect on the Company's financial position.

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. INITIAL PUBLIC OFFERING
    In November 1991, the Company's Offering of common stock was consummated. The Company and the Chairman sold 2,760,000 and 690,000 shares, respectively. The Company received proceeds of $45,596,745 from the Offering, which is net of underwriting discounts and commissions of $3,477,600 and offering expenses of $605,655.

11. STOCK OPTIONS
    On July 1, 1991, the Company adopted a Stock Option Plan (the "Option Plan"), which provides for the grant to officers and employees of both "incentive stock options" within the meaning of Section 422 of the IRC, and stock options that are non-qualified for Federal income tax purposes. The total number of shares of common stock for which options may be granted pursuant to the Option Plan is 1,000,000. No option may be granted under the Option Plan after July 1, 2001. The exercise price of incentive stock options granted under the Option Plan may not be less than 100% of the fair market value of the common stock at the time of the grant and the term of the option may not exceed seven years. With respect to any employee who owns stock possessing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term may not exceed five years. The exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the common stock at the time of grant. Options granted under the Option Plan generally vest over a five-year period. As of May 31, 1994, options to purchase 237,560 shares were exercisable.

    A summary of stock option activity is as follows:

                                                                           EXERCISE PRICE PER
                                                                 SHARES          SHARE
                                                               ----------  ------------------
Outstanding at May 31, 1991..................................      --              --
Granted......................................................     661,020     $10.00 - $19.00
Cancelled....................................................     (22,850)    $18.50 - $19.00
                                                               ----------
Outstanding at May 31, 1992..................................     638,170     $10.00 - $19.00
Granted......................................................     138,500     $ 7.50 - $19.50
Cancelled....................................................    (111,030)    $18.50 - $19.00
                                                               ----------
Outstanding at May 31, 1993..................................     665,640     $ 7.50 - $19.50
Granted......................................................      80,000     $ 7.75 - $10.25
Cancelled....................................................     (27,490)    $18.50 - $19.00
                                                               ----------
Outstanding at May 31, 1994..................................     718,150     $ 7.50 - $19.50
                                                               ----------
                                                               ----------

    On August 14, 1991, the Company granted options to purchase an aggregate of 21,000 shares of common stock to three persons who are not presently affiliated with the Company at an exercise price of $16.74. The options became exercisable upon the consummation of the Offering. The difference between the Offering price on November 8, 1991 of $18.00 and the exercise price is included in compensation expense and additional paid-in capital. The options will expire if not exercised prior to November 15, 1996.

    On August 14, 1991, the Company adopted a Stock Option Plan for Non-Employee Directors (the "Directors' Plan") which provides for the grant of common stock options to non-employee directors of the Company from and after the consummation of the Offering. A total of 150,000 shares of common stock may be issued through the exercise of options granted pursuant to the Directors' Plan. No option may be granted under the Directors' Plan after November 15, 2001. The exercise price of options granted under the Directors' Plan is equal to the fair market value of the common stock on the date of

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11. STOCK OPTIONS (CONTINUED)
the grant, and the term of each option shall not exceed seven years. The options may be exercised in installments of 25% upon each anniversary of the grant date. On January 1, 1994, 1993 and 1992, the Company granted options to purchase 5,000, 7,500 and 7,500, shares at exercise prices of $10.063, $12.125 and
$26.375, respectively, per share under the Directors' Plan. During the year ended May 31, 1994, options to purchase 5,000 shares under the Directors' Plan were cancelled. As of May 31, 1994, options to purchase 3,750 shares were exercisable.

12. STOCK REPURCHASE PROGRAM
    During the year ended May 31, 1993, the Company's Board of Directors authorized the repurchase of up to an aggregate of 500,000 shares of its common stock in the open market. During the year ended May 31, 1994, the Company's Board of Directors authorized the repurchase of up to an aggregate of an additional 500,000 shares of its common stock in the open market.

13. QUARTERLY RESULTS (UNAUDITED)
    The following tables set forth the Company's selected quarterly results of operations for the years ended May 31, 1994 and 1993, respectively:

                                                                      EARNINGS BEFORE
                                                                     CUMULATIVE EFFECT
                                                                        OF CHANGE IN
                                                                         ACCOUNTING
                                                                         PRINCIPLE
                                                          GROSS    ----------------------      NET
                                             NET SALES   PROFIT     AMOUNT     PER SHARE    EARNINGS
                                             ---------  ---------  ---------  -----------  -----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Fiscal 1994
  Fourth...................................  $  15,424  $   6,895  $   1,294   $     .15    $   1,294
  Third....................................     14,509      6,802      1,235         .14        1,235
  Second...................................     14,678      7,088      1,274         .14        1,274
  First....................................     12,756      6,055        780         .09        1,202

Fiscal 1993
  Fourth...................................  $  14,484  $   7,244  $   1,750   $     .19    $   1,750
  Third....................................     13,046      6,823      1,718         .18        1,718
  Second...................................     13,517      7,061      1,368         .15        1,368
  First....................................     13,106      6,857      1,267         .14        1,267

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                                                     NOVEMBER 25,
                                                                                                         1994
                                                                                                    --------------
                                                                                                     (UNAUDITED)
Current assets:
  Cash and cash equivalents.......................................................................  $   11,872,556
  Trade accounts receivable, less allowance for doubtful accounts of $115,000.....................       8,491,322
  Other receivables...............................................................................         168,811
  Inventories.....................................................................................      11,795,654
  Prepaid expenses................................................................................         504,609
  Income taxes receivable.........................................................................         178,397
  Deferred income taxes...........................................................................         622,880
                                                                                                    --------------
    Total current assets..........................................................................      33,634,229
                                                                                                    --------------
Property, plant and equipment, net................................................................      35,809,812
Patents, net......................................................................................       9,980,490
Goodwill, net.....................................................................................       3,064,974
Other assets, net.................................................................................         741,355
                                                                                                    --------------
    Total assets..................................................................................  $   83,230,860
                                                                                                    --------------
                                                                                                    --------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of obligations under capital leases........................................  $      613,467
  Current installments of long-term debt..........................................................         205,070
  Accounts payable................................................................................       1,760,669
  Accrued payroll and related costs...............................................................         459,707
  Accrued profit sharing plan contribution........................................................         150,000
  Other accrued expenses..........................................................................          92,425
                                                                                                    --------------
    Total current liabilities.....................................................................       3,281,338
Obligations under capital leases, less current installments.......................................       5,380,000
Long-term debt, less current installments.........................................................         409,030
Deferred income taxes.............................................................................       6,057,453
                                                                                                    --------------
    Total liabilities.............................................................................      15,127,821
                                                                                                    --------------
Stockholders' equity:
  Class A preferred stock, $1.00 par value. Authorized 65,778 shares; no shares issued and
   outstanding....................................................................................        --
  Class B preferred stock, $.01 par value. Authorized 4,934,222 shares; no shares issued and
   outstanding....................................................................................        --
  Common stock, $.01 par value. Authorized 20,000,000 shares; issued 9,269,662 shares.............          92,697
  Additional paid-in capital......................................................................      40,588,653
  Retained earnings...............................................................................      32,724,982
  Cumulative translation adjustments..............................................................         380,332
                                                                                                    --------------
                                                                                                        73,786,664
Treasury stock, 640,000 shares at cost............................................................      (5,683,625)
                                                                                                    --------------
    Total stockholders' equity....................................................................      68,103,039
                                                                                                    --------------

Commitments and contingencies
    Total liabilities and stockholders' equity....................................................  $   83,230,860
                                                                                                    --------------
                                                                                                    --------------

          See accompanying Notes to Consolidated Financial Statements

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                                       TWENTY-SIX WEEKS ENDED
                                                                                   ------------------------------
                                                                                    NOVEMBER 25,    NOVEMBER 26,
                                                                                        1994            1993
                                                                                   --------------  --------------
                                                                                            (UNAUDITED)
Net sales........................................................................  $   30,276,696  $   27,433,304
Cost of sales....................................................................      16,573,199      14,290,220
                                                                                   --------------  --------------
    Gross profit.................................................................      13,703,497      13,143,084
Operating expenses:
  Selling, general and administrative expenses...................................       9,409,558       9,439,444
  Research and development.......................................................         620,038         482,363
                                                                                   --------------  --------------
                                                                                       10,029,596       9,921,807
                                                                                   --------------  --------------
    Operating income.............................................................       3,673,901       3,221,277
Other income/(expense):
  Interest expense...............................................................        (440,150)       (449,753)
  Interest income................................................................         238,204         380,997
  Miscellaneous income...........................................................         125,984          26,970
                                                                                   --------------  --------------
                                                                                          (75,962)        (41,786)
                                                                                   --------------  --------------
    Earnings before income taxes.................................................       3,597,939       3,179,491
Income taxes.....................................................................         503,711       1,126,411
                                                                                   --------------  --------------
  Earnings before cumulative effect of change in accounting principle............       3,094,228       2,053,080
  Cumulative effective of change in accounting principle.........................        --               422,606
                                                                                   --------------  --------------
    Net earnings.................................................................  $    3,094,228  $    2,475,686
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Earnings per share:
  Earnings before cumulative effect of change in accounting principle............  $          .35  $          .23
  Cumulative effect of change in accounting principle............................        --                   .05
                                                                                   --------------  --------------
    Net earnings.................................................................  $          .35  $          .28
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Weighted average common shares outstanding.......................................       8,764,089       8,971,047

          See accompanying Notes to Consolidated Financial Statements

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       TWENTY-SIX WEEKS ENDED
                                                                                   ------------------------------
                                                                                    NOVEMBER 25,    NOVEMBER 26,
                                                                                        1994            1993
                                                                                   --------------  --------------
                                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net earnings...................................................................  $    3,094,228  $    2,475,686
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Effect of change in accounting principle.....................................        --              (422,606)
    Depreciation and amortization................................................       2,033,295       2,474,502
    (Gain) loss from sale of assets..............................................         (14,967)         19,905
    Deferred taxes...............................................................         129,626         619,732
    Changes in assets and liabilities:
      Trade accounts receivable..................................................          10,967        (818,515)
      Other receivables..........................................................          94,034          53,805
      Inventories................................................................       1,679,733      (1,585,308)
      Prepaid expenses...........................................................        (384,864)        (64,563)
      Income taxes receivable....................................................        (178,397)       --
      Other assets...............................................................         (30,524)        (79,356)
      Accounts payable...........................................................         200,716         604,315
      Accrued payroll and related costs..........................................        (344,614)       (349,246)
      Accrued profit sharing plan contribution...................................        (150,000)        (75,000)
      Other accrued expenses.....................................................        (197,224)        244,745
      Income taxes payable.......................................................      (1,052,062)        (92,551)
                                                                                   --------------  --------------
        Net cash provided by operating activities................................       4,889,947       3,005,545
                                                                                   --------------  --------------
Cash flows from investing activities:
  Capital expenditures...........................................................      (2,426,342)     (3,202,414)
  Proceeds from sale of assets...................................................          56,204         239,109
  Acquisition of patents.........................................................         (30,764)        (77,563)
                                                                                   --------------  --------------
        Net cash used by investing activities....................................      (2,400,902)     (3,040,868)
                                                                                   --------------  --------------
Cash flows from financing activities:
  Principal payments of lease obligations........................................        (388,735)       (318,379)
  Principal payments of long-term debt...........................................        (150,594)       (148,138)
  Purchase of common stock for treasury..........................................        (615,500)     (1,658,375)
                                                                                   --------------  --------------
        Net cash used by financing activities:...................................      (1,154,829)     (2,124,892)
Effect of exchange rate changes on cash and cash equivalents.....................          66,613          18,066
                                                                                   --------------  --------------
Increase (decrease) in cash and cash equivalents.................................       1,400,829      (2,142,149)
Cash and cash equivalents at beginning of period.................................      10,471,727      15,227,310
                                                                                   --------------  --------------
Cash and cash equivalents at end of period.......................................  $   11,872,556  $   13,085,161
                                                                                   --------------  --------------
                                                                                   --------------  --------------

          See accompanying Notes to Consolidated Financial Statements

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of NAMIC U.S.A. Corporation, a Delaware corporation (the "Company"), and its subsidiaries, all of which are wholly-owned. All significant intercompany balances and transactions have been eliminated in consolidation.

    In the opinion of the Company, the accompanying unaudited consolidated financial statements include all adjustments (consisting only of normal, recurring adjustments) that the Company considers necessary for a fair presentation, in accordance with generally accepted accounting principles, of the consolidated financial position of the Company and its subsidiaries at November 25, 1994, and the results of their operations and cash flows for the twenty-six weeks ended November 25, 1994 and November 26, 1993, respectively. These results are not necessarily indicative of the results to be expected for the full fiscal year.

    The consolidated financial information presented herein should be read in conjunction with the audited consolidated financial statements for the fiscal years ended May 31, 1994 and May 31, 1993 and notes thereto included in the Company's Annual Report on Form 10-K.

EARNINGS PER SHARE

    Earnings per share is calculated by dividing net earnings by the weighted average number of common and common equivalent shares outstanding during each of the respective periods, which includes the dilutive effect of outstanding stock options. The weighted average number of common and common equivalent shares was 8,764,089 and 8,971,047, respectively, for the twenty-six weeks ended November 25, 1994 and November 26, 1993. Fully-diluted earnings per share is not presented as there is no material dilution.

2.  INVENTORIES
    A summary of inventories is as follows:

                                                                                 NOVEMBER 25,
                                                                                     1994
                                                                                --------------
                                                                                 (UNAUDITED)
Raw materials and supplies....................................................  $    4,868,359
Work-in-process...............................................................       3,610,832
Finished goods................................................................       3,316,463
                                                                                --------------
                                                                                $   11,795,654
                                                                                --------------
                                                                                --------------

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of October 31, 1994, among PFIZER INC., a Delaware corporation (the "Parent"), DART ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Sub"), and NAMIC U.S.A. CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

    WHEREAS, the respective Boards of Directors of the Parent and the Sub have each determined that it is advisable and in the best interest of the Parent and its stockholders to engage in a transaction whereby the Sub will merge with and into the Company on the terms and subject to the conditions of this Agreement; and

    WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company and its stockholders to engage in a transaction whereby the Sub will merge with and into the Company on the terms and subject to the conditions of this Agreement; and

    WHEREAS, it is intended for Federal income tax purposes that the Merger (as hereinafter defined) shall qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, the Parent, the Sub and the Company entered into an Agreement and Plan of Merger, dated as of October 31, 1994, to give effect to the Merger; and

    WHEREAS, the Parent, the Sub and the Company wish to amend and restate such Agreement and Plan of Merger in order to make certain amendments, with such amendment and restatement effective as of October 31, 1994; and

    WHEREAS, the Company, the Parent and the Sub wish to make certain representations, warranties, covenants and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions hereof, and pursuant to Section 251 of the Delaware General Corporation Law (the "Delaware Law"), the Sub shall be merged with and into the Company (the "Merger") at the Effective Time (as hereinafter defined). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name of "NAMIC U.S.A. Corporation," and the separate corporate existence of the Sub shall cease.

    SECTION 1.02 EFFECTIVE TIME. On the date of the Closing (as hereinafter defined), the Surviving Corporation will cause a certificate of merger substantially in the form of Exhibit A attached hereto (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the Delaware Law. The Merger shall become effective (i) at the time and date which the Certificate of Merger is filed with the Secretary of State of the State of Delaware or (ii) such other time as is agreed upon by the parties and specified in the Certificate of Merger (such time as the Merger becomes effective is hereinafter referred to as the "Effective Time").

    SECTION 1.03 CLOSING. The closing of the Merger (the "Closing") shall take place (i) at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York, as promptly as practicable following the date on which the last of the conditions set forth in Article VII is satisfied or waived in accordance with the terms of this Agreement, which date shall in any event not be later than the third business day following the satisfaction or waiver of the last of such conditions, or (ii) at such other place and/or on such other date as the Parent and the Company may agree.

    SECTION 1.04 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the Delaware Law. As of the Effective Time, the Parent shall own all of the issued and outstanding Common Stock of the Surviving Corporation.

    SECTION  1.05  CERTIFICATE  OF INCORPORATION AND BY-LAWS.   At the Effective
Time, the Sub's Certificate of Incorporation and By-laws shall be the Certificate of Incorporation and By-laws of the Surviving Corporation; except that Article First of the Sub's Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is NAMIC U.S.A. Corporation".

    SECTION 1.06 DIRECTORS AND OFFICERS. The directors of the Sub at the Effective Time shall become the directors of the Surviving Corporation until their successors are duly elected and qualified. At the Effective Time, the persons listed on Schedule 1.06 shall become the officers of the Surviving Corporation until their successors are duly elected and qualified.

                                   ARTICLE II
                             CONVERSIONS OF SHARES

    SECTION 2.01 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

    (a) (i) Subject to Section 3.06, each share of common stock, par value $.01 per share, of the Company ("Common Stock") issued and outstanding immediately prior to the Effective Time that is not owned by Parent or any direct or indirect wholly-owned subsidiary of Parent shall be converted into .24599 (the "Exchange Ratio") of a share of common stock, par value $.10 per share ("Parent Common Stock"), of Parent. Each share of Parent Common Stock to be issued upon conversion of shares of Common Stock in accordance with this Section 2.01 shall include the corresponding percentage of a right (the "Parent Rights") to purchase shares of Series A Junior Preferred Stock, without par value, of Parent pursuant to the Rights Agreement, dated as of September 24, 1987, between Parent and The Chase Manhattan Bank, N.A., as Rights Agent, as amended through the date of this Agreement (the "Parent Rights Agreement"). Prior to the Distribution Date (as defined in the Parent Rights Agreement), all references in this Agreement to the Parent Common Stock to be received in the Merger shall be deemed to include the Parent Rights.

        (ii) If the Effective Time is after the record date for the dividend (if any) declared by the Parent's Board of Directors on the Parent Common Stock in the first quarter of calendar 1995, then each share of Common Stock issued and outstanding immediately prior to the Effective Time that is not owned by Parent or any direct or indirect wholly-owned subsidiary of Parent shall also evidence the right to receive from Parent a cash payment equal to the product of (i) .24599 and (ii) the amount of the per share cash dividend (if any) declared by the Parent's Board of Directors on the Parent Common Stock in the first quarter of calendar 1995.

    (b) All shares of Common Stock to be converted into Parent Common Stock pursuant to this Section 2.01 shall cease to be outstanding, be cancelled and retired and cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such shares, except the right to receive for each of such shares, upon the surrender of such certificate in accordance with Section 3.02, the amount of Parent Common Stock specified in Section 2.01(a)(i) above (the "Merger Consideration"), cash (if any) pursuant to Section 2.01(a)(ii) and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 3.06.

    (c) Each share of Common Stock issued and outstanding immediately prior to the Effective Time owned by Parent or any direct or indirect wholly-owned subsidiary of Parent shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

    (d) Each share of Common Stock issued and held immediately prior to the Effective Time in the Company's treasury or by any of the Company's direct or indirect wholly-owned subsidiaries shall be cancelled and retired without payment of any consideration therefor and cease to exist.

    (e) Each share of common stock, par value $.01 per share, of the Sub issued and outstanding immediately prior to the Effective Time shall be converted into one issued and outstanding share of common stock, par value $.01 per share, of the Surviving Corporation.

    SECTION 2.02 STOCK OPTIONS. Immediately prior to the Effective Time, each holder of a then outstanding option to purchase shares of Common Stock (collectively, the "Options") under the Company's 1991 Stock Option Plan and the Company's 1991 Stock Option Plan for Non-Employee Directors and the agreements referred to in Schedule 2.02 to the Disclosure Statement (as hereinafter defined) (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, shall, in settlement thereof, receive from the Company for each share of Common Stock subject to such Option an amount (net of any applicable withholding tax) in cash equal to the excess, if any, of $18.00 over the per share exercise price of such Option (such amount being hereinafter referred to as the "Option Consideration"); PROVIDED, HOWEVER, that prior to making such payment the Parent shall deliver to the Company an irrevocable written waiver from the Parent and the Sub of all conditions precedent to their respective obligations to effect the Merger under Article VII hereof and a written agreement of the Parent and the Sub to consummate the Merger and effect the Closing immediately following such payment by the Company, which waiver and agreement shall be in form and substance satisfactory to the Company. Prior to the Effective Time, the Company shall use its reasonable efforts to obtain all necessary consents or releases from holders of Options under the Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by this Section 2.02 (except for such action that may require the approval of the Company's stockholders) and to otherwise cause each Option to be surrendered to the Company and cancelled, whether or not any Option Consideration is payable with respect thereto, at the Effective Time. The surrender of an Option to the Company shall be deemed a release of any and all rights the holder had or may have had in such Option other than the right to receive the Option Consideration.

                                  ARTICLE III
                               EXCHANGE OF SHARES

    SECTION 3.01 EXCHANGE OF CERTIFICATES. At the Effective Time, the Parent shall, for the benefit of the holders of shares of Common Stock, set aside a sufficient number of shares of Parent Common Stock to effect the delivery of the aggregate number of whole shares of Parent Common Stock to be issued pursuant to this Agreement and a sufficient cash amount to effect the cash payments, if any, to be made pursuant to Section 2.01(a)(ii) (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, and cash amount being hereinafter referred to as the "Exchange Fund"). The Parent shall deliver the shares of Parent Common Stock to be issued pursuant to Section 2.01(a)(i) and pay any cash required by Section 2.01(a)(ii) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

    SECTION 3.02 NOTICE OF EXCHANGE. As soon as reasonably practicable after the Effective Time, the Parent shall mail and make available to each record holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Common Stock (each such certificate, a "Certificate") whose shares were converted into the right to receive shares of Parent Common Stock and cash (if any) pursuant to Section 2.01, a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Parent) advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate in exchange for certificates representing Parent Common Stock. Upon surrender to the Parent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and any other documents reasonably required by the Parent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article III, a cash payment (if any) as required by Section 2.01(a)(ii) and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 3.06, and such Certificate shall forthwith be cancelled.

    SECTION 3.03 TRANSFER. If delivery of all or part of the Merger Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or the exchange of such Certificate that such surrendered Certificate be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Parent that such tax either has been paid or is not applicable.

    SECTION 3.04 RIGHT TO MERGER CONSIDERATION. Until surrendered and exchanged in accordance with Section 3.02, each Certificate shall, after the Effective Time, represent solely the right to receive promptly upon surrender in accordance with the provisions of Section 3.02 the certificate representing shares of Parent Common Stock (and any cash pursuant to Section 2.01(a)(ii) and cash in lieu of fractional shares of Parent Common Stock), together with any dividends or other distributions, all as provided in this Article III, and shall have no other rights, including voting rights. From and after the Effective Time, the Parent shall be entitled to treat any Certificates that have not yet been surrendered for exchange as evidencing only the ownership of the aggregate Merger Consideration into which the shares represented by such Certificates shall have been converted (and any right to receive cash pursuant to Section 2.01(a)(ii) and cash in lieu of fractional shares of Parent Common Stock as provided in Section 3.06), together with any dividends or other distributions payable with respect thereto pursuant to Section 3.05, notwithstanding any failure to surrender such Certificates.

    SECTION 3.05 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED CERTIFICATES. No dividends or other distributions with respect to Parent Common Stock declared or paid by the Parent after the Effective Time and with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate surrenders such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Parent Common Stock. The Surviving Corporation shall pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on shares of Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

    SECTION 3.06 FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent, but in lieu thereof each holder of Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock will receive from the Parent, at such time as such holder shall receive a certificate representing shares of Parent Common Stock as contemplated by Section 3.02, an amount of cash equal to the product of (a) the average of the per share closing prices on the NYSE of the Parent Common Stock during the five consecutive trading days ending on the trading day immediately prior to the Effective Time and (b) the fraction of a share of Parent Common Stock otherwise issuable to such holder. The fractional interests of each holder of Common Stock will be aggregated so that no such holder will receive cash in an amount equal to or greater than the average of the per share closing prices on the NYSE of the Parent Common Stock during the five consecutive trading days ending on the trading day immediately prior to the Effective Time.

    SECTION 3.07 NO INTEREST. No interest shall be payable on any payments of dividends or other distributions or any cash payments provided for in Section 2.01(a)(ii) or cash in lieu of fractional shares as provided for by this Article III.

    SECTION 3.08 NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. All shares of Parent Common Stock issued upon conversion of shares of Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.01(a)(ii), 3.05 or 3.06) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Common Stock, SUBJECT, HOWEVER, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

    SECTION 3.09 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash pursuant to Section 2.01(a)(ii) or in lieu of fractional shares and unpaid dividends and distributions on Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

    SECTION 3.10 NO LIABILITY. Neither Parent nor the Company shall be liable to any holder of shares of Common Stock or Parent Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Parent Common Stock to be issued in exchange for Common Stock pursuant to this Article III, if, on or after the expiration of six months following the Effective Time, such shares (and/or dividends and distributions with respect thereto) or cash in lieu of fractional shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

    Subject to Sections 9.13 and 9.14 hereof, the Company represents and warrants to the Parent and the Sub as follows:

    SECTION 4.01 ORGANIZATION AND QUALIFICATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted.

    (b) The only direct and indirect subsidiaries of the Company are those named in Schedule 4.01 to the Disclosure Statement relating hereto, which Disclosure Statement has been delivered to Parent simultaneously herewith (the "Disclosure Statement"). Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not in the aggregate have a Material Adverse Effect (as defined below). For purposes of this Agreement: (i) "subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity, and
(ii) "Material Adverse Effect" shall mean any adverse change in or effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries that is material to the Company and its subsidiaries taken as a whole.

    SECTION 4.02 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 65,778 shares of Class A Preferred Stock, $1.00 par value, and 4,934,222 shares of Class B Preferred Stock, $.01 par value (collectively the "Preferred Stock"). At the close of business on October 28, 1994, 8,629,662 shares of Common Stock were issued and outstanding and 1,013,970 shares of Common Stock were issuable pursuant to outstanding Options and the Stock Option Plans, whether or not presently exercisable. In addition, as of such date, 657,030 shares of Common Stock were reserved for issuance pursuant to the Stock Option Plans. As of the date hereof, no shares of Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in the preceding sentence, there are not as of the date hereof, and at the Effective Time there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating the Company to issue any additional shares of Common Stock or any other shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for any such shares.

    (b) The number of outstanding shares of capital stock of each of the subsidiaries of the Company, owned of record and beneficially by the Company, is set forth in Schedule 4.01 to the Disclosure Statement. The Company, or a wholly-owned subsidiary of the Company, is the sole record and beneficial owner of the issued and outstanding capital stock of each subsidiary listed in
Schedule 4.01 to the Disclosure Statement, except as otherwise set forth in such Schedule. There are no irrevocable proxies with respect to such shares, and, except as set forth in Schedule 4.01 to the Disclosure Statement, no equity securities of any of such subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by the Company or a wholly-owned subsidiary of the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of all Liens (as defined in Section 4.08).

    SECTION 4.03 CORPORATE POWER AND AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Common Stock). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of the Parent and the Sub, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies and to general principles of equity. Assuming that none of the Parent, the Sub or any of their affiliates is an "interested stockholder" as defined in Section 203 of the Delaware Law (other than by reason of this Agreement or the Voting Agreements and Irrevocable Proxies between the Parent and Phillip H. Morse and the Parent and Richard H. Morse entered into simultaneously with the execution of this Agreement), no further action is required and no further conditions need be satisfied in connection with the consummation of the Merger under the provisions of Section 203(a)(1) of the Delaware Law.

    SECTION 4.04 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company's SEC Reports (as defined in Section 4.05) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since August 26, 1994, the Company and its subsidiaries have not suffered any Material Adverse Effect. Except as disclosed in the Company's SEC Reports under the Exchange Act or in writing to the Parent by the Company prior to execution of this Agreement, or as otherwise set forth in this Agreement or the Disclosure Statement, since August 26, 1994, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares, or any redemption or other acquisition by the Company of any shares of its capital stock; (b) any increase in the rate or terms of compensation payable or to become payable by the Company to its directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practices (which shall include normal periodic performance reviews and related compensation and benefit increases); (c) any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or employees, except increases occurring in the ordinary course of business consistent with past practices (which shall include normal periodic performance reviews and related compensation and benefit increases); (d) any entry into any agreement, commitment or transaction by the Company which is material to the Company and its subsidiaries taken as a whole, except for agreements, commitments or transactions in the ordinary course of business; (e) any amendment, termination or lapse of a material contract of the Company and its subsidiaries, taken as a whole; (f) any loss of a material customer of the Company and its subsidiaries, taken as a whole; (g) any material labor dispute involving the employees of the Company or its subsidiaries; (h) any change by the Company in accounting methods, principles or practices except as required or permitted by generally accepted accounting principles; (i) any write-off or write-down of, or any determination to write off or write down, any asset of the Company or any of its subsidiaries or any portion thereof which write-off, write-down, or determination exceeds $100,000 individually or $500,000 in the aggregate; (j) any amendment, termination, waiver, disposal, or lapse of, or other failure to preserve, any license, permit, or other form of authorization of the Company or any subsidiary, except for any thereof that would not have a Material Adverse Effect; or (k) any agreements by the Company to (1) do any of the things described in the preceding clauses (a) through (j) other than as expressly contemplated or provided for herein or (2) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of the Company in this Agreement untrue or incorrect.

    SECTION 4.05 SEC REPORTS. (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the Federal securities laws and the SEC rules and regulations thereunder, all of which have complied as of their respective filing dates, or, in the case of registration statements, their respective effective dates, in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and the rules and regulations promulgated thereunder. None of such forms, reports or documents, including, without limitation, any exhibits, financial statements or schedules included therein, at the time filed, or, in the case of registration statements, their respective effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All forms, reports and documents filed by the Company with the SEC since the beginning of its current fiscal year are hereinafter collectively referred to as the "SEC Reports".

    (b) The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows (including, without limitation, the related notes thereto) of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended August 26, 1994 complied as to form, at the time filed, in all material respects with generally accepted accounting principles and the published rules and regulations of the SEC with respect thereto at the time filed and present fairly (subject to normal nonrecurring audit adjustments in the case of unaudited interim financial statements) the consolidated financial position of the Company as of their respective dates, and the results of consolidated operations, the stockholders' equity and the cash flows for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein.

    SECTION 4.06 PROXY STATEMENT/PROSPECTUS. None of the information with respect to the Company or any subsidiary of the Company provided by the Company for inclusion in or incorporated by reference in (i) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Parent with the SEC for the purpose of registering the shares of Parent Common Stock to be issued pursuant to this Agreement or (ii) the proxy statement of the Company and the prospectus of Parent (the "Proxy Statement/Prospectus") required to be mailed to the Company's stockholders in connection with the Merger will, in the case of the Proxy Statement/Prospectus or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the special or annual meeting of stockholders of the Company at which such stockholders will vote upon this Agreement, the Merger and related matters (the "Company Meeting") or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/ Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

    SECTION 4.07 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by the Company in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing with the SEC of (A) the Registration
Statement, (B) the Proxy Statement/Prospectus and (C) such reports and information as may be required in connection with this Agreement and the transactions contemplated hereby pursuant to the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, (ii) the filing of the Certificate of Merger in accordance with the Delaware Law, and, if necessary, appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(iii) such filings, authorizations, orders and approvals as may be required under foreign laws and (iv) compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and any
applicable state securities or Blue Sky laws, and, if applicable, any Environmental Law (as defined in Section 4.15), except for filings and approvals which are not required prior to the consummation of the Merger or where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

    SECTION 4.08 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (i) contravene or conflict with the Company's Restated Certificate of Incorporation (the "Company's Certificate of Incorporation") or By-laws, (ii) assuming compliance with the matters referred to in Section 4.07, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its subsidiaries, (iii) assuming that the Company, the Parent and the Sub comply in all respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, in each case, as more fully described in
Section 4.07, except as disclosed in the SEC Reports or in Schedule 4.08 to the Disclosure Schedule, constitute or result in a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation, including without limitation, a repurchase obligation, of the Company or any of its subsidiaries or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its subsidiaries, or (iv) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any of its subsidiaries, other than, in the case of clauses (ii), (iii) or (iv), any such conflicts, violations, defaults, losses and Liens that individually or in the aggregate would not have a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, restriction or adverse claim of any kind or nature in respect of such asset, other than any such mortgage, lien, pledge, charge, security interest, encumbrance, restriction or adverse claim (i) for taxes or other governmental charges not yet due and payable, (ii) for materialmen's, mechanic's and similar liens or (iii) reflected on the consolidated balance sheet of the Company as of August 26, 1994 or (iv) on any of the Company's properties or assets, or irregularities in title thereto, that do not materially detract from the value of, or materially impair the use of, any such property or asset.

    SECTION 4.09 INVESTMENT BANKING FEES AND COMMISSIONS. Except for those fees and expenses payable to Dillon, Read & Co. Inc. with respect to the Company, no person or entity is entitled to receive from the Company or any of its subsidiaries any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby.

    SECTION 4.10 MATERIAL CONTRACTS. Except as disclosed in the SEC Reports or on Schedule 4.10 to the Disclosure Statement, neither the Company nor any of its subsidiaries is a party to any written (i) contract or agreement not made in the ordinary course of business or which is not terminable without penalties of $50,000 or more in the aggregate or upon notice of thirty (30) days or less;
(ii) employment, consulting, non-competition, severance, golden parachute or indemnification contract or agreement; (iii) mortgage, pledge, conditional sales contract, security agreement, loan agreement, credit agreement, promissory note or other similar contract with respect to any real property of the Company or any of its subsidiaries; (iv) mortgage pledge, conditional sales contract, security agreement, factoring agreement, loan agreement, credit agreement, promissory note or other similar contract with respect to any tangible personal property of the Company or any of its subsidiaries involving indebtedness for borrowed money or capital equipment leases, in each case, of more than $50,000;
(v) guarantee, subordination agreement, letter of credit or any other similar type of contract or agreement involving obligations in excess of $50,000 individually or $100,000 in the aggregate; (vi) contract or agreement with any governmental authority; or (vii) commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to the Parent true, correct and complete copies of the contracts and agreements listed on Schedule 4.10 to the Disclosure Statement, together with all amendments, modifications, supplements or material side letters affecting the obligations of any party thereunder. Neither the Company nor any of its subsidiaries is in default under any such contract or agreement nor, to the Company's knowledge, is any other party thereto, which default, in each case, could reasonably be expected to have a Material Adverse Effect.

    SECTION 4.11 LITIGATION, ETC. As of the date hereof, except as disclosed in the SEC Reports or in Schedule 4.11 to the Disclosure Statement, there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or governmental or regulatory authority or body seeking money damages in excess of $50,000 or non-monetary relief that, if granted, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. The Company is not subject to any outstanding order, writ, injunction or decree that would have a Material Adverse Effect.

    SECTION 4.12  BENEFIT PLANS.  Except  as disclosed in the SEC Reports or  on
Schedule 4.12 to the Disclosure Statement:

    (a) With respect to each employee benefit plan or other benefit arrangement (including, without limitation, any "employee benefit plan", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all of the foregoing being herein called "Benefit Plans"), maintained or contributed to by the Company or any of its subsidiaries or under which it has any liability or obligation, the Company has made available to the Parent a true and correct copy of (a) the most recent annual report (Form 5500) filed with the IRS, (b) such Benefit Plan, and (c) each trust agreement and group annuity contract, if any, relating to such Benefit Plan.

    (b) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Parent or any of its affiliates could be subject to any liability that is reasonably likely to have a Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable law.

    (c) With respect to the Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company, which obligations are reasonably likely to have a Material Adverse Effect.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment becoming due, or materially increase the amount of compensation due, any current or former employee of the Company or any of its subsidiaries including, without limitation, any severance payment or benefit; (ii) materially increase any benefits otherwise payable under any Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such material benefits, except in each case as contemplated by this Agreement.

    SECTION 4.13 INTELLECTUAL PROPERTY. To the knowledge of the Company, the Company and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademark rights, trade names, trade name rights, service mark rights, copyrights and computer programs which are material to the conduct of the business of the Company and its subsidiaries taken as a whole (the "Intellectual Property"). Included within the Intellectual Property are at least the patents, patent rights, trademark rights, trade names, trade name rights and service mark rights set forth in Schedule 4.13 to the Disclosure Statement. Except as set forth in Schedule 4.13 to the Disclosure Statement, neither the Company nor any of its subsidiaries has been granted or has granted any outstanding license or other rights under any material Intellectual Property. Except as set forth in Schedule 4.13 to the Disclosure Statement, no person has communicated to the Company a position in writing that the Company is infringing or otherwise adversely affecting the rights of that person with regard to any patent, licenses, trademark, trade name, service mark, copyright or other intellectual property right held by that person. Except as set forth on
Schedule 4.13 to the Disclosure Statement, to the knowledge of the Company, no person is currently infringing the rights of the Company with regard to any material patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

    SECTION  4.14  RESTRICTIONS ON OPERATIONS.   Except as set forth on Schedule
4.14 to the Disclosure Statement, the Company and its subsidiaries are not restricted directly or indirectly by any agreement from carrying on its business anywhere in the world.

    SECTION 4.15 ENVIRONMENTAL LAWS. Except as disclosed on Schedule 4.15 to the Disclosure Statement, in the Environmental Reports (as defined in Section 4.15(d)) or as would not have a Material Adverse Effect:

    (a) The Company and its subsidiaries and their respective operations comply with all applicable Environmental Laws.

    (b) The Company and its subsidiaries have obtained and maintain all Environmental Permits necessary for their operations; there are no legal proceedings pending or, to the knowledge of the Company, threatened to revoke any such Environmental Permit; the Company and its subsidiaries are in compliance with all such Environmental Permits, including those relating to the construction of the NAMIC Eireann facility located in Tullamore, Ireland; none of the Company or any of its subsidiaries has received any written notice from any governmental authority to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any of its properties; and the consummation of the transactions contemplated hereby will not cause the Company to have any of its rights under such Environmental Permits adversely affected.

    (c) To the knowledge of the Company, all real property owned, operated or leased by the Company and its subsidiaries is free from contamination by Hazardous Materials and neither the Company nor any of its subsidiaries has caused or permitted any Hazardous Material to remain or be disposed of, either on or under real property legally or beneficially owned, leased or operated by the Company or any of its subsidiaries or on any real property not permitted to accept, store or dispose of such Hazardous Materials other than in compliance with applicable Environmental Laws.

    (d) The Company and its subsidiaries have provided or made available to Parent all audits, studies, reports, analyses and results of investigations, memoranda and correspondence in the Company's possession related to Environmental Laws or Environmental Claims that have been drafted, created or performed with respect to currently or previously owned, leased or operated properties of the operations of the Company and its subsidiaries. The foregoing, together with the report prepared by ERM in the final form delivered to Parent regarding environmental, health and safety matters connected with property owned, leased or operated by the Company or its subsidiaries, are collectively referred to as the "Environmental Reports".

    (e) For purposes of this Agreement:

    "ENVIRONMENTAL CLAIM" means any written accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any governmental body or any other person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Company or its subsidiaries or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Company or its subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Law, order or Environmental Permit of or from any governmental body relating to environmental matters connected with any property owned, leased or operated by the Company or its subsidiaries.

    "ENVIRONMENTAL LAW" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section  9601 ET  SEQ., the  Hazardous Materials  Transportation Act,  49 U.S.C.
Section  1801   ET   SEQ.,  the   Resource   Conservation  and   Recovery   Act,

42 U.S.C. Section 6901 ET SEQ., the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act, 33 U.S.C. Section 2601 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 ET SEQ., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes, including without limitation, any state environmental property transfer statutes.

    "ENVIRONMENTAL  PERMIT" means any  permit, approval, authorization, license,
variance,  registration,   or   permission   required   under   any   applicable
Environmental Law or order.

    "HAZARDOUS MATERIALS" means any hazardous substance, material or waste which is regulated by any local, state, Federal or foreign governmental body in the jurisdiction in which the Company or any of its subsidiaries conducts business, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including, but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

    "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property.

    "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any property owned, operated or leased by the Company or any of its subsidiaries and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits.

    SECTION  4.16  TITLE  TO PROPERTIES; ENCUMBRANCES.   Except as  set forth in
Schedule 4.16 to the Disclosure Statement or as would not have a Material Adverse Effect, the Company and each of its subsidiaries has good and valid title to (a) all tangible properties and assets (real and personal) owned by the Company and its subsidiaries, respectively, including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of May 31, 1994, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of May 31, 1994 which have been sold or otherwise disposed of in the ordinary course of business, and (b) all the tangible properties and assets purchased by the Company and any of its subsidiaries since May 31, 1994, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no Lien.

    SECTION 4.17 COMPLIANCE WITH LAWS. Except as set forth in Schedule 4.17 to the Disclosure Statement or as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, Federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violations or failures to comply would not, in the aggregate, have a Material Adverse Effect; and the conduct of the business of the Company and its subsidiaries is in conformity with all Federal, state and local energy and public utility and all other Federal, state and local governmental and regulatory requirements applicable to its business or operations, except where such nonconformities would not, in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, in the aggregate, have a Material Adverse Effect.

    SECTION 4.18  TAXES.  Except as set forth in Schedule 4.18 to the Disclosure
Statement:

    (a) Each  of the  Company and  its  subsidiaries has  (i) timely  filed  all
Federal and all state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by or for it through the date hereof in respect of any Taxes and such Returns are true, complete and correct in all material respects, (ii) timely paid all Taxes that are shown as being due on such Returns, (iii) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and its subsidiaries through the date hereof, (iv) complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes, and (v) timely withheld from employee wages and paid over to the proper governmental authorities all Taxes and other amounts required to be so withheld and paid over.

    (b) Schedule 4.18 to the Disclosure Statement sets forth the last taxable period (i) through which the Federal Returns of the Company and any of its subsidiaries have been examined by the Internal Revenue Service ("IRS") and (ii) for which examination, assessment and deficiency has expired; all deficiencies asserted as a result of such examinations have been paid, fully settled or adequately provided for in the Company's most recent audited financial statements; no Federal tax audits or other administrative proceedings or court proceedings are presently pending with respect to the Company or any of its subsidiaries with regard to any Federal Taxes; no deficiency for any such Taxes aggregating in excess of $50,000 has been proposed, asserted or assessed against the Company or any of its subsidiaries, by any Federal, state, local or foreign taxing authority or court with respect to any period.

    (c) Neither the Company nor any of its subsidiaries has within the last twelve months executed or entered into (or prior to the close of business on the Effective Time will execute or enter into) with the IRS or any other taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Federal, state, local or foreign Taxes or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof, or any similar agreement, pursuant to any similar provision of state, local or foreign law.

    (d) Neither the Company nor any of its subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

    (e) Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

    (f) Neither the Company nor any of its subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

    (g) All representations made by the Company, any of its subsidiaries or their respective authorized representatives in connection with any tax exemption, grant, dispensation or similar allowance under any Federal, state, local or foreign laws are complete, true and accurate in all material respects and any covenants, promises or undertakings made or to be performed by the Company or any of its subsidiaries have been duly discharged or performed in accordance with their terms.

    (h) The Company (i) has not agreed to make, nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise and (ii) has not leased or rented any property other than on arm's length terms and conditions.

    (i) All of the certifications contained in Exhibit B, which is attached hereto and is incorporated herein by reference, are true and correct.

    For purposes of this Agreement, "Taxes" shall mean all Federal, state, local, foreign and other taxes, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

    SECTION 4.19 LIABILITIES. As of August 26, 1994, neither the Company nor any of its subsidiaries had any outstanding claims, liabilities or indebtedness, contingent or otherwise, of a type required to be set forth on a balance sheet prepared in accordance with generally accepted accounting principles in order to fairly present the financial position of the Company as of such date, in excess of $50,000, except (i) as set forth and reserved against in the consolidated balance sheet as of August 26, 1994, or specifically disclosed in the footnotes thereto, or (ii) as disclosed or described in this Agreement. Neither the Company nor any of its subsidiaries is in default in respect of the terms and conditions of any indebtedness or other agreement relating to borrowing, which default would have a Material Adverse Effect.

    SECTION 4.20  MEDICAL  DEVICE REGULATION.  Except  as set forth on  Schedule
4.20 to the Disclosure Statement, with respect to each medical device currently manufactured or marketed by the Company or any of its subsidiaries, the Company or such subsidiary has applied for or obtained all applicable licenses, registrations, approvals, clearances, and authorizations required by local, state, or federal agencies, foreign or domestic, regulating the safety, effectiveness, manufacturing or market clearance of such medical device which are necessary for such medical device to be manufactured or marketed in the jurisdiction or jurisdictions in which it is currently manufactured or marketed.

    SECTION 4.21 LABOR CONTROVERSIES. Except as set forth on Schedule 4.21 to the Disclosure Statement, since June 1, 1989, to the knowledge of the Company, no union organizational efforts have been made or threatened involving any employees of the Company who devote greater than an incidental portion of their time to any aspect of the business of the Company.

    SECTION 4.22 EMPLOYEES. Schedule 4.22 to the Disclosure Statement contains a true and complete list of all current employees both full time and part time of the Company and all current consultants of the Company and discloses the date of hire of each individual and the current annual rate of compensation of each such individual. Except as would not have a Material Adverse Effect, to the Company's knowledge, none of the persons disclosed in Schedule 4.22 is subject to any judgment, order or decree of or agreement with any governmental body or any person or is the subject of any pending or threatened litigation which could affect the ability of any such individual to perform services for the Company and its subsidiaries.

    SECTION 4.23 COMPANY ACTION. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and in the best interests of the Company and it stockholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Meeting and has determined to recommend, subject to the Board's ability to withdraw, modify or change its recommendation regarding this Agreement and the Merger in accordance with the provisions of Sections 6.02 and 6.12, the approval by the Company's stockholders of these matters. In connection with its consideration of this Agreement, the Board of Directors of the Company received a written opinion from Dillon, Read & Co. Inc. that the consideration to be received by the Company's common stockholders in the Merger is fair, from a financial point of view, to such stockholders. The affirmative votes of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon are the only votes of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the Merger.

    SECTION 4.24 PUERTO RICO FACILITY. The one-time costs associated with any decision to close (which decision is not under consideration) the Company's facility in Puerto Rico would not exceed $500,000 in the aggregate and such closing would not have a material adverse effect on the continuing business of the Company and its subsidiaries taken as a whole.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND SUB

    Subject to Section 9.14 hereof, the Parent and the Sub represent and warrant to the Company as follows:

    SECTION 5.01 ORGANIZATION AND QUALIFICATION. Each of the Parent and the Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted.

    SECTION 5.02 CORPORATE POWER AND AUTHORITY. Each of the Parent and the Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Parent and the Sub of this Agreement and the consummation by the Parent and the Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of the Parent and the Sub, and the sole stockholder of the Sub, and no other corporate proceedings on the part of the Parent or the Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of the Parent and the Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes the legal, valid and binding obligation of each of the Parent and the Sub, enforceable against each of the Parent and the Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies and to general principles of equity.

    SECTION 5.03 SEC REPORTS. (a) Since January 1, 1994, the Parent has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Federal securities laws and the SEC rules and regulations thereunder (collectively, the "Parent SEC Reports"), all of which have complied as of their respective filing dates, or in the case of registration statements, their effective dates, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. None of such Parent SEC Reports, including, without limitation, any exhibits, financial statements or schedules included therein, at the time filed, or in the case of registration statements, their effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) The condensed consolidated balance sheet at July 3, 1994 and the related condensed consolidated statement of income and cash flows for the three and six months ended July 3, 1994 (including, without limitation, the related notes thereto) of the Parent included in the Parent's Quarterly Report on Form 10-Q (the "Parent's Form 10-Q") for the fiscal quarter ended July 3, 1994 complied as to form, at the time filed, in all material respects with generally accepted accounting principles and the published rules and regulations of the SEC with respect thereto at the time filed and present fairly (subject to normal, nonrecurring audit adjustments in the case of unaudited interim financial statements) the consolidated financial position of the Parent as of their respective dates, and the consolidated income and cash flows for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein or as permitted by Form 10-Q promulgated under the Exchange Act.

    SECTION 5.04 PROXY STATEMENT/PROSPECTUS. None of the information with respect to Parent or any subsidiary of Parent provided by Parent for inclusion in or incorporated by reference in (i) the Registration Statement or (ii) the Proxy Statement/Prospectus will, in the case of the Proxy Statement/Prospectus or any amendments or supplements thereto, at the time of the mailing of the Proxy

Statement/ Prospectus and any amendments or supplements thereto, and at the time of the Company Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement/Prospectus shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

    SECTION 5.05 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of the Parent and the Sub of this Agreement and the consummation of the transactions contemplated hereby by the Sub require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing with the SEC of (A) the Registration Statement, (B) the Proxy Statement/Prospectus and (C) such reports and information as may be required in connection with this Agreement and the transactions contemplated hereby pursuant to the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, (ii) the filing of the Certificate of Merger in accordance with the Delaware Law, (iii) such filings, authorizations, orders and approvals as may be required under foreign laws, (iv) compliance with applicable requirements of the HSR Act, and any applicable state securities or Blue Sky laws, and, if applicable, any Environmental Law, and (v) any filings and approvals required by the rules and regulations of the NYSE in order that the shares of Parent Common Stock to be issued in the Merger are validly listed for trading thereon, except for filings and approvals which are not required prior to the consummation of the Merger or where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Parent or prevent consummation of the transactions contemplated hereby.

    SECTION 5.06 NON-CONTRAVENTION. The execution, delivery and performance by the Parent and the Sub of this Agreement and the consummation of the transactions contemplated hereby by the Parent and the Sub do not and will not
(i) contravene or conflict with the Certificate of Incorporation or By-laws of the Parent or the Sub, (ii) assuming compliance with the matters referred to in
Section 5.05, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Parent or the Sub, (iii) constitute or result in a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Parent or the Sub or to a loss of any benefit to which the Parent or the Sub is entitled under any provision of any agreement or other instrument binding upon the Parent or the Sub or any license, franchise, permit or other similar authorization held by the Parent or the Sub, or (iv) result in the creation or imposition of any Lien on any asset of the Parent or the Sub, except for any occurrences or results referred to in clauses (ii), (iii), and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent or prevent consummation of the transactions contemplated hereby.

    SECTION 5.07 MATERIAL ADVERSE CHANGE. Since the date of the Parent's Form 10-Q, there has been no adverse change in or effect on the condition (financial or otherwise), business, assets or results of operations of the Parent and its subsidiaries that is material to the Parent and its subsidiaries taken as a whole.

    SECTION 5.08 CAPITAL STOCK. The Parent's Form 10-Q sets forth a true and complete description of the authorized and outstanding shares of capital stock of Parent as of such date. All outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. Parent has duly authorized and reserved for issuance the shares of Parent Common Stock to be issued in the Merger, and, when issued in accordance with the terms of Articles II and III, such shares will be (a) validly issued, fully paid and nonassessable and free of preemptive rights and (b) registered under the Exchange Act and registered or exempt from registration under applicable state securities or blue-sky laws. Parent owns all of the outstanding shares of capital stock of Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

    SECTION 5.09 SUB. (a) Parent owns all of the outstanding stock of Sub; at all times prior to the Merger, no person other than Parent has owned, or will own, any of the outstanding stock of Sub. Sub was formed by parent solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) There are not as of the date of this Agreement, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Sub is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of its capital stock.

    (c) As of the date of this Agreement and the Effective Time, except for obligations incurred in connection with this Agreement, Sub has not and will not have incurred, directly or indirectly through any other corporation, any obligations or liabilities of any kind or engaged in any activities of any type or kind whatsoever or entered into any arrangement or arrangements with any person or entity.

                                   ARTICLE VI
                                   COVENANTS

    SECTION 6.01 CONDUCT OF BUSINESS. Except as expressly provided in this Agreement or as set forth in Schedule 6.01 to the Disclosure Statement, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to Section 8.01 (the "Executory Period"):

    (a) The Company will, and will cause each of its subsidiaries to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use their commercially reasonable efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with them.

    (b) The Company will, and will cause each of its subsidiaries to, maintain its books and records in the usual manner and consistent with past practice and not permit a material change in any of its financial reporting, tax, or accounting practices or policies or in any assumption underlying such practices or policies, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for other accounting purposes, except as may be required by generally accepted accounting principles.

    (c) Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries, as the case may be, will, without the prior written consent of the Parent, (i) issue, sell, pledge or encumber, or authorize or propose the issuance, sale, pledge or encumbrance of (A) any shares of capital stock of any class (including Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company or any of its subsidiaries for such shares, other than shares of Common Stock issuable upon exercise of currently outstanding stock options or stock awards, or (B) any other securities in respect of, in lieu of or in substitution for shares of common stock outstanding on the date hereof (including the shares of Common Stock); (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the shares of Common Stock); (iii) split, combine or reclassify any shares of its capital stock or declare or pay any dividend or distribution on any shares of capital stock of the Company; (iv)
except as set forth on Schedule 6.01 to the Disclosure Statement, make any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, or enter into or modify any material contract, agreement, commitment, arrangement, license or right or any release or relinquishment of any material contract rights, not in the ordinary course of business, except that the Company may sell some or all of the artwork listed on
Schedule 6.01 to the Disclosure Statement to Phillip H. Morse for amounts not less than the book value of such artwork, provided that the Company certifies to the Parent that the fair market value of any such artwork so sold in the aggregate is no greater than the aggregate book value of such artwork; (v) pledge or encumber any material assets of the Company except in the ordinary course of business consistent with past practice; (vi) incur any long-term debt for borrowed money or short-term debt for borrowed money, except for debt incurred in the ordinary course of business consistent with past practice; (vii) propose or adopt any amendments to the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries; (viii) enter into any new employment agreement or amend any existing agreement with any officer, director or employee or grant any increase in the compensation or benefits to officers, directors, employees and former employees other than increases in the ordinary course of business and consistent with past practice or pursuant to the terms of agreements or plans as currently in effect; (ix) adopt a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation or dissolution of the Company or any of its subsidiaries; (x) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of the Company in the ordinary course of business and consistent with past practices; (xi) make any loans, advances or capital contributions to, or investments in, any other person (other than loans or advances to subsidiaries and customary loans or advances to employees in accordance with past practices); (xii) adopt or amend (except as may be required by law or required by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee or former employee; (xiii) take any action other than in the ordinary course of business and consistent with past practice with respect to the grant of any severance or termination pay or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; (xiv) make any tax election or settle or compromise any material Federal, state, local or foreign income tax liability, except in the ordinary course of business and consistent with past practice; (xv) except pursuant to agreements in effect on the date hereof which are disclosed on Schedule 6.01 to the Disclosure Statement or as contemplated by the capital expenditures budget currently in effect, authorize capital expenditures in excess of $250,000 in the aggregate; or (xvi) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or take any action which would make any representation or warranty of the Company in this Agreement untrue or incorrect.

    SECTION 6.02 NO SOLICITATION. During the Executory Period, neither the Company and its subsidiaries, nor any of their respective officers, directors, employees, representatives or agents (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Company Acquisition Proposal or agree to or endorse any Company Acquisition Proposal, and the Company shall notify Parent orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all written inquiries and proposals which it or any of its subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, and the Company shall deliver to Parent a copy of such written inquiry or proposal promptly; PROVIDED, HOWEVER, that nothing contained in this Section 6.02 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide Company Acquisition Proposal subject to no conditions relating to financing or any due diligence review of the Company or its subsidiaries, if, and only to the extent that, the Board of Directors of the Company, after consultation with and based upon the written advice of outside legal counsel (who may be the Company's regularly engaged outside legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law (such proposal being referred to herein as a "Superior Proposal") and prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides notice to the Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 4.23 if there exists a Superior Proposal and the Board of Directors of the Company, after consultation with and based upon the written advice of outside legal counsel (who may be the Company's regularly engaged outside counsel), determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Company Acquisition Proposal" shall mean any of the following (other than the transactions between the Company, Parent
and  Sub  contemplated  hereunder)   involving  the  Company   or  any  of   its
subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction pursuant to which control of the Company would be transferred to another Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for in excess of 50% of the outstanding shares of capital stock of the Company; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    SECTION 6.03 ACCESS TO INFORMATION. (a) During the Executory Period, the Company will upon reasonable notice (i) give the Parent and its authorized representatives reasonable access during regular business hours to all of its subsidiaries, plants, offices, warehouses and other properties and to their employees, agents, independent accountants and all of their books, records and contracts, (ii) permit the Parent and its authorized representatives to make such inspections, including, without limitation, environmental assessments or surveys, during regular business hours as the Parent may reasonably require and
(iii) cause its officers and those of its subsidiaries to furnish the Parent and its authorized representatives with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as the Parent may from time to time reasonably request; PROVIDED, HOWEVER, that such access shall be coordinated through Cynthia L. Morris or David W. Gilmour, the President and Chief Executive Officer and the Chief Financial Officer, respectively, of the Company and the review by the Parent and its representatives shall be conducted in such a manner as to (1) avoid any undue disruption of the normal business operations of the Company and its subsidiaries and (2) maintain the confidentiality of NAMIC's Information (as defined in the Confidentiality Agreement, dated August 22, 1994 (the "Confidentiality Agreement"), between the Parent and the Company).

    (b) Information obtained by the Parent and its representatives pursuant to this Section 6.03 shall be subject to the provisions of the Confidentiality Agreement, which agreement remains in full force and effect and shall survive the termination of this Agreement.

    SECTION 6.04 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein, and to the fiduciary duties of the Board of Directors of the Company under applicable laws, each of the parties hereto agrees to (i) make all required filings under the HSR Act within six business days of the date hereof, and thereafter promptly make any other required submissions under the HSR Act,
(ii) promptly make their respective filings and thereafter promptly make any other required submissions under the Securities Act and the Exchange Act with respect to the Merger and (iii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (a) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger, (b) taking any action reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction and (c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

    SECTION 6.05 INDEMNIFICATION. (a) The Surviving Corporation and the Parent agree that until six years from the Effective Time, the Surviving Corporation will maintain all rights to indemnification now existing in favor of the directors, officers, employees, fiduciaries and agents of the Company as provided in the Company's Certificate of Incorporation and By-laws or otherwise in effect under any agreement or otherwise on the date of this Agreement and that the Certificate of Incorporation and By-laws of the Surviving Corporation shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company, or the ability of the Surviving Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify.

    (b) The Surviving Corporation will at all times exercise the powers granted to it by its Certificate of Incorporation, its By-laws, and by applicable law to indemnify and hold harmless to the fullest extent possible present or former directors, officers, employees, fiduciaries and agents of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company) prior to, and including the Effective Time for at least six years from the Effective Time.

    (c) Should any threatened or actual claim action, suit, proceeding or investigation be made against any present or former director, officer, employee, fiduciary or agent of the Company, arising from his services as such, within six years from the Effective Time, the provisions of this Section 6.05 shall continue in effect until the final disposition of all such claims.

    (d) Any indemnified party wishing to claim indemnification under this Section, upon learning of any such action, suit, claim, proceeding or investigation, shall notify the Parent and the Surviving Corporation within 15 days thereof; PROVIDED, HOWEVER, that any failure so to notify the Parent and the Surviving Corporation of any obligation to indemnify such indemnified party or of any other obligation imposed by this Section shall not affect such obligations except to the extent the Parent and/or the Surviving Corporation is actually prejudiced thereby. Parent and the Surviving Corporation shall be entitled to assume the defense of any such action, suit, claim, proceeding or investigation with counsel of its choice, unless there is, under applicable standards of professional conduct, a conflict of any significant issue between the positions of the Parent and the Surviving Corporation, on the one hand, and the indemnified parties, on the other, in which event the indemnified parties as a group may retain one law firm to represent them with respect to such matter. Neither the Parent or the Surviving Corporation, on the one hand, nor the indemnified parties, on the other hand, may settle any such action, suit, claim, proceeding or investigation without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

    (e) In addition to the foregoing, the Parent shall cause the Surviving Corporation to honor in accordance with their terms any indemnification agreements in existence on the date hereof between the Company and any present or former director, officer, employee, fiduciary or agent of the Company.

    SECTION 6.06 EMPLOYEE PLANS AND BENEFITS AND EMPLOYMENT CONTRACTS. (a) The Parent and the Sub agree, and agree to cause the Surviving Corporation following the Merger to agree, that for a period ending on December 31, 1995, the current officers and employees of the Company, so long as they remain officers or employees of the Company, will continue to be provided with employee benefits, including, without limitation, cash compensation, incentive opportunities, non-cash non-incentive benefits, retirement and savings plans and programs, health and welfare plans and programs and severance plans and policies pursuant to the Company's plans, programs, policies, and arrangements identified on Schedule
6.06 hereof. Pursuant to the foregoing, the Company will contribute to its Profit Sharing and 401(k) Plan $300,000 in respect of the fiscal year ending May 31, 1995 and $175,000 in respect of the 7 months ending December 31, 1995.

    (b) As of January 1, 1996, the employees of the Surviving Corporation as of such date and thereafter will be eligible to participate in the Parent's benefit plans and practices generally available to similarly situated employees of the Parent and its subsidiaries. For purposes of determining eligibility and benefits under such plans and practices, other than retiree medical coverage and the Parent's pension plan, the employees of the Surviving Corporation will receive credit for their years of service to the Company or its predecessors prior to the Effective Time. If any employee of the Company or any of its subsidiaries becomes a participant in any pension plan of Parent following the Effective Time, such employee shall be given one additional year of credit under such plan for each year of service to the Surviving Corporation, the Parent or any other affiliate following the Effective Time; PROVIDED, HOWEVER, that such additional years of service credit shall not exceed the actual years of service of such participant to the Company prior to the Effective Time (to the extent such credit was given by the Company). The foregoing is for purposes of eligibility and vesting and for all other purposes for which such service is either taken into account or recognized, but not for determining benefit amounts.

    (c) The Surviving Corporation shall provide professional outplacement services for all officers and salaried employees of the Company or any subsidiaries at the Effective Time and who are terminated within two years after the Effective Time in a manner consistent with similar services provided by the Parent to its employees.

    SECTION 6.07 CONTINUITY OF OPERATIONS. The Parent and the Company agree that, for a period of not less than two years following the Effective Time, the headquarters of the Company will remain in Glens Falls, New York in substantially the same manner as at present. Parent presently intends that the Surviving Corporation shall continue to be operated as a wholly-owned subsidiary of Parent operating under the name of "NAMIC U.S.A. Corporation". Parent presently intends to cause the Surviving Corporation after the Effective Time to maintain the Company's current level of charitable and community-related programs as set forth in Schedule 6.07 to the Disclosure Statement.

    SECTION 6.08 STATE TAKEOVER STATUTES. The Company shall, upon the request of the Parent, take all reasonable steps to assist in any challenge by the Parent to the validity or applicability to the Merger of any state takeover law.

    SECTION 6.09 NEW YORK REAL ESTATE GAINS TAX. The Parent agrees to pay any New York State Tax on Gains Derived from Certain Real Property Transfers ("Gains Tax") (and any penalties or interest with respect to such tax) payable in connection with the Merger and to indemnify the stockholders of the Company from and against any liability with respect to such tax. The Parent also agrees to pay any expenses relating to the preparation or filing of returns with respect thereto. The Company, the Parent and the Sub agree to cooperate in the filing of any returns with respect to such tax. The portion of the consideration allocable to the real property of the Company, and its subsidiaries in New York State shall be determined by the Parent and the Company, or if they are unable to agree, by a qualified independent appraiser selected by the Parent, and the Parent, the Sub and the Company agree, and the stockholders of the Company shall be deemed to have agreed, to be bound by the allocation established pursuant to this sentence, in the preparation of any returns with respect to the Gains Tax.

    SECTION 6.10 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS; LISTING OF PARENT COMMON STOCK; OTHER FILINGS. As soon as practicable after the date hereof, the Parent and the Company shall prepare and file with the Commission the Proxy Statement/Prospectus. Each of the Company and the Parent will notify the other party promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for revisions or supplements to the Proxy Statement/

Prospectus or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the Proxy Statement/Prospectus. Each of the Parent and the Company shall use its best efforts to promptly respond to any comments of the SEC with respect to the Proxy Statement/Prospectus. The Parent shall prepare and file the Registration Statement with the SEC as soon as practicable following receipt of final comments from the Staff of the SEC on the Proxy Statement/Prospectus (or advice that such Staff will not review such filing), but in any event within 2 business days after the date of receipt of such final comments or notice of no review, and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter and to maintain the effectiveness of such Registration Statement. The Parent shall also promptly take any action required to be taken under state "blue sky" or securities laws in connection with the issuance of the Parent Common Stock pursuant to the Merger. The Company shall furnish the Parent all information concerning the Company and the holders of its capital stock and shall take any action as the Parent may reasonably request in connection with any such action contemplated by this Section 6.10. Promptly after the effectiveness of the Registration Statement, but in any event within three business days thereafter, the Parent and the Company shall mail the Proxy Statement/ Prospectus to all holders of the Common Stock. The Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement/Prospectus and shall advise the other in writing if, at any time prior to the Company Meeting, either such party shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement/Prospectus in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law and shall cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding the foregoing, each party shall be responsible for the information and disclosures which it makes or incorporates by reference in all regulatory filings, the Proxy Statement/Prospectus, and the Registration Statement.

    (a) The Parent will use best efforts to cause the Parent Common Stock to be issued pursuant to this Agreement to be listed for trading on the NYSE, upon official notice of issuance, prior to the Effective Time.

    (b) Each of the Company and the Parent shall promptly provide the other party (or its counsel) with copies of all filings required to be made by such party with any governmental authority in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby. All of such other filings shall comply in all material respects with all applicable requirements of law.

    SECTION 6.11 AFFILIATE AGREEMENTS. (a) Prior to the Effective Time, the Company shall deliver to the Parent a letter identifying all persons who, at the time of the Company Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (a "Company Affiliate").

    (b) The Company shall use its best efforts to obtain a written agreement substantially in the form of Exhibit C attached hereto on or prior to the Effective Time from each person who is identified as a possible Company Affiliate pursuant to paragraph (a) above providing that such person (i) shall not offer, sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock to be received by such Company Affiliate pursuant to the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations (including Rule 145) thereunder and (ii) for purposes of ensuring that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code, has no present intention of transferring, selling, pledging or otherwise disposing of more than 50% of the shares of Parent Common Stock to be received by him or her in the Merger.

    SECTION 6.12 COMPANY MEETING. (a) The Company shall take all action necessary, in accordance with the Delaware Law and its Certificate of Incorporation and By-laws, to convene the Company Meeting as promptly as practicable for the purpose of considering and voting upon this

Agreement and the transactions contemplated hereby, including the Merger. Subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised in writing by outside legal counsel, the Board of Directors of the Company shall recommend that the holders of the Common Stock vote in favor of and approve this Agreement and the Merger at the Company Meeting.

    SECTION 6.13 TAX CERTIFICATIONS. Each of the Parent and the Sub on the one hand, and the Company on the other shall execute and deliver to O'Sullivan Graev & Karabell, special counsel to the Company, certificates in the form attached hereto as Exhibits D-I and D-II, respectively, at such time or times as reasonably requested by such law firm in connection with its delivery of opinion(s) with respect to the transactions contemplated hereby.

    SECTION 6.14 TAX-FREE REORGANIZATION TREATMENT. Prior to the Effective Time, neither the Parent nor the Company shall intentionally take, fail to take or cause to be taken or not take any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. The Parent Common Stock issued in the Merger will be issued solely in exchange for Common Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Common
Stock. Except for cash paid in lieu of fractional shares, or as otherwise provided in this Agreement, no consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by Parent for the Common Stock in the Merger. The parties hereto shall not take a position on any tax return inconsistent with this Section 6.14. In addition, the Parent represents as of the date of this Agreement, and as of the Closing Date, that it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in a trade or business.

    SECTION 6.15 CERTAIN ENVIRONMENTAL MATTERS. The Company shall use its reasonable best efforts and cooperate with the Parent to obtain required Environmental Permits, as follows: (i) with respect to the facility located in Puerto Rico, (x) air emissions permits for all subject operations and activities and (y) a sewer authority discharge permit; and (ii) with respect to the Tullamore, Ireland, facility, a sanitary wastewater permit. In addition, the Company shall submit an application notifying the appropriate government body of the transfer by operation of law of the air emissions permit (Emissions Point ID No. 004) for the Glens Falls manufacturing facility, located at the Dix Avenue Industrial Park, Glens Falls, New York as a result of the transactions contemplated hereby.

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    SECTION 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

    (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with applicable law and the Certificate of Merger shall have been executed and delivered by the Surviving Corporation and filed with the Secretary of State of the State of Delaware.

    (b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Federal or state court or governmental authority which is in effect and has the effect of prohibiting the consummation of the Merger.

    (c) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and any formal investigations relating to the Merger that may have been opened by the Department of Justice or the Federal Trade Commission (by means of a written request for additional information or otherwise) shall have been terminated.

    (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order, or proceedings seeking such a stop order, suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

    (e) The Parent shall have received all state securities laws and "blue sky" permits and all other authorizations necessary to consummate the transactions contemplated hereby and the Parent Common Stock required to be issued hereunder shall have been approved for listing on the NYSE upon official notice of issuance.

    (f)   All  regulatory  and  related   approvals  (other  than  any  approval
contemplated by the HSR Act) shall have been obtained on terms mutually satisfactory to the Parent and the Company, except for any the failure of which to obtain would not have a material adverse effect on the Parent or the Surviving Corporation, taken as a whole.

    (g) The Parent, the Company and Phillip H. Morse shall have entered into mutually satisfactory arrangements relating to the Parent's support of the Company's obligations under the sublease of its headquarters and manufacturing facilities in Glens Falls, New York and the Company's right to sub-sublease such properties (it being understood that such arrangements will not otherwise affect the terms and conditions of such sublease).

    SECTION 7.02 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND SUB TO EFFECT THE MERGER. The obligations of the Parent and the Sub to effect the Merger are further subject to the satisfaction or waiver, where permissible, on or prior to the Effective Time of each of the following conditions:

    (a) All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing, with the same force and effect as though made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement.

    (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time (other than the payment by the Company immediately prior to the Effective Time of the Option Consideration to each holder of Options as contemplated by Section 2.02).

    (c) The Company shall have furnished the Parent a Certificate, dated the date of the Closing, signed by the Chief Executive Officer or the Chief Financial Officer of the Company, for and on behalf of the Company, that, to the best of his knowledge and belief after due inquiry, the conditions set forth in
Section 7.02(a) and (b) have been satisfied.

    SECTION 7.03 ADDITIONAL CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver, where permissible, on or prior to the Effective Time of each of the following conditions:

    (a) All representations and warranties of the Parent contained herein shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing with same, force and effect as though made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement.

    (b) The Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Effective Time.

    (c) The Parent shall have furnished the Company a Certificate, dated the date of the Closing, signed by the Chief Executive Officer or the Chief Financial Officer of the Parent for, and on behalf of the Parent, that, to the best of his knowledge and belief after due inquiry, the conditions set forth in Sections 7.03(a) and 7.03(b) have been satisfied.

    (d) The Company shall have received the opinion of O'Sullivan Graev & Karabell, counsel to the Company, dated the date of the Closing, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, the Company and the Parent will each be a party to that reorganization within the meaning of
Section 368(b) of the Code and no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to the Shares converted into Parent Common Stock.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

    SECTION 8.01 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time, in any one of the following circumstances:

    (a) By mutual written consent duly authorized by the Boards of Directors of the Company, the Parent and the Sub.

    (b) By the Parent or the Company, if the Effective Time shall not have occurred on or before April 30, 1995 (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date).

    (c) By the Parent or the Company, if any Federal or state court of competent jurisdiction or other Federal or state governmental body shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

    (d) By the Company if the Merger shall have been voted on by stockholders of the Company at the Company Meeting and such stockholders did not approve the Merger by the requisite vote.

    (e) By the Company, if it shall have received a Superior Proposal, and the Company's Board of Directors, after consultation with and based upon the written advice of outside legal counsel (who may be the Company's regularly engaged outside legal counsel), determines in good faith that accepting such Superior Proposal is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law.

    (f) By the Parent, if the Board of Directors of the Company shall have (i) withdrawn, modified or amended in any adverse respect its approval or recommendation of this Agreement, the Merger or the transactions contemplated hereby, (ii) failed to include in the Proxy Statement/ Prospectus such recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger), or (iii) recommended to its stockholders a Company Acquisition Proposal.

    (g) By the Parent or the Company, if (A) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination (other than, in the case of the Company, the payment by the Company immediately prior to the Effective Time of the Option Consideration to each holder of Options as contemplated by Section 2.02), and such failure continues for five business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) a material representation or warranty of the other party contained in this Agreement shall be untrue in any material respect when made or on and as of the Closing as if made on and as of the Closing.

    SECTION 8.02 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.01 hereof, this Agreement, except for the provisions of Section 6.03(b), this Section 8.02 and Section 9.10 hereof, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Nothing in this Section 8.02 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement; PROVIDED, HOWEVER, that in the event the Parent has received the fee payable under Section 9.10(a), neither it nor any of its affiliates shall pursue in any manner, directly or indirectly, any claim or cause of action against any entity or person submitting a Company Acquisition Proposal, or the Company or any of its officers, directors or affiliates, and none of such persons shall have any liability to the Parent or any of its affiliates with respect thereto.

    SECTION 8.03 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, the Parent and the Sub at any time before or after adoption of this Agreement by the stockholders of the Company, the Parent and the Sub; PROVIDED, HOWEVER, that, after any such stockholder approval, no amendment shall be made which decreases the Merger Consideration or which by applicable law requires the further approval of the Company's stockholders without the approval of the requisite stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

    SECTION 8.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, the Parent or the Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                                 MISCELLANEOUS

    SECTION 9.01 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants made in this Agreement shall not survive beyond the Effective Time; PROVIDED, HOWEVER, that this Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time, including, without limitation, the covenants contained in Sections 6.05, 6.06, 6.07, 6.09 and 9.10.

    SECTION 9.02 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof (including, without limitation, the Original Agreement) and (b) shall not be assigned by operation of law or otherwise, provided that the Parent or the Sub may assign any of their rights and obligations to any wholly-owned, direct subsidiary of the Parent but no such assignment shall relieve the Parent or the Sub of its obligations hereunder.

    SECTION 9.03 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereon in any Federal or state court located in the State of New York (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

    SECTION 9.04 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Each party agrees that, should any court of competent authority hold any provision of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or to any other remedy, including, without limitation, money damages, for breach hereof or of any other provision of this Agreement as a result of such holding or order.

    SECTION 9.05 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopier, telex or overnight courier, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

       if to the Parent or the Sub:

           Pfizer Inc.
           235 East 42nd Street
           New York, New York 10017
           Attention: General Counsel

       with a copy to:

           Weil, Gotshal & Manges
           767 Fifth Avenue
           New York, New York 10153
           Attention: Dennis J. Block, Esq.

       if to the Company:

           NAMIC U.S.A. Corporation
           Pruyns Island
           Glens Falls, New York 12801
           Attention: Cynthia L. Morris

       with a copy to:

           O'Sullivan Graev & Karabell
           30 Rockefeller Plaza
           New York, New York 10112
           Attention: Laurence G. Graev, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). All such notices or communications shall be deemed to be received (a) in the case of personal delivery, cable, telex or telecopy, on the date of such delivery, (b) in the case of overnight courier, on the next business day after the date when sent and (c) in the case of registered or certified mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

    SECTION 9.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto, provided that matters affecting the validity of the corporate action taken by the Company, the Parent or the Sub relating to the Merger shall be governed by the laws of the State of Delaware.

    SECTION 9.07   DESCRIPTIVE HEADINGS.   The descriptive  headings herein  are
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 9.08 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 2.01, 2.02 and 6.09, Article III and, in respect of the indemnified parties only, 6.05, and, with respect to the employees of the Company only, 6.06 and 6.07 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by such persons).

    SECTION 9.09 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    SECTION 9.10 FEES AND EXPENSES. (a) If this Agreement or the transactions contemplated hereby are terminated for any reason, and

    (i) such termination occurs pursuant to Section 8.01(e) or (f), or

    (ii) such termination occurs pursuant to Section 8.01(g) as a result of an intentional material breach of this Agreement by the Company following (but not prior to) the Company's receipt of a Company Acquisition Proposal by any person or group other than the Parent, then the Company shall promptly (and in any event within five business days after such termination) pay Parent a fee equal to $8.0 million, which fee shall be inclusive of all Expenses (as defined below).

    (b) As used herein, the term "Expenses" shall mean all of Parent's, Sub's and their affiliates' reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, experts and consultants to Parent, Sub and their affiliates) incurred by them or on their behalf in connection with the transactions contemplated by this Agreement, including, but not limited to, in connection with the negotiation, preparation, execution and performance of this Agreement and the Parent's due diligence investigation of the Company.

    (c) Except as provided otherwise in Sections 9.10(a) hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; PROVIDED, HOWEVER, that the costs of printing the Proxy Statement/ Prospectus and in each case all exhibits, amendments or supplements thereto shall be borne equally by the Company and the Parent.

    SECTION  9.11   PERFORMANCE BY THE  SUB.   Subject to the  terms hereof, the
Parent hereby agrees to cause the Sub to comply with its obligations hereunder and to cause the Sub to consummate the Merger as contemplated herein.

    SECTION 9.12 PUBLICITY. So long as this Agreement is in effect, each of the Parent and the Sub, on the one hand, and the Company, on the other hand, promptly shall advise, consult and cooperate with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other statement to the press or any third party with respect to this Agreement, or the transactions contemplated hereby.

    SECTION 9.13 DISCLOSURE GENERALLY. If, and to the extent, any information required to be furnished in any Schedule of the Disclosure Statement is contained herein, in the Exhibits or in any other Schedule of the Disclosure Statement, such information shall be deemed to be included in all Schedules of the Disclosure Statement in which it is required to be included, except with respect to Schedule 6.06. The inclusion of any information in the Exhibits or any Schedule of the Disclosure Statement shall not be deemed to be an admission or acknowledgment by the Company, in and of itself, that such information is material to or outside the ordinary course of the business of the Company or material to the Company, and nothing disclosed therein constitutes, or shall be deemed to constitute, an admission of any liability or obligation of the Company or an admission against the Company's interest.

    SECTION 9.14 ACKNOWLEDGMENTS. Each of the Company and the Parent have conducted, to their satisfaction, an independent investigation and verification of the other party and of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other party. In making their determinations as to the propriety of the transactions contemplated by this Agreement and the transactions contemplated hereby, each party has relied on the results of its own independent investigation and verification and the representations and warranties of the other party expressly and specifically set forth in this Agreement, including the Exhibits attached hereto and the Disclosure Statement. SUCH REPRESENTATIONS AND WARRANTIES OF EACH PARTY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SUCH PARTY TO THE OTHER PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND THE COMPANY, ON THE ONE HAND, AND THE PARENT AND THE SUB, ON THE OTHER HAND, EACH UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF ANY PARTY HERETO) ARE SPECIFICALLY DISCLAIMED.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by an officer thereof thereunto duly authorized, on the day and year first above written.

                                          PFIZER INC.

                                          By _________/s/_P. NIGEL GRAY_________
                                             Name: P. Nigel Gray
                                             Title: VICE PRESIDENT

                                          DART ACQUISITION CORPORATION

                                          By __________/s/ P. NIGEL GRAY________
                                             Name: P. Nigel Gray
                                             Title: VICE PRESIDENT

                                          NAMIC U.S.A. CORPORATION

                                          By ________/s/ CYNTHIA L. MORRIS______
                                             Name: Cynthia L. Morris
                                             Title: PRESIDENT AND CHIEF
                                             EXECUTIVE OFFICER

                                                                       EXHIBIT A
                             CERTIFICATE OF MERGER
                                       OF
                          DART ACQUISITION CORPORATION
                                 WITH AND INTO
                            NAMIC U.S.A. CORPORATION
                               UNDER SECTION 251
                                       OF
                      THE DELAWARE GENERAL CORPORATION LAW

    THE UNDERSIGNED, NAMIC U.S.A. Corporation, a Delaware corporation (the "Company"), in connection with the merger of DART Acquisition Corporation, a Delaware corporation ("Acquisition"), with and into the Company (the "Merger"), hereby certify as follows:

    FIRST: The name and the state of incorporation of each of the constituent corporations are:

                                            STATE OF
                NAME                     INCORPORATION
- ------------------------------------  --------------------
NAMIC U.S.A. Corporation                    Delaware
DART Acquisition Corporation                Delaware

    SECOND: An Agreement and Plan of Merger, dated as of October 31, 1994, relating to the Merger (the "Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations named above in accordance with Section 251 of the Delaware General Corporation Law.

    THIRD: The name of the surviving corporation is NAMIC U.S.A. Corporation.

    FOURTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of Acquisition, amended and restated upon effectiveness of the Merger as provided in the Agreement of Merger, as shown in the Restated Certificate of Incorporation attached hereto as Exhibit A.

    FIFTH: The executed Agreement of Merger is on file at the principal place of business of the surviving corporation at Pruyns Island, Glens Falls, New York 12801.

    SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

    IN  WITNESS  WHEREOF, the  undersigned  corporation has  duly  executed this
Certificate, as of the    day of        , 199  .

                                          NAMIC U.S.A. CORPORATION

                                          By: __________________________________
                                              Name:
                                              Title:

ATTEST:

______________________________________
Name:
Title:

                                                                       EXHIBIT B

                           CERTIFICATIONS CONCERNING
                                TAX-EXEMPT BONDS

    1. DEFINITIONS. For purposes of this Exhibit, the following terms shall have the meanings indicated:

    "Code" means the Internal Revenue Code of 1986, as amended, as amplified and interpreted by current Treasury Regulations and published Revenue Rulings relevant thereto where the context so requires, references to the Code shall be construed to include the corresponding section or sections of the Internal Revenue Code of 1954, as amended.

    "Company" means NAMIC U.S.A. Corporation, a Delaware corporation.

    "Company Facility" means any facility of which the Company or a Related Person is or was a Principal User.

    "Company Industrial Development Bond" means any bond described in section 144(a)(10)(B)(ii) of the Code, the proceeds of which were used to finance any Company Facility.

    "Company Small Issue Bond" means any Small Issue Bond the proceeds of which were used to finance any Company Facility.

    "Principal User" means, with respect to any facility, any person who is a principal user of such facility within the meaning of section 144(a) of the Code. Such terms includes, for example, any person who owns 10 percent or more (measured by value) of a facility, and any person who has the right to occupy 10 percent or more (measured by fair rental value) of a facility.

    "Related Person" means any person who is a related person of the Company within the meaning of section 144(a)(3) of the Code.

    "Small Issue Bond" means any bond described in section 144(a)(1) of the Code (or in section 103(b)(6)(A) or (D) of the Internal Revenue Code of 1954, as amended).

    "Small Issue Limitation" means, for any Small Issue Bond, the $10 million limitation imposed by section 144(a)(4) of the Code or section 103(b)(6)(A) and
(D) of the Internal Revenue Code of 1954, as amended, as applicable (or $20 million in the case of a Small Issue Bond that financed a UDAG Facility).

    "UDAG Facility" means a facility with respect to which an urban development action grant has been made under section 119 of the Housing and Community Development Act of 1974.

    2.  COMPANY INDUSTRIAL DEVELOPMENT BONDS.

    (a)  No Company  Industrial Development Bond  was issued  after September 1,
1991.

    (b) No Company Facility financed in whole or in part by any Company Industrial Development Bond was placed in service (within the meaning of section 168 of the Code) after September 1, 1991.

    (c) To the knowledge of the Company, no event has occurred that would cause interest on any Company Industrial Development Bond to be includable in the gross income of the holder thereof. The property subject to the lease agreement, dated as of May 1, 1985, between Salvatore R. Beltrone and the Company presently is being used by the Company as a manufacturing facility.

    3.   COMPANY  SMALL ISSUE BONDS.   The  Small Issue Limitation  has not been
exceeded with respect to any Company Small Issue Bond.

    4.   OTHER  COMPANY FACILITIES.    No  Company Facility  is  located  within
Richland County, South Carolina.

                                                                       EXHIBIT C

                                                                           , 199

Pfizer Inc.
235 East 42nd Street
New York, New York 10017

Gentlemen:

    Reference is made to the provisions of the Agreement and Plan of Merger, dated as of October , 1994 (together with any amendments thereto, the "Merger Agreement") among Pfizer Inc., a Delaware corporation ("Pfizer"), DART Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Pfizer (the "Sub"), and NAMIC U.S.A. Corporation, a Delaware corporation (the "Company"), pursuant to which Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter consists of the undertakings of the undersigned contemplated by Section 6.11(b) of the Merger Agreement.

    I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and that the transferability of the shares of common stock, par value $.10 per share, of Pfizer (the "Pfizer Shares") which I will receive upon the consummation of the Merger in exchange for my shares of common stock, par value $.01 per share, of the Company (the "Company Shares") is therefore restricted. Nothing herein shall be construed as an admission that I am an affiliate.

    I further understand and agree that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. I have been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of the Company maintain a meaningful continuing equity ownership interest in Parent after the Merger. I understand that my representations, warranties and covenants set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

    I hereby represent, warrant and covenant as follows:

        (a) I will not transfer, sell or otherwise dispose of any of the Pfizer Shares except (i) pursuant to an effective Registration Statement under the Act or (ii) as permitted by, and in accordance with, Rule 145 or another applicable exemption under the Act.

        (b) I have full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform my obligations hereunder.

        (c) APPENDIX A attached hereto sets forth all shares of Company Stock owned by me, including all Company Stock as to which I have sole or shared voting or investment power and all rights, options and warrants to acquire Company Stock owned or held by me.

        (d) I have, and as of the Effective Time will have, no plan or intent to engage in a sale, exchange, transfer, pledge, disposition (including a distribution by a partnership to its partners or a corporation to its stockholders) or any other transaction that would result in a reduction in the risk of ownership (collectively, a "Sale") with respect to more than 50% of the Pfizer Shares to be received by me in the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. I am not aware of, or participating in, any plan or intent on the part of the Company's stockholders (a "Plan") to engage in Sales of the Pfizer Shares to be issued in the Merger such that the aggregate fair market value, as of the effective time of the Merger (the "Effective Time"), of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all outstanding shares of the common stock, $.01 par value, of the Company immediately prior to the Merger (collectively, the "Outstanding Company Shares"). A Sale of Pfizer Shares shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreement (a "Related Transaction"). In addition, Outstanding Company Shares (i) exchanged in the Merger for cash pursuant to Section 2.01(a)(ii) of the Merger Agreement or in lieu of fractional shares of Parent Common Stock or (ii) with respect to which a Sale occurs in a Related Transaction prior to the Effective Time shall be considered to be Outstanding Company Shares that are exchanged for Pfizer Shares and that are disposed of pursuant to a Plan. If any of my representations and warranties in this subsection (d) cease to be true at any time prior to the Effective Time of the Merger, I will deliver to each of the Company and Parent, prior to the Effective Time of the Merger, a written statement to that effect, signed by me.

    I hereby acknowledge that Pfizer is under no obligation to register the sale, transfer, pledge or other disposition of the Pfizer Shares or to take any other action necessary for the purpose of making an exemption from the registration requirements of the Act available.

    I understand that Pfizer will impose stop transfer instructions with respect to the Pfizer Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Pfizer Shares in substantially the following form:

        "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and may not be sold or otherwise disposed of unless registered under the Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom."

    From and after the Effective Time and for so long as necessary in order to permit me to sell Pfizer Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall use reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 promulgated by the SEC under the Securities Act (or, if applicable, Parent shall use reasonable efforts to make publicly available the information regarding itself referred to in paragraph
(c)(2) of Rule 144), in order to permit me to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, Pfizer Shares beneficially owned by me.

    No waiver by any party of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

    This Agreement shall become effective at the Effective Time. In the event that the Merger Agreement shall be terminated in accordance with Article VIII of the Merger Agreement, this Agreement shall simultaneously therewith cease and terminate and be of no further force or effect and no party hereunder shall have any rights or obligations of any nature whatsoever hereunder.

    The term Pfizer Shares as used in this letter shall mean and include the Pfizer Rights (as defined in the Merger Agreement) attached thereto and also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Pfizer Shares.

    I hereby acknowledge that the receipt of this letter by Pfizer is an inducement to Pfizer's obligation to consummate the Merger under the Merger Agreement and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Pfizer Shares.

                                          Very truly yours,

ACKNOWLEDGED AND RECEIVED:

Pfizer Inc.

By: __________________________________
   Name:
   Title:

                                                                     EXHIBIT D-I

                                  CERTIFICATE

O'Sullivan Graev & Karabell
30 Rockefeller Plaza
New York, New York 10112

Re: Merger Pursuant to that Agreement and Plan of Merger (the "Agreement"), dated as of October 31, 1994, by and among Pfizer Inc. ("Parent"), DART Acquisition Company ("Sub") and NAMIC U.S.A. Corporation ("Company")

Ladies and Gentlemen:

    This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

    A. REPRESENTATIONS. After consulting with their counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

        1. Sub is a newly-formed corporation that was created for the sole purpose of facilitating the acquisition of Company. It has not conducted and is not conducting any business activities.

        2. Following the transaction, Company will hold at least 90 percent of the fair market value of its net assets, at least 70 percent of the fair market value of its gross assets, at least 90 percent of the fair market value of Sub's net assets, and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by Company or Sub to stockholders who receive cash or other property and amounts used by Company or Sub to pay reorganization expenses will be included as assets of Company or Sub, respectively, immediately prior to the transaction.

        3. Parent's and Sub's principal reasons for participating in the Merger are bona fide business reasons.

        4. Prior to the Merger, Parent will be in Control of Sub. As used herein, "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

        5. In the Merger, shares of Company Common Stock will be exchanged solely for voting stock of Parent except as otherwise provided in Section 2.01(a)(ii) of the Agreement.

        6. Parent will acquire Control of Company in the Merger. Control will be determined without regard to Company Common Stock, if any, held by Parent prior to the Effective Time of the Merger.

        7. Immediately following the Merger, Parent will be in Control of Company. Parent has no plan or intention to cause Company to issue, after the Merger, additional shares of stock (or rights to acquire shares of Company Common Stock) that would result in Parent losing Control of Company.

        8. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

        9. Parent has no plan or intention to: (i) cause Company to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from Sub except for dispositions made in the ordinary course of business or for the payment of expenses incurred by Company in the Merger;
    (ii) liquidate Company; (iii) merge Company with or into another corporation including Parent or its affiliates; or (iv) sell, distribute or otherwise dispose of Company Common Stock.

        10. In the Merger, no liabilities of Parent will be assumed by Sub and Sub will not transfer to Company any assets subject to liabilities, except to the extent incurred in connection with the formation of Sub or the transactions contemplated by the Agreement.

        11. Parent intends that, following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.

        12. Neither Parent nor any of its affiliates owns, or has owned during the past five (5) years, directly or indirectly, any shares of Company Common Stock or the right to acquire or vote any such stock, other then pursuant to the Irrevocable Proxy and Voting Agreements between Parent and each of Richard and Phillip Morse.

        13. Neither Parent nor Sub is an investment company within the meaning of Section 368(a)(2)(F) of the Code.

        14. No stockholder of Company is acting as agent for Company in connection with the Merger or approval thereof, and except as provided in the Agreement, Parent will not reimburse any Company stockholder for Company Common Stock that any such stockholder may have purchased or for other obligations such stockholder may have incurred.

        15. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        16. The payment of cash in the Merger in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The Parent fractional share interests to which each Company stockholder may be entitled in the Merger will be aggregated and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

        17. Except with respect to (i) payments of cash to Company stockholders in lieu of fractional shares of Parent Common Stock, and (ii) any payments to be made pursuant to Section 2.01(a)(ii) of the Agreement, one hundred percent (100%) of the Company Common Stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Parent and Company intend that no consideration be paid or received (directly or indirectly, actually or constructively) for Common Stock other than Parent Common Stock.

        18. The total fair market value of all consideration other than Parent Common Stock received by Company stockholders in exchange for the Company Common Stock in the Merger (including, without limitation, any cash paid pursuant to Section 2.01(a)(ii) of the Agreement or in lieu of fractional shares of Parent Common Stock) will be less than percent ( %) of the aggregate fair market value of Company Common Stock outstanding immediately prior to the Merger.

        19. At the Effective Time of the Merger, the fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the aggregate fair market value of the Company Common Stock surrendered in exchange therefor.

        20. No shares of Sub have been or will be used as consideration or issued to stockholders of Company in the Merger.

        21. Company and the stockholders of Company will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement.

        22. There is no intercorporate indebtedness existing between Parent and Sub or between Company and Sub that was issued, acquired, or will be settled at a discount, and Company will assume no liabilities of Sub or any Company stockholder in connection with the Merger.

        23. The terms of the Agreement and all other agreements entered into pursuant thereto are the product of arm's length negotiations.

        24. None of the compensation payments received by any stockholder of Company will be separate consideration for, or attributable to, any of their shares of Common Stock; none of the shares of Parent Common Stock received by any stockholders of Company will be separate consideration for, or attributable to, any employment agreement, consulting agreement or any covenants not to compete; and the compensation paid to any stockholder of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        25. Parent and Sub are authorized to make all of the representations set forth herein.

    B.  RELIANCE BY YOU IN RENDERING OPINIONS: LIMITATIONS ON YOUR OPINIONS

        1. The undersigned recognize that (i) your opinion will be based on, among other things, the representations and statements set forth herein, in the Agreement (including exhibits and schedule thereto) and in the documents related thereto, and (ii) your opinions will be subject to certain limitations, qualifications and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

        2. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,

                                          Pfizer Inc.
                                          A Delaware corporation

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          DART Acquisition Company
                                          A Delaware corporation

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                                                    EXHIBIT D-II

                                  CERTIFICATE

O'Sullivan Graev & Karabell
30 Rockefeller Plaza
New York, New York 10112

        Re: Merger   Pursuant  to  that  Agreement   and  Plan  of  Merger  (the
            "Agreement"), dated as of October 31, 1994, by and among Pfizer Inc. ("Parent"), DART Acquisition Company ("Sub") and NAMIC U.S.A. Corporation ("Company")

Ladies and Gentlemen:

    This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

    A. REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

         1. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by each of Company and Sub, respectively immediately prior to the Merger will continue to be held by Company immediately after the Merger. For the purpose of determining the percentage of the net and gross assets held by Company immediately following the Merger for purposes of this representation, the following assets will be treated as property held by Company immediately prior but not subsequent to the Merger: (1) assets disposed of by Company prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by Company other than in the ordinary course of business, during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between Company and Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by Company to pay expenses or liabilities incurred in connection with the Merger, and
    (iii) assets used to make distributions (except for regular and normal dividends), redemption or other payments in respect of Company Common Stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

         2. Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business and (ii) payments for expenses incurred in connection with the Merger.

         3. Company's principal reasons for participating in the Merger are bona fide business reasons.

         4. In the Merger, shares of Company Common Stock representing "Control" of Company will be exchanged solely for voting stock of Parent and any cash payments pursuant to Section 2.01(a)(ii) and 3.06 of the Agreement; at the time of the Merger, there will exist no rights of any kind (including, without limitation, warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire Company Common Stock which, if exercised, could affect Parent's acquisition and retention of Control of Company. For purposes of this representation, shares of Company Common Stock exchanged in the Merger for cash and other property (including, without limitation, cash paid (if any) pursuant to Section 2.01(a)(ii) of the Agreement or in lieu of fractional shares of Parent Common Stock) will be treated as Company Common Stock outstanding on the date of the Merger but not exchanged for voting stock of Company. As used herein, "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

         5. Company will not issue any Company Common Stock prior to the Merger in an amount which would equal or exceed 20% of Company Common Stock outstanding.

         6. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on shares of Company Stock.

         7. The total fair market value of all consideration other than Parent Common Stock received by Company stockholders in exchange for their Company Common Stock in the Merger (including, without limitation, cash paid (if any) pursuant to Section 2.01(a)(ii) or in lieu of fractional shares of Parent Common Stock), will be less than percent ( %) of the aggregate fair market value of Company Common Stock outstanding immediately prior to the Merger.

         8. Company has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in Parent losing Control of Company.

         9. Company has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business or the payment of expenses incurred by Company pursuant to the Merger.

        10. The liabilities of Company have been incurred by Company in the ordinary course of its business.

        11. The fair market value of Company's assets will, at the Effective Time, exceed the aggregate liabilities of Company plus the amount of liabilities, if any, to which such assets are subject.

        12. Other than shares of Company Common Stock or options to acquire such stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Company in the ordinary course of business, if any, no issuances of Company Common Stock or rights to acquire such stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.

        13. Cash or other property paid to employees of Company during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period and constitute reasonable compensation for services rendered.

        14. Company is not and will not be at the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

        15. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        16.  The letters  to be  executed by  affiliates of  Company pursuant to
    Section 6.11(b) of the Agreement will be executed by persons who hold in the aggregate at least fifty one percent (51%) of the aggregate outstanding Company Common Stock.

        17. To the best knowledge of Company there is no plan or intention on the part of the Company stockholders (a "Plan") to sell, exchange, transfer, distribute, pledge, or otherwise dispose of (a "Sale") (a) shares of Parent Common Stock to be issued to stockholders in the Merger, which shares of Parent Common Stock to be issued to stockholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Company Common Stock, or (b) more than fifty percent (50%) of the shares of Parent Common Stock to be received in exchange for Company Common Stock in the Merger. For purposes of this representation, shares of Parent Common Stock or the portion thereof) (i) with respect to which a stockholder receives consideration in the Merger other than Company Common Stock (including, without limitation, cash received pursuant to Section 2.01(a)(ii) of the Merger Agreement or in lieu of fractional shares of Parent Common Stock and/or (ii) with respect to which a Sale occurs during the Pre-Merger Period, shall be considered shares of outstanding Parent Common Stock exchanged for Company Common Stock in the Merger and then disposed of pursuant to a Plan.

        18. The payment of cash in lieu of fractional shares of Parent Common Stock is, to the best knowledge of the management of Company, solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Company stockholders in lieu of fractional shares of Parent Common Stock will not exceed ten percent (10%) of the total consideration that will be issued in the Merger to stockholders in exchange for their shares of Company Common Stock. The Parent fractional share interests to which each Company stockholder may be entitled in the Merger will be aggregated and no Company stockholder will receive cash in the amount equal to or greater than the value of one full share of Parent Common Stock.

        19. Except with respect to (i) payments of cash to stockholders in lieu of fractional shares of Parent Common Stock, and (ii) payment of cash (if any) pursuant to Section 2.01(a)(ii) of the Agreement, 100% of the Company Common Stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Company intends that no consideration will be paid or received (directly or indirectly, actually or constructively) for Company Common Stock other than Parent Common Stock.

        20. Except as disclosed on Schedule A hereto, during the Pre-Merger Period, no indebtedness or other obligation of Company or its subsidiaries had been or will be guaranteed by any stockholder of Company (or any person or entity related to a stockholder of Company).

        21. At the Effective Time of the Merger, the fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the aggregate fair market value of the Company Common Stock surrendered in exchange therefor.

        22. No shares of Sub have been or will be used as consideration or issued to stockholders of Company in the Merger.

        23. Parent, Sub, Company and the stockholders of Company will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the Merger.

        24. There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired or will be settled at a discount, and to the best knowledge of the management of Company, Company will assume no liabilities of Sub or any Company stockholder in connection with the Merger.

        25. The terms of the Agreement and all other agreements entered into pursuant thereto are the product of arm's length negotiations.

        26. None of the compensation payments received by any stockholder of Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent Common Stock received by any stockholder of Company will be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation paid to any stockholder of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        27. Company is authorized to make all the representations set forth herein.

    B.  RELIANCE BY YOU IN RENDERING OPINIONS: LIMITATIONS ON YOUR OPINIONS

         1. The undersigned recognizes that (i) your opinions will be based on the representations and statements set forth herein, in the Agreement (including exhibits and schedules thereto) and in the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications and assumptions, including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

         2. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,
                                          NAMIC U.S.A. Corporation
                                          A Delaware Corporation

                                          By: __________________________________

                                          Title: _______________________________

                                 SCHEDULE 1.06
                     OFFICERS OF THE SURVIVING CORPORATION

Cynthia Morris   President and Chief
                 Executive Officer

                                                                      APPENDIX B

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

    VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement"), dated as of October 31, 1994, by and between Phillip H. Morse (the "Stockholder"), and Pfizer Inc., a Delaware corporation (the "Parent").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, the Parent, DART Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Sub"), and NAMIC U.S.A. Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of October 31, 1994 (the "Merger Agreement"), pursuant to which the Sub would be merged with and into the Company on the terms and subject to the conditions described therein (the "Merger"); and

    WHEREAS, the Stockholder owns, of record and beneficially, 4,455,662 shares of the common stock (the "Common Stock"), par value $.01 per share, of the Company (all such shares, together with any additional shares of Common Stock that the Stockholder may acquire during the term hereof, being referred to herein as the "Shares"); and

    WHEREAS, the Parent and the Sub have entered into the Merger Agreement in reliance on the Stockholder's representations, warranties, covenants and other agreements contained herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, it is hereby agreed as follows:

    1.  AGREEMENT TO VOTE AND IRREVOCABLE PROXY.

        1.1 AGREEMENT TO VOTE. The Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, he shall (a) vote all of his Shares in favor of the Merger Agreement, the Merger and other transactions contemplated thereby; and (b) during the period of time commencing on the date hereof and ending on October 31, 1995, vote such Shares against any (i) merger, consolidation, share exchange, business combination or other similar transaction pursuant to which control of the Company would be transferred to any person other than the Parent, or (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of the Company and its subsidiaries taken as a whole, in a single transaction or in a series of transactions. Notwithstanding the foregoing, the Stockholder's agreements set forth herein shall not be construed to obligate him in his capacity as a director of the Company.

        1.2 IRREVOCABLE PROXY. The Stockholder hereby constitutes and appoints the Parent, which shall act by and through P. Nigel Gray or Terence J. Gallagher (each, a "Proxy Holder"), and each of them, with full power of substitution, his true and lawful proxy and attorney-in-fact to (i) vote at the meeting of stockholders of the Company referred to in Section 6.12 of the Merger Agreement all Shares which he beneficially owns as of the record date for such meeting (or to execute any consent of the stockholders of the Company in lieu of such meeting for the number of shares that he beneficially owns as of the date of or record date for such consent) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated thereby, with such modifications to the Merger Agreement as the parties thereto may make and (ii) during the period of time commencing on the date hereof and ending on October 31, 1995, to vote at any meeting of the stockholders of the Company all Shares which he beneficially owns as of the record date for such meeting (or to execute any consent of the stockholders of the Company in lieu of such meeting for the number of Shares that he beneficially owns as of the date of or record date for such consent) against any matter referred to in Section 1.1(b) hereof. Such proxy shall be limited strictly to the power to vote such Shares in the manner set forth in the preceding sentence and shall not extend to any other matters, and the Stockholder shall have the right to vote the Shares on any other matter whatsoever in his sole discretion. The Stockholder acknowledges that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by the Delaware General Corporation Law.

        In the event that the Stockholder fails for any reason to vote his Shares in accordance with the requirements of Section 1.1 hereof, then the Proxy Holder shall have the right to vote such shares in accordance with the provisions of this Section 1.2. The vote of the Proxy Holder shall control in any conflict between the vote by the Proxy Holder of such Shares and a vote by the Stockholder of such Shares.

    2. CERTAIN COVENANTS OF THE STOCKHOLDER. The Stockholder agrees, until this Agreement is terminated in accordance with Section 5 hereof, not to:

        (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any Shares; PROVIDED, HOWEVER, that nothing contained in this Section 2(a) shall prevent the Stockholder from selling, transferring, pledging, encumbering, assigning or otherwise disposing of in the aggregate up to 10% of the Shares that he beneficially owns as of the date hereof in sales made pursuant to the provisions of Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, or gifts to one or more charitable organizations;

        (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

        (c) directly or indirectly solicit or enter into any negotiations with, or furnish or cause to be furnished any information concerning the business or assets of the Company or its subsidiaries to, any person or entity (other than the Parent and the Sub) in connection with any Company Acquisition Proposal (as defined in the Merger Agreement); PROVIDED, HOWEVER, that the foregoing does not restrict the Stockholder from otherwise exercising the fiduciary duties owed by such person to the Company by virtue of his position as a director of the Company; PROVIDED, FURTHER, HOWEVER, that the Stockholder will promptly communicate to the Parent any solicitation or inquiry or proposal relating to a Company Acquisition Proposal received by the Stockholder in writing.

    3.   REPRESENTATIONS AND  WARRANTIES OF  THE STOCKHOLDER.   The  Stockholder
represents and warrants to the Parent as follows:

        3.1 OWNERSHIP OF SHARES. The Shares are owned of record and beneficially by the Stockholder free and clear of all liens, encumbrances, rights to purchase, restrictions and claims of any kind whatsoever, and constitute all the shares of Common Stock owned of record and beneficially by such Stockholder. The Stockholder does not have any rights to acquire any additional shares of Common Stock except pursuant to existing employee stock options.

        3.2 POWER; BINDING AGREEMENT. The Stockholder has full legal right, power and authority to enter into and perform all of his obligations under this Agreement. The execution and delivery of this Agreement by the Stockholder will not violate any other agreement to which he is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of him, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity.

    4. REPRESENTATIONS AND WARRANTIES OF THE PARENT. The Parent represents and warrants to the Stockholder as follows: (a) that the Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance of this Agreement have been duly authorized and approved by all required corporate action on the part of the Parent; (c) this Agreement has been duly executed and delivered by the Parent and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity.

    5. TERMINATION. Anything contained herein to the contrary notwithstanding, this Agreement (other than the provisions of Section 6) shall terminate and be of no further force or effect on the earlier of (i) October 31, 1995 and (ii) the termination of the Merger Agreement: (A) by mutual consent of the parties pursuant to Section 8.01(a) of the Merger Agreement; (B) by the Parent pursuant to Section 8.01(b) of the Merger Agreement; (C) by the Company pursuant to
Section 8.01(b) of the Merger Agreement following a Stipulated Delay (as hereinafter defined); (D) by the Parent or the Company pursuant to Section 8.01(c) of the Merger Agreement or (E) by the Company pursuant to Section 8.01(g) of the Merger Agreement. As used herein, the term "Stipulated Delay" shall mean a delay in the ability of the parties to the Merger Agreement to consummate the Merger and the other transactions contemplated thereby by reason of the failure of any of the conditions set forth in Section 7.01(b) or (c) of the Merger Agreement.

    6. EXPENSES. Each party hereto will pay all of its or his own expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its and his counsel and other advisers.

    7.   AMENDMENT; ASSIGNS.    This Agreement  may  not be  modified,  amended,
altered or supplemented except by an agreement in writing executed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but none of the parties hereto may assign any of its rights, interests or obligations under this Agreement without the prior written consent of the other party.

    8. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall have been duly given when delivered in person, by cable, telegram, telex, telecopy or overnight courier or sent by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

       If to the Parent:

           Pfizer Inc.
           235 East 42nd Street
           New York, New York 10017
           Attention: General Counsel

       With a copy to:

           Weil, Gotshal & Manges
           767 Fifth Avenue
           New York, New York 10153
           Attention: Dennis J. Block, Esq.

       If to the Stockholder:

           Phillip H. Morse
           44 Cunningham Avenue
           Glens Falls, New York 12801

       With a copy to:

           O'Sullivan Graev & Karabell
           30 Rockefeller Plaza
           New York, New York 10112
           Attention: Lawrence G. Graev, Esq.

or to such other address as any party may designate in writing in accordance herewith, except that notices of changes of address will only be effective upon receipt. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, cable, telex or telecopy, on the date of such delivery, (b) in the case of overnight courier, on the next business day after the date when sent and (c) in the case of registered or certified mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

    9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

    10. GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware from time to time without regard to any principles of choice of laws or conflicts of law.

    11. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in another jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

    12. THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

    13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings, express or implied, between the parties with respect to such subject matter.

    14. INJUNCTIVE RELIEF. The parties agree that in the event of a breach of any provision of this Agreement by the Stockholder, the Parent may be without an adequate remedy at law. The parties therefore agree that in the event of a breach by the Stockholder of any provision of this Agreement, the Parent may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the Parent will not be precluded from seeking or obtaining any other relief to which it may be entitled.

    15. USE OF OFFICE. The Stockholder shall, from the date hereof until the second anniversary of the Effective Time (as defined in the Merger Agreement), have the right to continue to use the office currently used by him at the principal headquarters of the Company in Glens Falls, New York.

    IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          __________/s/_PHILIP H. MORSE_________
                                          Phillip H. Morse

                                          PFIZER INC.

                                          By: _________/s/_P. NIGEL GRAY________
                                             Name: P. Nigel Gray
                                             Title: VICE PRESIDENT

                                                                      APPENDIX C

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

    VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement"), dated as of October 31, 1994, by and between Richard H. Morse (the "Stockholder"), and Pfizer Inc., a Delaware corporation (the "Parent").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, the Parent, DART Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Sub"), and NAMIC U.S.A. Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of October 31, 1994 (the "Merger Agreement"), pursuant to which the Sub would be merged with and into the Company on the terms and subject to the conditions described therein (the "Merger"); and

    WHEREAS, the Stockholder owns, of record and beneficially, 1,146,900 shares of the common stock (the "Common Stock"), par value $.01 per share, of the Company (all such shares, together with any additional shares of Common Stock that the Stockholder may acquire during the term hereof, being referred to herein as the "Shares"); and

    WHEREAS, the Parent and the Sub have entered into the Merger Agreement in reliance on the Stockholder's representations, warranties, covenants and other agreements contained herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, it is hereby agreed as follows:

    1.  AGREEMENT TO VOTE AND IRREVOCABLE PROXY.

        1.1 AGREEMENT TO VOTE. The Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, he shall (a) vote all of his Shares in favor of the Merger Agreement, the Merger and other transactions contemplated thereby; and (b) during the period of time commencing on the date hereof and ending on October 31, 1995, vote such Shares against any (i) merger, consolidation, share exchange, business combination or other similar transaction pursuant to which control of the Company would be transferred to any person other than the Parent, or (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of the Company and its subsidiaries taken as a whole, in a single transaction or in a series of transactions. Notwithstanding the foregoing, the Stockholder's agreements set forth herein shall not be construed to obligate him in his capacity as a director of the Company.

        1.2 IRREVOCABLE PROXY. The Stockholder hereby constitutes and appoints the Parent, which shall act by and through P. Nigel Gray or Terence J. Gallagher (each, a "Proxy Holder"), and each of them, with full power of substitution, his true and lawful proxy and attorney-in-fact to (i) vote at the meeting of stockholders of the Company referred to in Section 6.12 of the Merger Agreement all Shares which he beneficially owns as of the record date for such meeting (or to execute any consent of the stockholders of the Company in lieu of such meeting for the number of shares that he beneficially owns as of the date of or record date for such consent) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated thereby, with such modifications to the Merger Agreement as the parties thereto may make and (ii) during the period of time commencing on the date hereof and ending on October 31, 1995, to vote at any meeting of the stockholders of the Company all Shares which he beneficially owns as of the record date for such meeting (or to execute any consent of the stockholders of the Company in lieu of such meeting for the number of Shares that he beneficially owns as of the date of or record date for such consent) against any matter referred to in Section 1.1(b) hereof. Such proxy shall be limited strictly to the power to vote such Shares in the manner set forth in the preceding sentence and shall not extend to any other matters, and the Stockholder shall have the right to vote the Shares on any other matter whatsoever in his sole discretion. The Stockholder acknowledges that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by the Delaware General Corporation Law.

      In the event that the Stockholder fails for any reason to vote his Shares in accordance with the requirements of Section 1.1 hereof, then the Proxy Holder shall have the right to vote such shares in accordance with the provisions of this Section 1.2. The vote of the Proxy Holder shall control in any conflict between the vote by the Proxy Holder of such Shares and a vote by the Stockholder of such Shares.

    2. CERTAIN COVENANTS OF THE STOCKHOLDER. The Stockholder agrees, until this Agreement is terminated in accordance with Section 5 hereof, not to:

        (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any Shares; PROVIDED, HOWEVER, that nothing contained in this Section 2(a) shall prevent the Stockholder from selling, transferring, pledging, encumbering, assigning or otherwise disposing of in the aggregate up to 10% of the Shares that he beneficially owns as of the date hereof in sales made pursuant to the provisions of Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, or gifts to one or more charitable organizations;

        (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

        (c) directly or indirectly solicit or enter into any negotiations with, or furnish or cause to be furnished any information concerning the business or assets of the Company or its subsidiaries to, any person or entity (other than the Parent and the Sub) in connection with any Company Acquisition Proposal (as defined in the Merger Agreement); PROVIDED, HOWEVER, that the foregoing does not restrict the Stockholder from otherwise exercising the fiduciary duties owed by such person to the Company by virtue of his position as a director of the Company; PROVIDED, FURTHER, HOWEVER, that the Stockholder will promptly communicate to the Parent any solicitation or inquiry or proposal relating to a Company Acquisition Proposal received by the Stockholder in writing.

    3.   REPRESENTATIONS  AND WARRANTIES  OF THE  STOCKHOLDER.   The Stockholder
represents and warrants to the Parent as follows:

        3.1 OWNERSHIP OF SHARES. The Shares are owned of record and beneficially by the Stockholder free and clear of all liens, encumbrances, rights to purchase, restrictions and claims of any kind whatsoever, and constitute all the shares of Common Stock owned of record and beneficially by such Stockholder. The Stockholder does not have any rights to acquire any additional shares of Common Stock except pursuant to existing employee stock options.

        3.2 POWER; BINDING AGREEMENT. The Stockholder has full legal right, power and authority to enter into and perform all of his obligations under this Agreement. The execution and delivery of this Agreement by the Stockholder will not violate any other agreement to which he is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of him, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity.

    4. REPRESENTATIONS AND WARRANTIES OF THE PARENT. The Parent represents and warrants to the Stockholder as follows: (a) that the Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance of this Agreement have been duly authorized and approved by all required corporate action on the part of the Parent; (c) this Agreement has been duly executed and delivered by the Parent and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and to general principles of equity.

    5. TERMINATION. Anything contained herein to the contrary notwithstanding, this Agreement (other than the provisions of Section 6) shall terminate and be of no further force or effect on the earlier of (i) October 31, 1995 and (ii) the termination of the Merger Agreement: (A) by mutual consent of the parties pursuant to Section 8.01(a) of the Merger Agreement; (B) by the Parent pursuant to Section 8.01(b) of the Merger Agreement; (C) by the Company pursuant to
Section 8.01(b) of the Merger Agreement following a Stipulated Delay (as hereinafter defined); (D) by the Parent or the Company pursuant to Section 8.01(c) of the Merger Agreement; or (E) by the Company pursuant to Section 8.01(g) of the Merger Agreement. As used herein, the term "Stipulated Delay" shall mean a delay in the ability of the parties to the Merger Agreement to consummate the Merger and the other transactions contemplated thereby by reason of the failure of any of the conditions set forth in Section 7.01(b) or (c) of the Merger Agreement.

    6. EXPENSES. Each party hereto will pay all of its or his own expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its and his counsel and other advisers.

    7. AMENDMENT; ASSIGNS. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but none of the parties hereto may assign any of its rights, interests or obligations under this Agreement without the prior written consent of the other party.

    8. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall have been duly given when delivered in person, by cable, telegram, telex, telecopy or overnight courier or sent by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

       If to the Parent:

           Pfizer Inc.
           235 East 42nd Street
           New York, New York 10017
           Attention: General Counsel

       With a copy to:

           Weil, Gotshal & Manges
           767 Fifth Avenue
           New York, New York 10153
           Attention: Dennis J. Block, Esq.

       If to the Stockholder:

           Richard H. Morse
           251 Washington Street
           Duxbury, Massachusetts 02332

       With a copy to:

           O'Sullivan Graev & Karabell
           30 Rockefeller Plaza
           New York, New York 10112
           Attention: Lawrence G. Graev, Esq.

or to such other address as any party may designate in writing in accordance herewith, except that notices of changes of address will only be effective upon receipt. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, cable, telex or telecopy, on the date of such delivery, (b) in the case of overnight courier, on the next business day after the date when sent and (c) in the case of registered or certified mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

    9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

    10. GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware from time to time without regard to any principles of choice of laws or conflicts of law.

    11. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in another jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

    12. THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

    13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings, express or implied, between the parties with respect to such subject matter.

    14. INJUNCTIVE RELIEF. The parties agree that in the event of a breach of any provision of this Agreement by the Stockholder, the Parent may be without an adequate remedy at law. The parties therefore agree that in the event of a breach by the Stockholder of any provision of this Agreement, the Parent may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the Parent will not be precluded from seeking or obtaining any other relief to which it may be entitled.

    IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          _________/s/_RICHARD H. MORSE_________
                                          Richard H. Morse

                                          PFIZER INC.

                                          By: _________/s/_P. NIGEL GRAY________
                                             Name: P. Nigel Gray
                                             Title: VICE PRESIDENT

                                                                      APPENDIX D

                    [LETTERHEAD OF DILLON, READ & CO. INC.]

October 30, 1994
NAMIC U.S.A. Corporation
Pruyn's Island
Glens Falls, NY 12801
To The Board of Directors:

    You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of common stock, par value $0.01 per share ("Company Common Stock"), of NAMIC U.S.A. Corporation ("NAMIC" or the "Company") pursuant to an Agreement and Plan of Merger, to be dated as of October 31, 1994 (the "Agreement"), among NAMIC, Pfizer Inc. ("Pfizer") and Dart Acquisition Corporation, a wholly-owned subsidiary of Pfizer ("Sub"). The Agreement provides for a merger of Sub with and into NAMIC (the "Merger"), and NAMIC will become a wholly-owned subsidiary of Pfizer.

    In the event the Merger is consummated, each outstanding share of Company Common Stock shall be converted into the right to receive 0.24599 shares of Pfizer common stock, par value $0.10 per share ("Pfizer Common stock"). The terms and conditions of the Merger are more fully set forth in the Agreement.

    Dillon, Read & Co. Inc. has acted as financial advisor to NAMIC in connection with the Merger and will receive a fee upon consummation thereof.

    In arriving at our opinion we have reviewed the Agreement and have examined certain publicly available information relating to the business, financial condition and operations of NAMIC, as well as certain financial and other information furnished to us by NAMIC that is not publicly available, including projections prepared by the management of NAMIC. We have met with certain senior officers of NAMIC to discuss the operations, financial condition, history and prospects of NAMIC. We have reviewed historical common stock price and trading volume data relating to NAMIC and analyzed the consideration to be received by holders of Company Common Stock in relation to, among other measures, market price, historical earnings, future earnings potential, cash flow and book value of NAMIC's business. We have considered the financial terms of certain other recent merger and acquisition transactions which we believe to be generally comparable to the Merger, and have analyzed certain publicly available information, including financial information, relating to public companies whose operations we deemed comparable to those of NAMIC.

    In addition, we have also examined certain publicly available information relating to the business, financial condition and operations of Pfizer. We have also met with certain senior officers of Pfizer to discuss the operations, financial condition, history and prospects of Pfizer. We have considered certain financial and stock market data of Pfizer and have compared that information to similar data for publicly-held companies in businesses similar to that of Pfizer. Finally, we have conducted such other analyses and examinations as we have deemed necessary in arriving at our opinion.

    Dillon, Read & Co. Inc. conducted discussions with a limited number of parties with respect to a business combination with NAMIC and was not authorized to conduct, and did not conduct, an "auction process" with respect to the solicitation of proposals regarding a business combination with NAMIC. In the course of our analysis we have relied upon the accuracy and completeness in all material respects of the publicly available financial information, and non-public financial and other information provided to us by NAMIC and Pfizer, which we have not independently verified. We have not made, requested or received any independent appraisal of the assets or liabilities (contingent or otherwise) of NAMIC or Pfizer. With respect to the financial projections, estimates and analyses provided to us by NAMIC, we have assumed with your permission, that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to future financial performance. Our opinion herein is based upon market, economic and other circumstances existing and disclosed to us as of the date hereof.

    Subject to the foregoing, we are of the opinion, as of the date hereof, that the consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair to the stockholders of NAMIC from a financial point of view.

                                          Very truly yours,
                                          Dillon, Read & Co. Inc.

                                                                      APPENDIX E

                        DELAWARE GENERAL CORPORATION LAW

    262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; AND THE WORDS "DEPOSITORY RECEIPT" MEAN A RECEIPT OR OTHER
INSTRUMENT ISSUED BY A DEPOSITORY REPRESENTING AN INTEREST IN ONE OR MORE SHARES, OR FRACTIONS THEREOF, SOLELY OF STOCK OF A CORPORATION, WHICH STOCK IS DEPOSITED WITH THE DEPOSITARY.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock(1), WHICH STOCK, OR DEPOSITORY RECEIPTS IN RESPECT THEREOF, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000(2) HOLDERS; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the(2) HOLDERS of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, OR DEPOSITORY RECEIPTS IN RESPECT THEREOF;

     b. Shares of stock or any other corporation(1), OR DEPOSITORY RECEIPTS IN RESPECT THEREOF, WHICH SHARES OF STOCK OR DEPOSITORY RECEIPTS at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000(2) HOLDERS;

     c. Cash in lieu of fractional shares(3) OR FRACTIONAL DEPOSITORY RECEIPTS described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, DEPOSITORY RECEIPTS and cash in lieu of fractional shares OR FRACTIONAL DEPOSITORY RECEIPTS described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published by the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonably attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262. L. '94, eff. 7-1-94.)

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                            NAMIC U.S.A. CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Cynthia L. Morris and David W. Gilmour, each with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of NAMIC U.S.A. Corporation held of record on January 30, 1995, by the undersigned at the Special Meeting of Stockholders to be held at The Rockefeller Center Club, 30 Rockefeller Plaza, Radio City Room, 64th Floor, New York, NY 10112 on March 15, 1995, at 9:00 a.m. E.S.T., and at any adjournment(s) or postponement(s) thereof, as stated on the reverse side.

    Each stockholder may revoke a previously executed proxy at any time before it is voted by voting in person at the Special Meeting, by giving written notice of revocation to the Secretary of NAMIC U.S.A. Corporation or by delivering a later dated proxy. Attendance at the Special Meeting without further action will not automatically revoke a proxy.

/X/ PLEASE MARK YOUR VOTES AS SHOWN
____ Shares of Common Stock

                          (Continued on reverse side)

PROPOSAL 1:  APPROVAL AND ADOPTION  OF THE  AMENDED AND  RESTATED AGREEMENT  AND
             PLAN OF MERGER DATED AS OF OCTOBER 31, 1994, AMONG PFIZER INC. ("PFIZER"), DART ACQUISITION CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PFIZER ("MERGER SUB"), AND NAMIC U.S.A. CORPORATION ("NAMIC"), AND THE MERGER (THE "MERGER") OF MERGER SUB WITH AND INTO NAMIC, WITH NAMIC SURVIVING THE MERGER AS A WHOLLY-OWNED SUBSIDIARY OF PFIZER, WHEREBY (I) EACH ISSUED AND OUTSTANDING SHARE OF COMMON STOCK, $.01 PAR VALUE, OF NAMIC (THE "NAMIC COMMON STOCK") WILL BE CONVERTED INTO .24599 OF ONE SHARE OF THE COMMON STOCK, $.10 PAR VALUE, OF PFIZER (THE "PFIZER COMMON STOCK") AND, SINCE THE
             EFFECTIVE TIME OF THE MERGER IS AFTER THE RECORD DATE FOR THE DIVIDEND OF $.52 PER SHARE DECLARED BY PFIZER'S BOARD OF DIRECTORS ON THE PFIZER COMMON STOCK IN THE FIRST QUARTER OF CALENDAR YEAR 1995, A CASH PAYMENT EQUAL TO THE PRODUCT OF .24599 AND THE AMOUNT OF SUCH PER SHARE QUARTERLY CASH DIVIDEND AND (II) EACH OUTSTANDING OPTION TO PURCHASE NAMIC COMMON STOCK, WHETHER OR NOT THEN
             EXERCISABLE, WILL BE CONVERTED INTO THE RIGHT TO RECEIVE A CASH PAYMENT (NET OF ANY WITHHOLDING TAX) IN AN AMOUNT EQUAL TO THE EXCESS, IF ANY, OF $18.00 OVER THE EXERCISE PRICE OF SUCH OPTION.

      FOR             AGAINST           ABSTAIN
      / /               / /               / /

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE SPECIAL MEETING AND AT ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED HEREIN. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER DESCRIBED IN PROPOSAL 1.

    NOTE: Please sign exactly as your name appears on this proxy. If joint owners, BOTH must sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.
                      Date: ______________________________ , 1995
                      ______________              ______________________________
                                       Signature  Signature

                                    PART II.
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Article V, Section 1 of its By-laws, Pfizer shall indemnify directors and officers who are or who have been made a party to or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by applicable law as it presently exists or may hereinafter be amended (discussed below). Pfizer is insured against actions taken pursuant to its By-laws and the directors and officers are insured directly at Pfizer's expense against such liabilities for which indemnification is not made. Pfizer has entered into agreements with its directors and certain of its officers requiring Pfizer to indemnify such persons to the fullest extent permitted by Pfizer's By-laws.

    Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless the Court determines that such person is fairly and reasonably entitled to indemnity for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith or resulting therefrom. Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents of the corporation also may be advanced to such employee or agent upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses are not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)     --      Exhibits
        2.1      --      Amended and Restated Agreement and  Plan of Merger, dated  as of October 31,  1994, among  NAMIC  U.S.A.  Corporation,  Pfizer Inc.  and  Dart  Acquisition Corporation
                         (included as  Appendix  A to  the  Proxy  Statement/Prospectus that  forms  a  part hereof).
        2.2      --      Voting  Agreement  and Irrevocable  Proxy, dated  as of  October 31,  1994, between
                         Pfizer  Inc.  and  Phillip  H.  Morse   (included  as  Appendix  B  to  the   Proxy
                         Statement/Prospectus that forms a part hereof).
        2.3      --      Voting  Agreement  and Irrevocable  Proxy, dated  as of  October 31,  1994, between
                         Pfizer  Inc.  and  Richard  H.  Morse   (included  as  Appendix  C  to  the   Proxy
                         Statement/Prospectus that forms a part hereof).

        5        --      Opinion of Weil, Gotshal & Manges.
        8        --      Opinion of O'Sullivan Graev & Karabell, LLP.
       12        --      Computation  of Ratio  of Earnings to  Fixed Charges (incorporated  by reference to
                         Exhibit 12 of the Company's  Annual Report on Form 10-K  For the Fiscal Year  ended
                         December  31, 1993 and the Company's interim  report on Form 10-Q for the quarterly period ended October 2, 1994.)
       15        --      Acknowledgement of KPMG Peat Marwick LLP, independent certified public accountants.
       23(i)     --      Consent of Weil, Gotshal & Manges (included in Exhibit 5 hereto).
       23(ii)    --      Consent of O'Sullivan Graev & Karabell, LLP (included in Exhibit 8 hereto).
       23(iii)    --     Consents of KPMG Peat Marwick LLP, independent certified public accountants.
       23(iv)    --      Consent of Coopers & Lybrand L.L.P., independent certified public accountants.
       23(v)     --      Consent of Dillon, Read & Co. Inc.
         (b)     --      Financial Statement Schedules of NAMIC U.S.A. Corporation
                 --      Report of Coopers & Lybrand, L.L.P.
                 --      Report of KPMG Peat Marwick LLP
        V        --      Property, Plant and Equipment
       VI        --      Accumulated  Depreciation,  Depletion  and  Amortization  of  Property,  Plant  and
                         Equipment
     VIII        --      Valuation and Qualifying Accounts
       IX        --      Short-term Borrowings
        X        --      Supplementary Income Statement Information

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4.10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 12th day of December, 1994.

                                          Pfizer Inc.
                                          (Registrant)

                                          By: ____/s/_WILLIAM C. STEERE, JR.____
                                                    William C. Steere, Jr.
                                                    CHAIRMAN OF THE BOARD
                                                 AND CHIEF EXECUTIVE OFFICER

Dated: December 12, 1994

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

                                                        Chairman of the Board, Chief
              /s/WILLIAM C. STEERE, JR.                  Executive Officer Director          December 12, 1994
                William C. Steere, Jr.                   (Principal Executive Officer)

                                                        Executive Vice President and
                /s/HENRY A. MCKINNELL                    Chief Financial Officer             December 12, 1994
                  Henry A. McKinnell                     (Principal Financial Officer)

                  /s/HERBERT V. RYAN                    Controller (Principal Accounting
                   Herbert V. Ryan                       Officer)                            December 12, 1994

                 /s/EDWARD C. BESSEY
                   Edward C. Bessey                     Director                             December 12, 1994

                 /s/M. ANTHONY BURNS
                   M. Anthony Burns                     Director                             December 12, 1994

                /s/GRACE J. FIPPINGER
                  Grace J. Fippinger                    Director                             December 12, 1994

                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

                   George B. Harvey                     Director                             December   , 1994

                /s/CONSTANCE J. HORNER
                 Constance J. Horner                    Director                             December 12, 1994

               /s/STANLEY O. IKENBERRY
                 Stanley O. Ikenberry                   Director                             December 12, 1994

                /s/THOMAS G. LABRECQUE
                 Thomas G. Labrecque                    Director                             December 12, 1994

                   /s/JAMES T. LYNN
                    James T. Lynn                       Director                             December 12, 1994

                   /s/PAUL A. MARKS
                    Paul A. Marks                       Director                             December 12, 1994

                   /s/JOHN R. OPEL
                     John R. Opel                       Director                             December 12, 1994

               /s/EDMUND T. PRATT, JR.
                 Edmund T. Pratt, Jr.                   Director                             December 12, 1994

                /s/FRANKLIN D. RAINES
                  Franklin D. Raines                    Director                             December 12, 1994

                 /s/FELIX G. ROHATYN
                   Felix G. Rohatyn                     Director                             December 12, 1994

                 /s/JEAN-PAUL VALLES
                   Jean-Paul Valles                     Director                             December 12, 1994

                     REPORT OF INDEPENDENT AUDITORS' REPORT
                        ON FINANCIAL STATEMENT SCHEDULES

Stockholders and Board of Directors, NAMIC U.S.A. Corporation:

Our report on the consolidated financial statements of NAMIC U.S.A. Corporation and subsidiaries as of and for the year ended May 31, 1994 is included in the Proxy Statement/Prospectus. In connection with our audit of such financial statements, we have also audited the related financial statement schedules as listed on the accompanying index.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all materially respects, the information required to be included therein.

                                          /s/ Coopers & Lybrand, L.L.P.
                                          Coopers & Lybrand, L.L.P.
Albany, New York
July 1, 1994

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
NAMIC U.S.A. Corporation:

Under date of July 9, 1993, we reported on the consolidated balance sheet of NAMIC U.S.A. Corporation and subsidiaries as of May 31, 1993, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the two-year period ended May 31, 1993, as contained in the Proxy Statement/Prospectus. These consolidated financial statements and our report thereon are included in the Proxy Statement/Prospectus. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related consolidated financial statement schedules for the years ended May 31, 1993 and 1992 as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP
Albany, New York
July 9, 1993

                                                                      SCHEDULE V

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                         PROPERTY, PLANT AND EQUIPMENT
                    YEARS ENDED MAY 31, 1994, 1993 AND 1992

                                       BALANCE AT                                                  BALANCE AT
                                       BEGINNING      ACQUIRED      ADDITIONS                         END
          CLASSIFICATION                OF YEAR      ASSETS (B)      AT COST       RETIREMENTS      OF YEAR
- -----------------------------------  --------------  -----------  --------------  -------------  --------------
Land...............................  $       80,339  $   --       $     --        $    --        $       80,339
Buildings and building
 improvements......................       8,549,470      --             --             --             8,549,470
Machinery and equipment............      17,325,345      207,971       5,875,572(A)       588,145     22,820,743
Leasehold improvements.............       1,800,184       29,457         234,904       --             2,064,545
Furniture and fixtures.............       1,742,208       31,343         157,252          4,713       1,926,090
                                     --------------  -----------  --------------  -------------  --------------
Balance at May 31, 1992............  $   29,497,546  $   268,771  $    6,267,728  $     592,858  $   35,441,187
                                     --------------  -----------  --------------  -------------  --------------
                                     --------------  -----------  --------------  -------------  --------------
Land...............................  $       80,339  $   --       $     --        $    --        $       80,339
Buildings and building
 improvements......................       8,549,470      --             --             --             8,549,470
Machinery and equipment............      22,820,743      --           10,861,734(A)       637,335     33,045,142
Leasehold improvements.............       2,064,545      --            1,005,105(C)      --           3,069,650
Furniture and fixtures.............       1,926,090      --              167,759          1,813       2,092,036
                                     --------------  -----------  --------------  -------------  --------------
Balance at May 31, 1993............  $   35,441,187  $   --       $   12,034,598  $     639,148  $   46,836,637
                                     --------------  -----------  --------------  -------------  --------------
                                     --------------  -----------  --------------  -------------  --------------
Land...............................  $       80,339  $   --       $     --        $    --        $       80,339
Buildings and building
 improvements......................       8,549,470      --            2,674,305(D)       230,396     10,993,379
Machinery and equipment............      33,045,142      --            4,206,181(A)     1,307,434     35,943,889
Leasehold improvements.............       3,069,650      --              281,339       --             3,350,989
Furniture and fixtures.............       2,092,036      --               60,686         13,809       2,138,913
                                     --------------  -----------  --------------  -------------  --------------
Balance at May 31, 1994............  $   46,836,637  $   --       $    7,222,511  $   1,551,639  $   52,507,509
                                     --------------  -----------  --------------  -------------  --------------
                                     --------------  -----------  --------------  -------------  --------------

- ------------------------

(A) Additions principally relate to data processing equipment, production equipment, mold equipment and an aircraft.

(B) Acquired assets are the result of the NAMIC Caribe Merger.

(C) The Company constructed an addition to its manufacturing facility. The addition was funded by the proceeds from the Offering.

(D) Additions principally relate to construction of a facility in Tullamore, Ireland.

                                                                     SCHEDULE VI

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
              ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION
                        OF PROPERTY, PLANT AND EQUIPMENT
                    YEARS ENDED MAY 31, 1994, 1993 AND 1992

                                                       BALANCE AT
                                                       BEGINNING       ADDITIONS                   BALANCE AT END
                  CLASSIFICATION                        OF YEAR         AT COST      RETIREMENTS      OF YEAR
- ---------------------------------------------------  --------------  -------------  -------------  --------------
Buildings and building improvements................  $    1,788,361  $     425,469  $    --        $    2,213,830
Machinery and equipment............................       7,351,965      1,990,431        521,511       8,820,885
Leasehold improvements.............................         352,352        128,285       --               480,637
Furniture and fixtures.............................         841,619        152,185          3,215         990,589
                                                     --------------  -------------  -------------  --------------
Balance at May 31, 1992............................  $   10,334,297  $   2,696,370  $     524,726  $   12,505,941
                                                     --------------  -------------  -------------  --------------
                                                     --------------  -------------  -------------  --------------
Buildings and building improvements................  $    2,213,830  $     425,468  $    --        $    2,639,298
Machinery and equipment............................       8,820,885      2,400,813        379,307      10,842,391
Leasehold improvements.............................         480,637        171,140       --               651,777
Furniture and fixtures.............................         990,589        181,196          1,254       1,170,531
                                                     --------------  -------------  -------------  --------------
Balance at May 31, 1993............................  $   12,505,941  $   3,178,617  $     380,561  $   15,303,997
                                                     --------------  -------------  -------------  --------------
                                                     --------------  -------------  -------------  --------------
Buildings and building improvements................  $    2,639,298  $     423,965  $         610  $    3,062,653
Machinery and equipment............................      10,842,391      2,839,301      1,258,088      12,423,604
Leasehold improvements.............................         651,777        210,081       --               861,858
Furniture and fixtures.............................       1,170,531        186,501          6,301       1,350,731
                                                     --------------  -------------  -------------  --------------
Balance at May 31, 1994............................  $   15,303,997  $   3,659,848  $   1,264,999  $   17,698,846
                                                     --------------  -------------  -------------  --------------
                                                     --------------  -------------  -------------  --------------

                                                                   SCHEDULE VIII

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS
                    YEARS ENDED MAY 31, 1994, 1993 AND 1992

                                                                              ADDITIONS
                                                                      --------------------------
                                              BALANCE AT              CHARGED TO    CHARGED TO                 BALANCE AT
                                               BEGINNING   ACQUIRED    COSTS AND       OTHER                       END
                DESCRIPTION                     OF YEAR     RESERVE    EXPENSES      ACCOUNTS     DEDUCTIONS     OF YEAR
- --------------------------------------------  -----------  ---------  -----------  -------------  -----------  -----------
Year ended May 31, 1992:
  Allowance for doubtful accounts (deducted
   from accounts receivable)................  $    70,000  $  15,000   $  96,581     $  --         $  66,581   $   115,000
  Inventory-reserve for obsolescence
   (deducted from inventory)................      190,000     40,000      80,000        --            --           310,000

Year ended May 31, 1993:
  Allowance for doubtful accounts (deducted
   from accounts receivable)................      115,000     --           3,285        --             3,285       115,000
  Inventory-reserve for obsolescence
   (deducted from inventory)................      310,000     --          --            --            --           310,000

Year ended May 31, 1994:
  Allowance for doubtful accounts (deducted
   from accounts receivable)................      115,000     --           2,401        --             2,401       115,000
  Inventory-reserve for obsolescence
   (deducted from inventory)................      310,000     --          50,000        --            --           360,000

                                                                     SCHEDULE IX

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                             SHORT-TERM BORROWINGS
                    YEARS ENDED MAY 31, 1994, 1993 AND 1992

                                                                       MAXIMUM        AVERAGE       WEIGHTED
                                                                       AMOUNT         AMOUNT      AVERAGE DAILY
                                                     WEIGHTED        OUTSTANDING    OUTSTANDING   INTEREST RATE
                                    BALANCE AT        AVERAGE          DURING         DURING         DURING
           DESCRIPTION              END OF YEAR  INTEREST RATE (A)    THE YEAR     THE YEAR (B)   THE YEAR (C)
- ----------------------------------  -----------  -----------------  -------------  -------------  -------------
Year ended May 31, 1992:
  Banks...........................   $  --                9.16%     $   6,157,806  $   2,837,779         8.61%
                                    -----------            ---      -------------  -------------        -----
                                    -----------            ---      -------------  -------------        -----

Year ended May 31, 1993:
  Banks...........................   $  --              --          $    --        $    --             --
                                    -----------            ---      -------------  -------------        -----
                                    -----------            ---      -------------  -------------        -----

Year ended May 31, 1994:
  Banks...........................   $  --                5.81%     $   1,500,000  $      57,397         6.15%
                                    -----------            ---      -------------  -------------        -----
                                    -----------            ---      -------------  -------------        -----

- ------------------------

(A) The weighted average interest rate during the year was computed by dividing interest expense related to such borrowings by the weighted average daily amount of borrowings outstanding during the year.

(B) The average amount outstanding during the year was computed by dividing the weighted average daily amount of borrowings outstanding during the year by 365.

(C) The weighted average daily interest rate during the year was computed by multiplying the interest rates charged on the borrowings by the number of days the rates were charged and dividing by the total number of days interest was charged.

                                                                      SCHEDULE X

                   NAMIC U.S.A. CORPORATION AND SUBSIDIARIES
                     SUPPLEMENTARY INCOME STATEMENT INFORMATION
                      YEARS ENDED MAY 31, 1994, 1993 AND 1992

                                                                   CHARGED TO COSTS AND EXPENSES
                                                               -------------------------------------
                                                                  1994         1993         1992
                                                               -----------  -----------  -----------
Maintenance and repairs......................................  $   885,204  $   696,399  $   623,445
                                                               -----------  -----------  -----------
                                                               -----------  -----------  -----------

Royalties, taxes other than payroll and income taxes and advertising costs are not set forth inasmuch as each item does not exceed one percent of total sales as shown in the related consolidated statements of earnings.